EXHIBIT 2.1

EXECUTION VERSION

DATED 18 SEPTEMBER 2025

(1) THE A SHARE SELLERS (AS DEFINED HEREIN)

AND

(2) THE B SHARE MANAGEMENT SELLERS (AS DEFINED HEREIN)

AND

(3) ZEDRA TRUST COMPANY (GUERNSEY) LIMITED

AND

(4) THE BUYER (AS DEFINED HEREIN)

AND

(5) THE BUYER GUARANTOR (AS DEFINED HEREIN)

SHARE PURCHASE DEED

FOR THE SALE AND PURCHASE OF SHARES IN

INIGO LIMITED

- i -

Schedule 1 Completion Requirements	77

Part A Sellers’ Obligations	77

Part B Buyer’s Obligations	79

Schedule 2 Seller Warranties	80

Schedule 3 Limitations on the Sellers’ Liability	82

Schedule 4 Buyer Warranties	90

Schedule 5 Completion Statement and Accounting Policies	92

Part A Accounting Policies	92

Part B Form of Completion TNAV Statement	92

Schedule 6 Voting Power of Attorney	93

Schedule 7 Conduct of Business Pending Completion	94

Schedule 8 Allocation of Consideration	100

Part A Allocation of Consideration Among A Share Sellers	100

Part B Allocation of Consideration Among B Share Management Sellers	101

Schedule 9 Management Rollover Tables	102

Schedule 10 Restricted Period	103

Schedule 11 Details of the Group Entities	104

Part A Company, Subsidiaries and LB Cell	104

Part B Other Entities	104

Agreed Form Documents

1.	Share Transfer Forms

2.	Indemnity in respect of Seller’s share certificates

3.	Letters of resignation of the applicable directors of the members of the Group

4.	Data Room Index

5.	Deed of Adherence

6.	Escrow Agreement

7.	Officer Certificate

8.	Agreed Announcements

- ii -

THIS DEED is made on 18 September 2025.

BETWEEN:

(1)	THE SEVERAL PERSONS whose names and addresses are set out in column 1 of Part A of Schedule 8 (collectively, the “A Share Sellers”);

(2)	THE SEVERAL PERSONS whose names and addresses are set out in column 1 of Part B of Schedule 8 (collectively, the “B Share Management Sellers”);

(3)

ZEDRA TRUST COMPANY (GUERNSEY) LIMITED, a company incorporated in Guernsey (registered no. 24531), whose registered office is First Floor, Le Marchant House, St. Peter Port, Guernsey, GY1 1GR, Channel Islands acting in its capacity as trustee of the EBT (“EBT Trustee”) and nominee for each B Share Management Seller (the “Nominee” and together with the B Share Management Sellers, the “B Share Sellers”);

(4)	RADIAN US HOLDINGS INC., a Delaware corporation whose principal executive office is at 550 East Swedesford Rd., Suite 350, Wayne, PA 19087 (the “Buyer”); and

(5)	RADIAN GROUP INC., a Delaware corporation whose principal executive office is at 550 East Swedesford Rd., Suite 350, Wayne, PA 19087(the “Buyer Guarantor”).

RECITALS:

(A)	The Company is wholly owned by the Sellers.

(B)

The Sellers have agreed to sell or procure the sale of, and the Buyer has agreed to purchase, the Shares (as defined below) upon the terms of, and subject to the conditions of, this Deed (the “Transaction”).

(C)	The Buyer Guarantor will benefit from the execution, delivery and performance of this Deed and therefore has agreed to guarantee the performance of certain obligations of the Buyer under this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, the following words and expressions shall, unless otherwise specified or the context otherwise requires, have the following meanings:

“2025 Lloyd’s Syndicate Business Plan” means the business plan for the Syndicate for the 2025 Year of Account as approved by the Council of Lloyd’s;

“2026 Lloyd’s Syndicate Business Plan” means the business plan for the Syndicate for the 2026 Year of Account as shall be finally approved by the Council of Lloyd’s after the date of this Deed;

“A Ordinary Shares” means the fully paid issued A ordinary shares of US$ 0.01 each in the Company;

“A Share Sellers” has the meaning given to it in the preamble of this Deed;

“Accounting Period” means any period by reference to which any Income, Profits or Gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

“Accredited Investor” has the meaning given to it in Rule 501(a) under the rules and regulations adopted by United States Securities and Exchange Commission under the Securities Act of 1933, as amended;

“Act” means the Companies Act 2006;

“Actual Completion TNAV” means the Completion TNAV as set out in the Final Completion Statement as finally determined in accordance with this Deed;

“Adjusted Base Consideration” has the meaning set forth in Clause 4.1.2;

“Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person; provided that any portfolio company of any Investor Seller or Minority Shareholder shall not be deemed an Affiliate of such Investor Seller or Minority Shareholder and for the purposes of this definition, “control” shall mean, with respect to any other person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies of such person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), and the term “controlled” should be construed accordingly. For the avoidance of doubt, in relation to the Investor Sellers and Minority Shareholders, an Affiliate shall also include:

(a)

any Investment Fund of which: (i) that Investor Seller or Minority Shareholder (or any group undertaking of, or any (direct or indirect) shareholder in, that Investor Seller or Minority Shareholder); or (ii) that Investor Seller’s or Minority Shareholder’s (or any group undertaking of that Investor Seller’s or Minority Shareholder’s) general partner, trustee, nominee, manager or adviser, is a general partner, trustee, nominee, manager or adviser;

(b)	any separate accounts managed by that Investor Seller or Minority Shareholder;

(c)	any group undertaking of that Investor Seller or Minority Shareholder or of that Investor Seller’s or Minority Shareholder’s general partner, trustee, nominee, manager, adviser;

(d)

any general partner, trustee, nominee, operator, arranger or manager of, adviser to that Investor Seller or Minority Shareholder (or of, to or in any group undertaking of that Investor Seller or Minority Shareholder) or of, to or in any Fund referred to in (a) above or of, to or in any group undertaking referred to in (c) above; or

(e)	any subsidiary or person directly or indirectly Controlled by the Investor Seller or Minority Shareholder from time to time,

in each case excluding any portfolio company or operating company (or any investee company or holding company incorporated for the purposes of holding an investment in such portfolio or operating company) other than Enstar Group Limited and its group undertakings;

“Agreed Announcements” means the announcements in relation to the Transaction to be issued by each of the Buyer and the Company on or after the date of this Deed in the agreed form;

“Allocation Table” means each table in the form set out in Part A and Part B of Schedule 8;

“All-In Option” means an option granted under the Share Option Plan that is identified as “All-In” in the relevant award letter;

“All-In Option Cash Amount” means an amount equal to the number of Shares subject to All-In Options granted under the Share Option Plan which are outstanding as at the date of this Deed, and have not lapsed in accordance with their terms immediately prior to Completion, multiplied by the notional value which the holders of such All-In Options would have received if they had exercised their All-In Options to the greatest extent possible, acquired Shares and sold them under the terms of this Deed plus any amount of any employer National Insurance contributions and apprenticeship levy (or any non-UK equivalent) payable by the Group in respect of the payment of such amount;

“All-In Option Net Cash Amount” means a value equal to the number of Shares subject to All-In Options granted under the Share Option Plan which are outstanding immediately prior to Completion, multiplied by the notional value which the optionholders would have received if they had exercised their All-In Options to the greatest extent possible, acquired Shares and sold them under the terms of this Deed;

“Articles” means the articles of association of the Company as amended from time to time;

“B Ordinary Shares” means the fully paid issued B ordinary shares of US$ 0.01 each in the Company;

“B Share Management Sellers” has the meaning given to it in the preamble of this Deed;

“Base Consideration Amount” has the meaning given to it Clause 4.1;

“Burdensome Remedy” means any condition, term or undertaking required by a Governmental Authority that would require the Buyer or any of its Affiliates to contribute, pay, assume or otherwise provide (directly or indirectly) additional investment, cost (including assumption of liabilities) or capital contribution to the Group which, as at the date of issuance of such condition, term or undertaking, is quantifiable and in excess of $50 million (whether some or all of such amount is to be contributed, paid, assumed or otherwise provided on such date and/or a commitment is required from the Buyer to do so on another date(s) in the future), provided that, where any amount of such investment, cost (including assumption of liabilities) or capital contribution is not specifically quantifiable as at the date of issuance of such condition, term or undertaking, such amount shall be calculated on a best estimate basis and agreed by the Buyer and the Investor Sellers (each acting reasonably) in consultation with the Company provided that Clauses 3.3.1 to 3.3.9 shall apply if the Buyer and Investor Sellers are unable to agree such amount within 10 Relevant Business Days of the condition, term or undertaking being imposed (for the avoidance of doubt such quantifiable and non-quantifiable costs shall not exceed $50 million in the aggregate);

“Business Day” means a day other than a day on which banks generally are not open for business or for inter-bank business in any of the following:

(a)	New York, United States of America;

(b)	England and Wales;

(c)	Quebec, for as long as an Investor Seller or a parent undertaking of an Investor Seller has its registered office, or is incorporated, in such jurisdiction;

(d)	Luxembourg, for as long as an Investor Seller or a parent undertaking of an Investor Seller has its registered office, or is incorporated, in such jurisdiction; or

(e)	Qatar, for as long as an Investor Seller or a parent undertaking of an Investor Seller has its registered office, or is incorporated, in such jurisdiction;

“Business Plan” means, as the context requires, the 2025 Lloyd’s Syndicate Business Plan or the 2026 Lloyd’s Syndicate Business Plan;

“Buyer” has the meaning set forth in the preamble to this Deed;

“Buyer Conditions” has the meaning set forth in Clause 3.1;

“Buyer Guarantor” has the meaning given to it in the preamble of this Deed;

“Buyer Nominated Account” means the bank account notified by the Buyer to the Investor Sellers (including bank account details and wire instructions) at least three (3) days before the relevant payment date;

“Buyer Warranties” means the warranties contained in Schedule 4 (and references to a “Buyer Warranty” shall be construed accordingly);

“Buyer’s Group” means the Buyer and its Affiliates (and a reference to a “member of the Buyer’s Group” shall be construed as a reference to any of them). References to the Buyer’s Group shall exclude the Group prior to Completion but shall include the Group upon and following Completion, as the context requires;

“Buyer’s Knowledge Persons” means Richard Thornberry, Sumita Pandit, Edward Hoffman, Daniel Kobell, Mary Dickerson and Elizabeth Diffley;

“Buyer’s Solicitors” means Skadden, Arps, Slate, Meagher & Flom (UK) LLP of 22 Bishopsgate, London EC2N 4BQ;

“Cash Award” means a conditional right to a cash payment granted and paid in accordance with Clause 5.4;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Company” means Inigo Limited, a limited liability company incorporated in England and Wales, with further details of the Company set out in Schedule 11;

“Company Account” means the bank account for the Company notified in writing to the Buyer in the Completion Statement;

“Completion” means completion of the sale and purchase of the Shares in accordance with the provisions of this Deed;

“Completion Date” has the meaning given to it in Clause 7.1;

“Completion Dividend Amount” has the meaning given to it in Clause 4.5.1;

“Completion Share Proportion” means, with respect to each relevant Seller, the percentage value set out in column 4 of each Allocation Table as set out in the Completion Statement;

“Completion Statement” means the Draft Completion Statement as accepted by the Buyer, agreed during the Initial Consultation Period, or determined by the Buyer Expert (as applicable) in accordance with Clause 4.3;

“Completion Statement Date” means the date of acceptance, agreement or determination (as applicable) of the Completion Statement in accordance with Clause 4.3 (as applicable);

“Completion TNAV” means the tangible net asset value in respect of the Group as at the Month End Date, as calculated in accordance with Schedule 5 and in the form set out in Part B of Schedule 5;

“Conditions” has the meaning set forth in Clause 3.1;

“Conditions Satisfaction Date” means the date (being no later than the Longstop Date) on which the last of the Conditions is satisfied;

“Confidential Information” has the meaning set forth in Clause 15.1;

“Connected Person” means, in respect of an individual person:

(a)

the spouse or civil partner, parents and siblings (including step-siblings and half-siblings) and direct descendants of such individual and their respective spouses or civil partners, parents and siblings (including step-siblings and half-siblings) and direct descendants (together, the “Connected Person’s Family”);

(b)	any trust established by or for the benefit of that individual or a member of that individual’s Connected Person’s Family;

(c)

any undertaking which that individual or that individual’s Connected Person’s Family is able to exercise or control the exercise of a majority of the votes able to be cast at general meetings, or to appoint or remove directors holding a majority of voting rights at board meetings, in each case on all, or substantially all, matters;

(d)	any undertaking whose directors are accustomed to act in accordance with the directions or instructions of that individual or a member of that individual’s Connected Person’s Family;

(e)	any undertaking (other than any Group Company) of which that individual or a member of that individual’s Connected Person’s Family is a director;

(f)	any partnership or undertaking (other than any Group Company) in which that individual or a member of that individual’s Connected Person’s Family has a direct or indirect economic interest; and

(g)	any nominee, trustee or agent or any other person acting on behalf of any person referred to in this definition;

“Consideration” has the meaning set forth in Clause 4.1.1;

“Consideration WHT” has the meaning set forth in Clause 19.5;

“Corporate Member” means Inigo Corporate Member Limited, a limited liability company incorporated in England and Wales, with further details set out in Schedule 11;

“Cut-Off Date” has the meaning given to it in Appendix 5 of the Lloyd’s Membership & Underwriting Conditions and Requirements (M&URs);

“Cut-Off Time” means 23:59 on 16 September 2025;

“Data Room” means the Project Arabella virtual data room hosted by Intralinks containing the documents (including Q&A, correspondence and information) made available by or on behalf of the Sellers for inspection by or on behalf of the Buyer (including the Buyer’s agents and advisers through such virtual data room) in relation to, or in connection with, the Group and its business as at the Cut-Off Time;

“Data Room Index” means the index of the contents of the Data Room as at the Cut-Off Time in the agreed form;

“Declared Dividend Amount” means an amount equal to:

(a)	the difference between $1.183 billion and the Estimated Completion TNAV as set out in the Completion Statement; plus

(b)	the Dividend Buffer;

“Deed of Adherence” means a deed of adherence to this Deed in the agreed form pursuant to which any person becomes a party to this Deed following the date of this Deed;

“Disclosed” means disclosed with sufficient detail to enable a reasonable purchaser of the Company to identify the nature and the scope of the matter concerned;

“Disclosed Seller Transaction Costs” means the disclosed Seller Transaction Costs, the details of which are set out in the Completion Statement;

“Disclosed Seller Transaction Costs Amount” means the aggregate amount of any Disclosed Seller Transaction Costs;

“Disclosure Letter” means the letter from the Management Warrantors delivered to the Buyer contemporaneously with the execution of this Deed by the parties relating to the warranties given by the Management Warrantors under the Management Warranty Deed and documents attached or annexed thereto in such letter;

“Dividend Buffer” means an amount equal to the higher of (i) 5% of the difference between $1.183 billion and the Estimated Completion TNAV as set out in the Completion Statement; and (ii) $5,000,000;

“Dividend Conditions” means the following conditions:

(a)	compliance with applicable Laws, in respect of the payment and distribution of dividends including:

(i)	the Company having sufficient available profits (as determined in accordance with the Act) to declare a dividend;

(ii)	the Company having sufficient immediately available cash resources to pay a dividend;

(iii)	the fiduciary and statutory duties of the directors of the Company in respect of the declaration and payment of dividends; and

(iv)	any other applicable rules and regulations of any Governmental Authority, including Lloyd’s with regards to the declaration and payment of dividends by corporate members at Lloyd’s,

but excluding, in each case, any matter relating specifically to the FAL or other working capital requirements of the Group in respect of the 2027 Year of Account; and

(b)

the Company has taken into account all costs and liabilities payable by a Group Company on Completion as a result of the transactions contemplated by this Deed prior to declaring and paying any such dividend;

“Dividend Overpayment Amount” means the amount by which the aggregate amount of any Pre-Completion Dividend and Post-Completion Dividend actually paid to the A Share Sellers exceeds, as a result of the adjustment process set out in Clause 4.7, the Completion Dividend Amount;

“Draft 2026 Lloyd’s Syndicate Business Plan” means the current version of the 2026 Lloyd’s Syndicate Business Plan as at the date of this Deed, a copy of which has been included in the Data Room;

“Draft Completion Statement” has the meaning set forth in Clause 4.2.1;

“EBT” means the Inigo Employee Benefit Trust established by a deed of trust dated 8 February 2023 between the Company and the EBT Trustee;

“EBT Consideration” means the Consideration in respect of any unallocated Shares held by the EBT Trustee (which, for the avoidance of doubt will not include any Shares which it holds in its capacity as Nominee);

“EBT Loan” means the amount which is outstanding as at the Completion Date under the loan facility provided by the Company (as lender) to the EBT Trustee (as borrower) under the terms of a letter dated 8 February 2023;

“EBT Loan Amount” has the meaning given to it in Clause 4.6.3;

“EBT Transaction Bonuses” means the transaction bonuses payable on or following Completion, using the EBT Consideration, to the EBT Transaction Bonus Recipients in such amounts as the Company shall recommend to the EBT Trustee no later than one Business Day following the Completion Statement Date and in the aggregate amount as set out in the Completion Statement;

“EBT Transaction Bonus Recipients” means such Employees who will be paid an EBT Transaction Bonus and notified by the Sellers to the Buyer in the Completion Statement;

“EBT Transaction Bonus Tax Amount” means the amount of any employer National Insurance contributions and apprenticeship levy (or any non-UK equivalent) payable by the Group as a result of the payment of any EBT Transaction Bonuses;

“Employee” means a director or officer (whether or not employed by a member of the Group) or employee of a member of the Group;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, deed of trust, hypothecation, right of first refusal, right of pre-emption or other third party right, interest or claim of any kind, or any other third-party right, encumbrance or security interest of any kind (including any liability imposed or right conferred by or under any legislation) or any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect or an agreement, arrangement or obligation to create any of the foregoing;

“Enstar” means Cavello Bay Reinsurance Limited of A.S. Cooper Building, 26 Reid Street, Hamilton HM11, a subsidiary of Enstar Group Limited;

“Escrow Account” means the bank account operated by the Escrow Agent as set out in the Escrow Agreement;

“Escrow Agent” means Wilmington Trust (London) Limited, a company registered in England and Wales with number 05650152 whose registered office is at Third Floor, 1 King’s Arms Yard, London, EC2R 7AF;

“Escrow Amount” means the lower of: (a) $50 million; and (b) if the Estimated Completion TNAV as set out in the Completion Statement is less than $1.083 billion but equal to or greater than $1.033 billion, the difference between the Adjusted Base Consideration and $1.65 billion;

“Escrow Agreement” means the agreement in the agreed form between the Buyer, the Investor Sellers and the Management Sellers’ Representative and the Escrow Agent in relation to the Escrow Account;

“Estimated Completion TNAV” means the Completion TNAV as set out in the Draft Completion Statement or the Completion Statement (as applicable);

“Event Response Protocol” means the event response protocol as uploaded to the Data Room at document 3.20.1;

“Excess Amount” has the meaning given to it in Clause 4.5.2;

“Expert” means an independent reputable firm of actuaries or accountants of international standing to be agreed by the Buyer and the Investor Sellers in writing or, failing such agreement, appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales;

“FAL” or “Funds at Lloyd’s” means “funds at Lloyd’s” which has the meaning given to that expression in paragraph 16 of the Lloyd’s Membership Byelaw (No. 5 of 2005);

“Financing” shall have the meaning given to it in Clause 6.6;

“FCA” means the U.K.’s Financial Conduct Authority;

“FCA Handbook” means the FCA Handbook of Rules and Guidance;

“Final Completion Statement” means the Completion Statement as finally determined in accordance with this Deed and which sets out, among other things, the Actual Completion TNAV and the Consideration;

“FSMA” means the Financial Services & Markets Act 2000;

“Fundamental Warranties” means the warranties given by the Sellers as contained in Schedule 2 (and references to a “Fundamental Warranty” shall be construed accordingly);

“Fundamental Warranty Claim” has the meaning given to it in paragraph 3.1.2 of Schedule 3;

“Funds” has the meaning given in Clause 11.3;

“Governmental Authority” means any applicable competent governmental (including any Government-Sponsored Enterprise), legislative, administrative, supervisory, regulatory (including Lloyd’s), judicial, determinative, disciplinary, enforcement or tax raising body (including any Tax Authority), authority, instrumentality, commission, agency, board, department, court, tribunal or judicial or arbitral body of any applicable jurisdiction and whether supranational, national, regional or local;

“Government-Sponsored Enterprise” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans;

“Group” means the Company, each of its Subsidiaries, the LB Cell (the details of which are set out in Part A of Schedule 11), and “member of the Group” and “Group Company” shall be construed accordingly;

“Group Accounts” means the audited consolidated financial statements of the Company and its Subsidiaries prepared in accordance with UK GAAP as at 31 December 2024;

“Income, Profits or Gains” means income, profits or gains and references to “Profits earned, accrued or received” include Profits deemed to have been earned, accrued or received for Tax purposes;

“Individual Cash Consideration Amount” means, in respect of a Seller set out in column (1) of each Allocation Table, the amount set out opposite such Seller’s name in column (5) of the Allocation Tables set out in the Completion Statement (being for the avoidance of doubt, an amount equal to such Seller’s (i) Completion Share Proportion multiplied by the Consideration minus (ii) such Seller’s Management Rollover Amount);

“Initial Consideration” has the meaning set forth in Clause 4.6;

“Inside Date” means 1 January 2026;

“Insolvency Act” means the Insolvency Act 1986;

“Insolvency Proceedings” means any formal insolvency proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding-up or striking-off, or any distress, execution or other process levied, or any event analogous to any such events in any jurisdiction outside England and Wales;

“Insurance Contracts” means the insurance and inward reinsurance policies and contracts, together with all binders, slips, certificates, endorsements, amendments and riders thereto issued or entered into that are underwritten by any member of the Group (including, for the avoidance of doubt, as a member of a Lloyd’s syndicate or in the case of Inigo Managing Agent Limited as managing agent on behalf of the member(s) of a Lloyd’s syndicate);

“Investment Fund” means any unit trust, investment trust, investment company, limited partnership, general partnership, collective investment scheme, pension fund, insurance company, authorised person under FSMA or any body corporate or other entity, in each case the assets of which are managed professionally for investment purposes;

“Investor Sellers” means together QIA, La Caisse, Oak Hill Advisors and J.C. Flowers;

“J.C. Flowers” means Bridge (Cayman) Holdings Ltd. of 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands;

“Known Leakage Amount” has the meaning set forth in Clause 4.10.3;

“La Caisse” means CDP Investissements Inc. of 1000, place Jean-Paul-Riopelle, Montréal, Quebec H2Z 2B3, Canada;

“LB Cell” means Cell 16 of London Bridge 2 PCC Limited;

“LB Cell Uncertain Tax Provision Amount” means an amount equal to the UK corporation Tax that would be chargeable on the Income, Profits or Gains of the LB Cell, at the applicable UK corporation Tax rate for any Accounting Period or part of an Accounting Period ending on or prior to the Month End Date (being 25% at the date of this Deed) as if regulation 4 of the RTTR 2017 were not applicable to the LB Cell;

“LB Cell Uncertain Tax Provision” has the meaning given to it in Clause 4.12;

“Law” or “Laws” means all applicable legislation, statutes, directives, regulations (including any acts, byelaws or requirements made under byelaws of Lloyd’s), judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any applicable jurisdiction from time to time;

“Leakage” means:

(a)

in each case (A) by any member of the Group or Motion to on behalf of or for the benefit of any Investor Seller, or any Investor Seller’s Affiliate, any Management Seller or B Share Management Seller, or any Connected Person of any Management Seller or B Share Management Seller, the Nominee or any Nominee Connected Person and (B) save as set out below, during the period from (but excluding) the Month End Date to (and including) the Completion Date:

(i)	any dividend or distribution (whether in cash or in kind) or any payments in lieu of any dividend or distribution, in each case declared, paid or made;

(ii)

any redemption, repurchase, repayment or return of shares, loan capital or other securities, or any other return of capital (whether by reduction of capital or otherwise and whether in cash or in kind), including any payments (in cash or in kind) made to any leavers under any Share Option Plan, in each case from the date of this Deed to (and including) the Completion Date;

(iii)	any consultant, advisory, management, monitoring, service, shareholder or other fees, charges or compensation of a similar nature paid or incurred;

(iv)	any payments or transaction of any kind other than on arm’s length third-party terms;

(v)	any waiver, discount, deferral, discharge or release (whether conditional or not) of any amount, right, value, benefit, liability or obligation owed or due to any member of the Group or Motion;

(vi)	any liability or obligation (contingent or otherwise) assumed or discharged;

(vii)	any guarantee, indemnity, surety for liability or Encumbrance provided by, or over the assets of any member of the Group or Motion;

(viii)	any transfer or surrender of assets, rights or other benefits, or any liability or obligation assumed or incurred otherwise than on arm’s length terms;

(ix)

any Seller Transaction Costs incurred or paid, or unaccrued but declared to be treated as incurred or paid, in each case, by any member of the Group or Motion in each case at any time prior to the Completion Date;

(x)	any Transaction Related Incentives in each case incurred, paid or made at any time prior to the Completion Date; and

(xi)	any Dividend Overpayment Amount, to extent such amount has not been returned to the Buyer in accordance with Clause 4.8.2;

(b)	during the period from (but excluding) the Month End Date to (and including) the Completion Date (or such other period as set out above);

(i)

any agreement or other commitment by any member of the Group or Motion to enter into or carry out any of the actions or transactions referred to in paragraphs above entered into during the period from (but excluding) the Month End Date to (and including) the Completion Date (or such other period as set out above); and

(ii)	any Tax paid or payable at any time by any Group Company directly as a consequence of any of the matters referred to above,

but in each case not including any Permitted Leakage and without double counting any matter in paragraphs (a) and (b) (inclusive) above;

“Leakage Tax Saving” means, in relation to any Leakage, the aggregate of any amount equal to any:

(a)	part of any Leakage in respect of or which represents VAT for which a Group Company is entitled to recover by repayment or credit by any Group Company within twelve (12) months of Completion; and

(b)

actual cash payment of corporation tax that has, in the reasonable determination of the relevant Group Company, been saved (or that will be saved following Completion) by a Group Company in respect of the accounting period in which the relevant Leakage occurs, solely and exclusively as a result of the successful utilisation of a Relief arising wholly as a result of the matter giving rise to the relevant Leakage (“Leakage Relief”) against any Income, Profits or Gains (whether actually earned, received or accrued or deemed to be earned, received or accrued) of such Group Company that is chargeable to corporation tax, provided that in determining whether a payment of corporation tax has been or will be saved at limb (b) above: (i) where there are other Reliefs available or that may be made available to the Group Company to utilise against the relevant Income, Profits or Gains, such Reliefs shall be treated as being utilised in priority to make such saving of corporation tax over the Leakage Relief, and (ii) an actual cash payment of corporation tax shall be treated as having been or will be saved where there has been or will be a reduction or elimination of a liability of a Group Company to make an actual cash payment of corporation tax;

“Leaver Provisions” means the provisions in the Shareholders’ Agreement applicable to a Leaver (as defined in the Shareholders’ Agreement) and the treatment of any B Ordinary Shares or interest in such B Ordinary Shares held by a Leaver;

“Lloyd’s” means the Society and Corporation of Lloyd’s incorporated under the Lloyd’s Act of 1871 to 1982 of England and Wales, or any successor thereto;

“Lloyd’s Regulations” means the Lloyd’s Acts 1871 to 1982, byelaws, regulations, codes of practice, bulletins and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time;

“Longstop Date” means on or before 5:00 p.m. on 30 June 2026 or such other date as the Buyer, each Investor Seller and the Management Sellers’ Representative agree in writing;

“Loss” means, in relation to any matter, all liabilities, losses, claims, reasonably incurred costs (including reasonably incurred costs of enforcement and reasonably and properly incurred legal costs and expenses), damages, awards, charges, demands, proceedings, Taxes, penalties, fines, expenses and/or any other liabilities incurred or sustained relating to that matter, but excluding any indirect or consequential loss and/or loss of profit (and “Losses” shall be construed accordingly);

“LTIP Option” means an option granted under the Share Option Plan that is identified as “LTIP” in the relevant award letter;

“LTIP Cash Amount” means US$7,000,000, which is equal to 50 per cent. of the total value of RSUs to be granted pursuant to Clause 5.2.2 plus an amount equal to the employer’s national insurance contributions which would be payable on such amount had such amount been paid as employment income;

“L/C Bank” means each Lender (as defined in the L/C Facility Agreement);

“L/C Facility Agent” means the person appointed as facility agent of the other Finance Parties (as defined in the L/C Facility Agreement) under the L/C Facility Agreement from time to time, being Barclays Bank plc as at the date of this Deed;

“L/C Facility Agreement” means the letter of credit facility agreement originally dated 3 November 2021 (as amended and/or amended and restated from time to time) between, among others, the Company (as guarantor), the Corporate Member (as borrower), Barclays Bank PLC (as agent) and Barclays Bank PLC (as security agent);

“L/C Facility Extension Documents” has the meaning given in Clause 6.5.4;

“L/C Finance Party” means each Finance Party (as defined in the L/C Facility Agreement);

“Management Rollover Amount” means, in respect of each Management Rollover Seller, the amount of the Consideration they receive in the form of Rollover Consideration Securities calculated in accordance with the Management Wrapper Agreement and in each case as set out beside such Management Rollover Seller’s name in column (4) of the Management Rollover Tables set out in the Completion Statement (for the avoidance of doubt, being such Management Rollover Seller’s Consideration (such Consideration, for the avoidance of doubt, excluding any Escrow Amount) multiplied by their Management Rollover Percentage);

“Management Rollover Percentage” means, in respect of each Management Rollover Seller, the percentage set out beside such Management Rollover Seller’s name in column (3) of the Management Rollover Table as at the date of this Deed;

“Management Rollover Sellers” means those Management Sellers and B Share Management Sellers listed in Schedule 9 who have agreed to be issued Rollover Consideration Securities as part of the Consideration due to them pursuant to the terms of this Deed and who are (or become) party to the Management Wrapper Agreement;

“Management Rollover Tables” means each table set out in the form of Schedule 9;

“Management Sellers” means the Sellers listed in rows 11 – 14 of Part A of Schedule 8 and Part B of Schedule 8 together with any other person who adheres to this Deed as a Management Seller between the date of this Deed and the Completion Date by delivering a fully executed Deed of Adherence to the Buyer, the Investor Sellers and the Management Sellers’ Representative;

“Management Sellers’ Representative” means Richard Watson or such other person designated by the Management Sellers to serve as their representative in accordance with Clause 32 from time to time;

“Management Warrantors” has the meaning given to such term in the Management Warranty Deed;

“Management Warranty Deed” means the management warranty deed to be entered into on around the date of this Deed between the Management Warrantors and the Buyer;

“Management Wrapper Agreement” means the equity wrapper agreement entered into between the Buyer, the Management Rollover Sellers and the relevant members of the Buyer’s Group dated on or about the date of this Deed;

“Material Completion Obligation” means:

(a)	with respect to the Sellers, the obligations set out in paragraphs 1.1, 2.1.1, 2.3.1, 2.3.3, 2.3.4 and 2.3.5 of Part A of Schedule 1;

(b)	with respect to the Buyer, the obligations set out in paragraphs 1 and 2.1 of Part B of Schedule 1;

“Material Contracts” means a Material Reinsurance Contract and any other contract to which any Group Company is a party or is otherwise obligated (other than Insurance Contracts or Material IT Contracts), in each case that:

(a)

involves aggregate payments by any Group Company in excess of $1,000,000 during the 12-month period prior to the date of this Deed or would reasonably be expected to involve aggregate payments in excess of such amount in any 12-month period that includes the date hereof (excluding any outwards reinsurance agreements which are between any member of the Group (whether as a member of the Syndicates or otherwise) and a reinsurer);

(b)

involves receipt of payments by any Group Company in excess of, or any property with a fair market value in excess of, $1,000,000 during the 12-month period ended 30 June 2025 or that would reasonably be expected to involve aggregate payments in excess of such amount in any 12-month period that includes the date hereof (excluding any outwards reinsurance agreements which are between any member of the Group (whether as a member of the Syndicates or otherwise) and a reinsurer); and/or

(c)

is, in the reasonable opinion of the Company, otherwise material to the conduct of the business of the Group (including with respect to the administration, claims, underwriting or other insurance policy administration functions, including any collateral arrangements of a Group Company);

“Material IT Contracts” has the meaning given to that term in the Management Warranty Deed;

“Material Reinsurance Contracts” means an in-force outwards reinsurance agreement between the Syndicate and each of the Group’s “Top 10” outwards reinsurance partners (as identified on page 105 of the “Arabella – Information Pack (DRAFT 20 May 2025)” at 10.1.1 of the Data Room, and which are disclosed in the Data Room;

“Member” means a person who has been duly admitted to membership of Lloyd’s pursuant to the Membership Byelaw (No. 5 of 2005);

“Minority Shareholder” means each of the following:

(a)	Enstar;

(b)	each Stone Point Fund, acting through its manager Stone Point Capital LLC;

(c)	Dowling Capital Partners I, L.P. of 660 Beachland Blvd, Suite 201, Vero Beach, FL 32963; and

(d)	Capital City Partners LLC of 660 Beachland Blvd, Suite 201, Vero Beach, FL 32963;

“Month End Date” means, subject to clause 4.2.2, the last day of the calendar month immediately preceding the calendar month in which the Conditions Satisfaction Date falls, save that where the Conditions Satisfaction Date is after the fifteenth (15th) Business Day of a calendar month, Month End Date shall be the last day of the calendar month in which the Conditions Satisfaction Date falls, or such other date as may be agreed by the Buyer, each Investor Seller and the Management Sellers’ Representative in writing;

“Motion” means Motion Speciality, Inc., a Delaware corporation;

“New Articles” means the new articles of association of the Company, in a form agreed between the Buyer and the Management Sellers’ Representative prior to Completion;

“Nominee Connected Person” means any beneficiary of the Nominee holding interests in Shares at any time during the period from and including the date of this Deed to and excluding the Completion Date and:

(a)

where such beneficiary is an entity, any subsidiary undertaking of such beneficiary, any parent undertaking of that beneficiary and any subsidiary undertaking of any such parent undertaking, in each case whether direct or indirect; or

(b)	where such beneficiary is an individual, any Connected Person of such beneficiary, in each case together with any nominee, trustee, agent or any other person acting on behalf of any such person;

“Oak Hill Advisors” means INS-UK Premium S.à r.l. of 51, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg;

“Ordinary Course Bonus Cap” means an amount equal to 125% of the target bonus pool for the calendar year 2025 as set out in the employee census as at 1 September 2025 as set out in the Data Room at document 9.2.3, plus any employer National Insurance contributions and apprenticeship levy (or any non-UK equivalent) payable by the Group in respect of such target bonus;

“Ordinary Course Bonus Excess Amount” means any payments in respect of bonuses granted in the ordinary and usual course of business which are due to be paid by the Company or any Group Company (including any associated payroll Taxes and any employer National Insurance contributions and apprenticeship levy (or any non-UK equivalent)) on or after Completion made to, or in respect of services provided by, employees, workers, directors, officers or consultants of the Company or any Group Company in the period before and up to Completion, in each case in excess of the amount specifically accounted for in relation to such items as costs and/or liabilities in the Completion TNAV up to the Ordinary Course Bonus Cap, and excluding any Transaction Related Incentives and any sign-on bonuses made to newly hired employees of the Company or any Group Company in the ordinary course of business consistent with past practice;

“Outgoing Board Member” means such individuals from the board of directors of the Company as shall be identified by the Buyer to the Investor Sellers and the Management Sellers’ Representative in writing no less than ten (10) Business Days prior to Completion and which shall include, at a minimum:

(a)	Ralph Christian Friedwagner;

(b)	Steven Bennett Gruber;

(c)	Tim John Hanford; and

(d)	Peter Jurdjevic;

“Paid Dividend Amount” means the amount of any Pre-Completion Dividend and/or Post-Completion Dividend paid to the A Share Sellers in accordance with Clause 4.5;

“Paying Agent” means Wilmington Trust (London) Limited;

“Paying Agent Account” means the bank account operated by the Paying Agent as set out in the Paying Agent Agreement and notified by the Investor Sellers and the Management Sellers’ Representative to the Buyer in the Completion Statement;

“Paying Agent Agreement” means the agreement in the agreed form between the Investor Sellers, the Management Sellers’ Representative and the Paying Agent in relation to the Paying Agent Account;

“Permitted Leakage” means:

(a)

save as otherwise set out below, any payments or other types of Leakage expressly provided for under the terms of the Transaction Documents (including, in each case, any Taxes paid or payable by any member of the Group as a direct consequence of such payment or other type of Leakage) or the payment of any Pre-Completion Dividend (excluding any Dividend Overpayment Amount);

(b)

any directors’ or officers’ fees (including expenses) and/or consultancy fees incurred, paid or agreed to be paid or payable to the Management Sellers or the B Share Management Sellers or to any Employee or consultant of any member of the Group pursuant to their current employment, director and/or consulting agreements with any Group Company (in each case to the extent Disclosed) but only consistent with past practice and in the ordinary course of business including, in each case, any income tax, national insurance contributions and apprenticeship levy (or the equivalent in any jurisdiction) paid or payable by any member of the Group as a direct consequence of such fees), and disregarding for these purposes any modification or amendment to such agreements or arrangements since the Month End Date;

(c)

any premium paid or agreed to be paid or incurred or owing by any Group Company in connection with any “run-off” directors’ and officers’ liability insurance policy providing coverage to any resigning director of the Group in connection with Clause 11.6.2 to the extent that the premium value does not exceed the D&O Premium Cap and subject to the terms of Clause 11.6.2;

(d)

the salaries and other remuneration (including expenses) and bonuses, emoluments, benefits, pension contributions and other entitlements incurred, paid or agreed to be paid or payable to the Management Sellers or the B Share Management Sellers or to any Employee or consultant of any member of the Group in accordance with their current employment agreements, director and/or consulting agreements with any Group Company but only as consistent with past practice and in the ordinary course of business, including the Ordinary Course Bonus Excess Amount (including, in each case, any income tax, national insurance contributions and apprenticeship levy (or the equivalent in any jurisdiction) paid or payable by any member of the Group as a direct consequence of such salaries, other remuneration, bonuses, emoluments, benefits, contributions or other entitlements);

(e)

any payments and/or actions contemplated by Clauses 5.2.2 and 5.2.3 of this Deed (including, in each case, any income tax, national insurance contributions and apprenticeship levy (or the equivalent in any jurisdiction) paid or payable by any member of the Group as a direct consequence of such payments or actions provided a reasonable estimate of each such income tax, national insurance contributions and apprenticeship levy has been Disclosed or otherwise expressly notified to the Buyer);

(f)

any amounts incurred, paid or agreed to be paid or payable or liability, cost or expense (including any Tax paid or payable by any Group Company as a direct consequence of such amounts) incurred in connection with any matter undertaken at the written request of the Buyer;

(g)

any amounts incurred, paid or agreed to be paid or payable or liability, cost or expense incurred in connection with the prior written consent of the Buyer (including any Tax paid or payable by any Group Company as a direct consequence of such amounts provided such amounts of Tax paid or payable has been Disclosed or otherwise expressly notified to the Buyer in obtaining the Buyer’s written consent);

(h)

any amounts incurred, paid or agreed to be paid or payable or agreed to be made in the ordinary course of the Group’s trading activities (and any Tax paid or payable by any Group Company as a direct consequence of such amounts), on arm’s length terms and consistent with past practice in the twelve (12) month period prior to the date of this Deed by any member of the Group to any Investor Seller’s Affiliate;

(i)

any Leakage (for these purposes excluding any Seller Transaction Costs, Transaction Related Incentives and any Leakage under item (a)(ii) of the definition of Leakage) reflected or taken into account in the calculation of the Consideration including any Leakage expressly and specifically accrued, reserved for, or provisioned for as part of the calculation of the Completion TNAV and any other amounts to be deducted from the Base Consideration pursuant to Clause 4.1.1 (excluding any Known Leakage Amount);

(j)	any Leakage refunded to the relevant member of the Group on or prior to Completion; and

(k)	any Disclosed Seller Transaction Costs incurred, paid or agreed to be paid or payable, or unaccrued but declared to be treated as incurred or paid, in each case, by any member of the Group;

“PRA” means the U.K.’s Prudential Regulation Authority;

“Pre-Completion Event” has the meaning set forth in Clause 11.6.2;

“Pre-Completion Dividend” has the meaning set forth in Clause 4.5.2(a);

“Pre-contractual Statement” has the meaning set forth in Clause 26.2;

“Premium Trust Fund” means a premium trust fund as such term is defined in the Definitions Byelaw (No. 7 of 2005) as it relates to the Syndicate;

“Proceedings” means any action or proceedings before a court or tribunal or a statutory, governmental or regulatory body (including an arbitration);

“QIA” means Casualty Holding Limited, a subsidiary of the Qatar Investment Authority;

“QMR” as the meaning set forth in Clause 8.1.2(f);

“Relevant Business Day” means a day other than a day on which banks generally are not open for business or for inter-bank business in New York or London;

“Relevant Claim” means any claim, proceeding, suit or action against any Seller arising out of or in connection with this Deed (except, for the avoidance of doubt, any claim, proceeding, suit or action against any Management Warrantor under the Management Warranty Deed);

“Relevant Contracts” means those contracts at 3.2.8.6, 3.18.1, 3.18.2, 3.18.3, 3.18.4, 3.18.5, 3.18.6, 3.18.8, 3.18.9, 3.18.10, 3.18.11, 3.18.12, 3.18.13, 3.18.14, 3.18.15, 5.8.2 and 5.8.3 of the Data Room;

“Relief” means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise;

“Representatives” means, in respect of a person, the directors, officers, employees, consultants, advisers, agents, accountants, investment bankers or other representatives of such person;

“Restricted Business” means:

(a)

with respect to Richard Watson, Russell Merrett, Stuart Bridges and Craig Knightley, any part of the business of the Group or Motion, namely an underwriter (either as an insurer, reinsurer and/ or retrocessionaire, or on the basis of delegated underwriting authority), broker or other distributor of specialty insurance, reinsurance and/ or retrocession, irrespective of the line of insurance, reinsurance and/or retrocession business but including, without limitation, the following lines of insurance, reinsurance and/ or retrocession business: commercial property, general liability, energy liability, marine liability, auto liability, financial lines, directors and officers liability, financial institutions, political violence and terrorism, cyber, aviation war, natural resources and onshore energy; and

(b)

with respect to all other Sellers, means any part of the business of the Group or Motion, namely an underwriter (either as an insurer, reinsurer and/ or retrocessionaire, or on the basis of delegated underwriting authority), broker or other distributor of specialty insurance, reinsurance and/ or retrocession in respect of the following lines of insurance, reinsurance and/or retrocession business only: commercial property, general liability, energy liability, marine liability, auto liability, financial lines, directors and officers liability, financial institutions, political violence and terrorism, cyber, aviation war, natural resources and onshore energy, in each case as carried on during the 12 months prior to Completion and any new business line of the Group or Motion set out in the 2026 Lloyd’s Syndicate Business Plan in respect of which the relevant Seller is aware or has been involved in any material respect in the development of, in the 12 months prior to Completion;

“Restricted Customer” means any person (i) for whom an insurance, reinsurance or retrocession policy has been issued by the Group, (ii) who is otherwise a customer of the Group or Motion, or (iii) who is a producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other person, in each case responsible for writing, marketing, producing, selling, soliciting or servicing Insurance Contracts (excluding, for the avoidance of doubt any employee of any Group Company), and in the case of limb (i), (ii) and (iii), in the 12 months prior to Completion;

“Restricted Manager Sellers” means the individuals set out in Schedule 10;

“Restricted Period” means:

(a)	in respect of any Investor Seller and Minority Shareholder, a period of 24 months; and

(b)	in respect of any Restricted Manager Seller, the period as set out opposite such Seller’s name in column (3) of Schedule 10,

in each case beginning from Completion unless otherwise agreed by the Buyer and such Seller in writing;

“Restricted Territories” means the United Kingdom, Bermuda and the United States of America (in each case where the relevant Seller had material business dealings on behalf of the Group or Motion in the 12 months prior to Completion);

“Rollover Consideration Securities” means the debt securities to be issued by the Buyer as set out opposite the respective Management Rollover Seller’s name in column (5) of Schedule 9 which shall be issued to the Management Rollover Sellers on Completion and which shall have an aggregate value equal to the Management Rollover Amount;

“RSUs” means time-based restricted stock units granted under the Radian Group Inc. 2021 Equity Compensation Plan with the following features:

(a)	a vesting period ending on 30 June 2028;

(b)	an entitlement to dividend equivalents during the vesting period which will accrue and be payable in cash on the date of vesting;

(c)	settled in common stock of the Buyer Guarantor on the date of vesting; and

(d)	not subject to restrictive covenants nor post termination of employment restrictions;

“RTTR 2017” means the Risk Transformation (Tax) Regulations 2017;

“Seller Condition” has the meaning set forth in Clause 3.1.2;

“Seller Permitted Assignee” shall have the meaning given to it in Clause 20.2.2;

“Seller Transaction Costs” means any professional fees, expenses or other costs paid or agreed to be paid or incurred or owing by any member of the Group or Motion in each case in connection with the preparation, negotiation or consummation of the Transaction;

“Sellers” means the A Share Sellers and the B Share Sellers;

“Sellers’ Solicitors” means Clifford Chance LLP of 10 Upper Bank Street, London, E14 5JJ, United Kingdom;

“Senior Employee” means each of Richard Watson (CEO), Russell Merrett (CUO), Stuart Bridges (CFO), George Stratts (Head of Partnerships), Craig Knightley (CUO of Insurance), Alice Kaye (Head of Reinsurance), Erdal Atakan (COO & CTO), Steve Agutter (Head of Claims), Matthew Rolph (Head of Distribution, Marketing & Sustainability), Andrea Aakre (Chief People & Development Officer), Vanessa Hartley (CRO), Adam Alvarez (Head of Capital and Climate Strategy), Emma Montague (Chief Analytics Officer), Maeve Grant (CIO), Chris Hill (Head of D&F), Ed Whitworth (Head of Financial Lines), Tom Ielapi (Head of D&O), Jane Bennett (Head of Financial Institutions), Ed Wallis (Head of Casualty), James Power (Head of Marine and Energy Liability), Paul Talbot (Head of Energy), Allie Tonna (Head of Energy Liability), James Owen (Head of Aviation War), James Creasy (Head of Cyber, War & Terrorism), Flavia Lyons (Head of General Liability), Nick Lazarus (Head of US Property Reinsurance), Damien Smith (Head of Specialty Re & International Property), Shareen Patel (Head of Partnerships Underwriting), and Yera Patel (Head of Financial Lines and Cyber, War & Terrorism Claims & Head of Legal), Colm Barrett (Head of Compliance), Silvana Halili (Head of Finance), Andy Keogan (Head of Internal Audit) and Damien Pujade-Lauraine (Chief Actuary);

“Share Option Plan” means the Inigo Employee Share Plan adopted by the Company’s board of directors on 19 March 2025;

“Shareholders’ Agreement” means the shareholders’ agreement in relation to the Company dated 17 November 2020 as amended on 22 December 2020, 16 January 2023 and 1 February 2024;

“Shares” means the A Ordinary Shares and B Ordinary Shares;

“Stone Point Fund” means each of Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P., acting through its manager Stone Point Capital LLC;

“Subrogation Waiver” has the meaning set forth in paragraph 13.1.1 of Schedule 3;

“Subsidiary” means each of the following:

(a)	the Corporate Member,

(b)	Inigo Managing Agent Limited, a limited liability company incorporated in England and Wales, with further details set out in Schedule 11; and

(c)	Redbudbridge Limited, a limited liability company incorporated in England and Wales, with further details set out in Schedule 11;

“Subsidiary Outgoing Board Member” means such individuals from the board of directors of the relevant Subsidiaries as shall be identified by the Buyer to the Investor Sellers and the Management Sellers’ Representative in writing no less than ten (10) Business Days prior to Completion and, at a minimum shall include Tim Hanford;

“Surviving Provisions” means Clause 8.4.2, Clauses 12 to 19 (inclusive), Clause 21, Clauses 23 to 26 (inclusive) and Clause 30, together with Clause 1;

“Syndicate” means Lloyd’s Syndicate 1301;

“Tax” or “Taxation” means all forms of taxation, including, without limitation, duties, levies, indirect taxes (including value added tax and insurance premium tax), contributions (including national insurance contributions), and any withholdings or deductions in respect of Tax together with all penalties, charges, costs and interest relating thereto or otherwise imposed by any Tax Authority in connection therewith;

“Tax Authority” means any local, municipal, governmental, state, federal or other fiscal, customs or excise authority, body or official anywhere in the world with responsibility for, and competent to impose, collect or administer, any form of Taxation;

“Third Party Claim” has the meaning set forth in paragraph 7.3 of Schedule 3;

“TigerEye” shall have the meaning given to it in paragraph 2.3.6 of Schedule 1;

“Transaction Documents” means this Deed, the Management Warranty Deed, the Disclosure Letter, the Management Wrapper Agreement, the documents to be delivered by the parties at Completion and any document entered into in connection with the transaction contemplated in this Deed;

“Transaction Related Incentives” means any bonuses, incentives, brokerage, finders fees or other commission (including any transaction or retention bonuses for management) incurred, paid or made (or declared to be or treated as paid or made, or unaccrued but declared to be treated as paid or made), in each case, by any member of the Group or Motion in connection with the preparation, negotiation or consummation of the Transaction;

“UK GAAP” means the generally accepted accounting principles in the United Kingdom in force as at the date of this Deed;

“VAT” means (i) value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/1112); and (iii) any other tax of a similar nature whether imposed in the United Kingdom or in a member state of the European Union or imposed elsewhere and whether or not imposed in substitution for, or levied in addition to, such tax referred to in (i) or (ii), or elsewhere;

“W&I Insurance Policy” means the warranty and indemnity insurance policy issued by the W&I Insurer to the Buyer on or around the date of this Deed in respect of the warranties given by the Management Warrantors under the Management Warranty Deed;

“W&I Insurance Premium” means the premium for any W&I Insurance Policy (including any insurance premium tax or other associated costs or expenses of the insurer which are charged in respect of the policy);

“W&I Insurer” means RiskPoint AS whose registered office is at Bryggegata 7, NO-0250 Oslo, Norway;

“Year End TNAV” means the tangible net asset value calculated as at 31 December 2025 in accordance Schedule 5; and

“Year of Account” or “YOA” means an underwriting year of account as defined in Lloyd’s Regulations.

1.2	In this Deed, unless otherwise specified or the context otherwise requires:

1.2.1	words importing the singular only shall include the plural and vice versa and words importing a gender include every gender;

1.2.2	a reference to this Deed includes this Deed as may be amended or supplemented in accordance with its terms;

1.2.3	a reference to a Clause or Schedule is a reference to a clause of, or schedule to, this Deed;

1.2.4	a reference to a paragraph is a reference to a paragraph of a Schedule;

1.2.5

a reference to a document “in the agreed form” or “in a form agreed” is a reference to a document in the form approved and, for the purposes of identification only, initialled by or on behalf of each Investor Seller, Management Sellers’ Representative and the Buyer, or exchanged by e-mail and confirmed as agreed for these purposes, on or before the date of this Deed (in each case with such amendments as may be agreed by or on behalf of the Sellers and the Buyer);

1.2.6

a reference to a statutory provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time (whether before or after the date of this Deed), any statute, statutory provision or subordinate legislation which it amends or re-enacts and any prior or subsequent subordinate legislation made under it, except to the extent that any such modification, replacement, amendment or re-enactment would increase or extend the liability of, or impose any additional obligation on or otherwise adversely affects the rights of, the Sellers under this Deed;

1.2.7	a reference to “costs” includes a reference to costs (including legal costs), charges and expenses of every description;

1.2.8

a reference to a “person” includes any individual (including such individual’s executors or administrators), firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body of two or more of the foregoing (whether or not having separate legal personality and wherever incorporated or established);

1.2.9	a reference to a “party” means a party to this Deed, unless specified otherwise in this Deed;

1.2.10	words and expressions defined in the Act shall bear the same meaning as in the Act, unless otherwise expressly defined in this Deed;

1.2.11	a reference to a “company” (other than the Company) shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

1.2.12	a reference to the term “includes” or “including” (or similar expression) is deemed to be followed by the words “without limitation”;

1.2.13	a reference to something being “in writing” or “written” shall include any mode of reproducing words in any legible form, including by e-mail;

1.2.14	a reference to “Dollars”, “USD”, “US$” or “$” is to United States Dollars, the lawful currency for the time being of the United States;

1.2.15	a reference to a time of day is to London time prevailing on the relevant day;

1.2.16	a reference to “procure” shall:

(a)

with respect to a Seller procuring a matter relating to a member of the Group or Motion, be limited to an undertaking by such Seller to exercise its rights and powers pursuant to the Shareholders’ Agreement, the Articles or applicable Law, in each case as applicable, as a direct or indirect shareholder of a member of the Group or Motion, as a director (subject to any relevant fiduciary duties as a director), and/ or as an employee (subject to the terms of any employment contract) (as applicable) and the Parties acknowledge that each Seller is a minority shareholder only and does not individually have the power to control or direct the business of the Group or Motion (subject to any veto rights) and no individual director of any Group Company or Motion (including a director representative of any Investor Seller) shall be individually responsible for any decision requiring a majority of directors provided that they have exercised their rights and powers as a director to procure such matter (subject to any relevant fiduciary duties as a director), it being further acknowledged that whilst the individual actions of any Seller or director may not alone be sufficient to procure that any member of the Group or Motion takes (or refrains to take) any action, such Seller or director shall still individually act in accordance with the terms of this Deed; and

(b)

with respect to the Buyer and the Buyer Guarantor procuring a matter relating to a member of the Buyer’s Group, be limited to an undertaking to exercise its rights and powers pursuant to the constitutional documents of each relevant entity or applicable Law, in each case as applicable, as a majority direct or indirect shareholder of such member of the Buyer’s Group; and

1.2.17	words, expressions or abbreviations detailed in the Schedules shall have the same meaning in this Deed.

1.3

In this Deed, the Clause, Schedule, Part and paragraph headings are included for convenience only and shall not affect the interpretation of this Deed. The Schedules and Recitals form part of this Deed and shall have effect as if set out in full in the body of this Deed, and any reference to this Deed includes the Schedules and Recitals.

1.4

The ejusdem generis rule shall not apply and accordingly, in this Deed, general words introduced by the word “other” or any similar word or followed by the word or words “including”, “includes”, “include”, “in particular” or any similar word or words, shall not be given a restricted meaning because they are preceded or followed by more specific words.

1.5

Where the value of any Relevant Claim is expressed in a currency other than USD and it is necessary to determine whether a monetary limit or threshold referred to in Schedule 3 has been reached or exceeded, the value of that Relevant Claim shall be translated into USD at the Completion spot rate published by the Financial Times on the date on which the Relevant Claim is notified (or deemed notified) to each Investor Seller and the Management Sellers’ Representative.

1.6

Any references to materiality (including, but not limited to, the phrase “in all material respects”) in any Transaction Document which refers to the business or affairs of the Group shall, unless specified to the contrary, be construed as a reference to materiality in the context of the operations, business or financial condition of the Group taken as a whole.

1.7

Except where otherwise expressly stated in this Deed, the obligations of each of the Sellers under this Deed are expressly several (and not joint or joint and several), and any reference to the Sellers (including any reference to them as parties) shall include each of them severally and no Seller shall be liable for any default or breach of obligations under this Deed by any of the other Sellers.

2.	SALE AND PURCHASE OF SHARES

2.1	Subject to Clause 3 and in accordance with the terms of this Deed, each A Share Seller (in respect of themselves only):

2.1.1

agrees to sell, and the Buyer agrees to purchase, free from any Encumbrance, the A Ordinary Shares held by them as set out opposite its name in column 3 in Schedule 8 with effect from Completion, together with all rights attached or accruing to them as at immediately prior to Completion;

2.1.2

waives any and all restrictions on transfer, including any rights of pre-emption, redemption, first refusal or other similar rights over any of the A Ordinary Shares held by them, whether conferred by the Articles or otherwise; and

2.1.3

shall procure that all such rights conferred on any other person are irrevocably and unconditionally waived by no later than Completion so as to permit the sale and purchase of such Shares by the Buyer.

2.2	Subject to Clause 3 and in accordance with the terms of this Deed, each B Share Management Seller (in respect of themselves only):

2.2.1

agrees to sell, and the Buyer agrees to purchase, free from any Encumbrance, the beneficial interest in the B Ordinary Shares held by them as set out opposite their name in Part B of Schedule 8 with effect from Completion, together with all rights attached or accruing to them as at immediately prior to Completion;

2.2.2

waives any and all restrictions on transfer, including any rights of pre-emption, redemption, first refusal or other similar rights over any of the B Ordinary Shares held by them, whether conferred by the Articles or otherwise; and

2.2.3

shall procure that all such rights conferred on any other person are irrevocably and unconditionally waived by no later than Completion so as to permit the sale and purchase of such Shares by the Buyer.

2.3	Subject to Clause 3 and in accordance with the terms of this Deed, the Nominee (in respect of itself only):

2.3.1

agrees to sell, and the Buyer agrees to purchase, free from any Encumbrance, the legal title to the B Ordinary Shares, together with all rights attached or accruing to them as at the Completion Date; and

2.3.2

waives any and all restrictions on transfer, including any rights of pre-emption, redemption, first refusal or other similar rights over any of the B Ordinary Shares held by it, whether conferred by the Articles or otherwise; and

2.3.3

shall procure that all such rights conferred on any other person are irrevocably and unconditionally waived by no later than Completion so as to permit the sale and purchase of such Shares by the Buyer.

2.4	No party shall be obliged to complete the sale and purchase of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

3.	CONDITIONS

3.1

Completion of the sale and purchase of the Shares is subject to, and conditional upon, each of the following conditions being satisfied in accordance with this Deed on or before 5:00 p.m. on the Longstop Date:

3.1.1	by the Buyer (the “Buyer Conditions”):

(a)

the PRA having given notice in writing in accordance with either section 189(4) or section 189(7) FSMA that it approves the Buyer and any other person acquiring control (within the meaning of section 181 FSMA) of Inigo Managing Agent Limited pursuant to this Deed, or in the absence of such notice, the PRA being treated, under section 189(6) FSMA, as having approved the acquisition of control over Inigo Managing Agent Limited by the Buyer and any other relevant person; the FCA having given notice in writing in accordance with either section 189(4) or section 189(7) FSMA that it approves the Buyer and any other person acquiring control (within the meaning of section 181 FSMA) of Inigo Managing Agent Limited pursuant to this Deed, or in the absence of such notice, the PRA being treated, under section 189(6) FSMA, as having approved the acquisition of control over Inigo Managing Agent Limited by the Buyer and any other relevant person;

(b)

Lloyd’s having given notice in writing, in accordance with paragraph 43 of the Underwriting Byelaw (No. 2 of 2003) that it approves and has no objection to the Buyer and any other person acquiring control of Inigo Managing Agent Limited (and in this Clause 3.1.1(b) the word “control” shall have the meaning given to that expression in the Definitions Byelaw (No. 7 of 2005));

(c)

Lloyd’s having given notice in writing, in accordance with paragraph 12 of the Membership Byelaw (No. 5 of 2005) that it approves or has no objection to the Buyer and any other person acquiring control of the Corporate Member (and in this Clause 3.1.1(c) the word “control” shall have the meaning given to that expression in the Definitions Byelaw (No. 7 of 2005));

(d)

the approval or non-disapproval of the Texas Department of Insurance, or expiration of the applicable waiting period, pursuant to Tex. Ins. Code § 4001.253 in respect of the acquisition of control of Motion; and

3.1.2

by the Sellers (the “Seller Condition” and, together with the Buyer Conditions, the “Conditions”), the Sellers having delivered to the Buyer (or procured the delivery of) duly executed copies of the L/C Facility Extension Documents pursuant to which each L/C Bank or the L/C Facility Agent (for and on behalf of each L/C Bank), unconditionally consents to the sale by the Sellers, and the purchase by the Buyer, of the Shares or unconditionally waives, or expressly excludes or exempts, in each case subject only to the condition that the Change of Control (as that term is defined in the L/C Facility Agreement) constituted by the sale and purchase of the Shares under this Deed occurs in accordance with this Deed on or prior to a back-stop date (if any) reasonably specified by the L/C Banks, or the L/C Facility Agent (for and on behalf of each L/C Bank), and without prejudice to the terms of the L/C Facility Agreement, its respective rights under clause 4.2 (Change of control) of the L/C Facility Agreement (or any successor provision under the L/C Facility Agreement as amended from time to time) that would otherwise arise as a result of the sale and purchase of the Shares in accordance with this Deed.

3.2	The Buyer shall:

3.2.1

use best endeavours to procure the satisfaction of each of the Buyer Conditions as soon as practicable after the date of this Deed but in any event before 5.00 p.m. on the Longstop Date and the Buyer shall for these purposes comply with any condition or term, or give any undertaking, required by a Governmental Authority, excluding any Burdensome Remedy, to satisfy the Buyer Conditions;

3.2.2

keep each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors reasonably informed of any material developments in respect of the satisfaction of each of the Buyer Conditions; and

3.2.3

notify each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors reasonably promptly (and in any event within two (2) Business Days) in writing after becoming aware of any actual or potential Burdensome Remedy or any other event, circumstance or condition that would be reasonably likely to prevent or delay any of the Buyer Conditions being satisfied before 5.00 p.m. on the Longstop Date together with such details of the applicable circumstances as the Buyer is aware of at the time of the notice.

3.3

If the Buyer and the Investor Sellers are unable to agree within 10 Relevant Business Days of the Buyer delivering a relevant notice pursuant to Clause 3.2.3 above, whether a Governmental Authority has requested or required a Burdensome Remedy where the amount so requested or required is not specifically quantifiable as at the date of issuance of such condition, term or undertaking, then the quantification of such condition, term or undertaking shall be referred to an Expert by either the Buyer or the Investor Sellers, and the following provisions shall apply:

3.3.1

within ten (10) Relevant Business Days of the Expert’s appointment, the Buyer and the Investor Sellers shall each prepare a statement in writing on the disputed matter which (together with the relevant supporting documents) shall be submitted to the Expert and simultaneously copied to the other party;

3.3.2

each of the Investor Sellers and the Buyer shall be entitled to comment in writing once only on the other’s submission by written notice to the Expert no later than five (5) Relevant Business Days after receiving that submission, following which neither the Buyer nor the Investor Sellers shall be entitled to make further statements or submissions other than in response to a request from the Expert;

3.3.3	in making its decision in relation to the dispute, the Expert shall be directed to apply:

(i)	the requirement to deliver a “best estimate” calculation and other relevant matters as set out in the defined term Burdensome Remedy;

(ii)

subject to paragraph 3.3.3(i) above, such terms of reference as are submitted jointly to it by the Buyer and the Investor Sellers in writing any time prior to its final decision in relation to the dispute; and

(iii)	subject to Clauses 3.3.3(i) and 3.3.3(ii) above, such terms of reference as it deems reasonably appropriate;

3.3.4

in giving its determination, the Expert shall state whether the relevant condition, term or undertaking so requested or required by the Governmental Authority would exceed $50,000,000 on a best estimate basis;

3.3.5

the Expert shall be requested to notify the Buyer and the Investor Sellers of its decision within twenty (20) Relevant Business Days of its appointment pursuant to this Clause 3.3, or such reasonable longer period as it may determine;

3.3.6	the Expert shall act as an expert (and not as an arbitrator) in making its determination;

3.3.7

the Expert’s determination shall be final and binding on the parties in the absence of manifest error or fraud and shall be definitive to determining whether a Burdensome Remedy has arisen for the purposes of this Deed;

3.3.8	the fees and costs of the Expert shall be borne in such proportion as the Expert may direct or, in the absence of such direction, 50% by the Buyer and 50% by the Sellers; and

3.3.9

the Buyer and the Sellers shall provide each other, their respective advisers and any Buyer’s Expert or Expert with reasonable access (at reasonable times) to all information relating to the operations of the Group in their respective possession or control, including to all books, records (and the right to take copies, including electronic copies), employees and other personnel, and give all assistance requested, as may in each case be reasonably be required in order for the Buyer, the Sellers, the Buyer’s Expert or Expert (as the case may be) to prepare, review and/or make submissions in relation to, or determine, the Completion Statement.

3.4	In respect of the Buyer Conditions, the Buyer shall further, at its own cost:

3.4.1

use best endeavours, acting in good faith, to submit, and ensure that its relevant parent undertakings submit, all applicable notifications, notices, forms or other filings required in relation to the Buyer Conditions (other than responses to any follow-up requests by any Governmental Authority in relation to the Buyer Conditions) within ten (10) Relevant Business Days after the date of this Deed;

3.4.2	as soon as reasonably practicable, provide all information which is required or reasonably requested by any Governmental Authority in relation to the Buyer Conditions;

3.4.3

as soon as reasonably practicable, notify each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors in advance (and provide copies or, in the case of non-written communications, details) of any material communications (including any material applications, submissions, notifications and responses to communications from any Governmental Authority) it proposes to make to any such Governmental Authority relating to any consent, approval or action in relation to the Buyer Conditions;

3.4.4

as soon as reasonably practicable, notify each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors (and provide copies or, in the case of non-written communications, details) of any material communications from any such Governmental Authority relating to any consent, approval or action in relation to the Buyer Conditions;

3.4.5

to the extent that any material to be disclosed or submitted to a Governmental Authority pursuant to Clause 3.4.3 and 3.4.4 contains information in respect of the Company or the Group, (i) share with the Sellers’ Solicitors as soon as reasonably practical such information and submit such information only after taking into account any reasonable comments and requests provided by the Sellers’ Solicitors; and (ii) provide the Sellers’ Solicitors with copies of all such information in the form submitted or disclosed;

3.4.6

where requested by the applicable Governmental Authority or otherwise agreed between the Buyer, the Investor Sellers and the Management Sellers’ Representative and permitted by the applicable Governmental Authority, allow persons nominated by the Investor Sellers and the Management Sellers’ Representative to: (i) attend all material meetings (and participate in all material telephone or other conversations) with the Governmental Authority; and (ii) make oral submissions at such meetings (or by telephone or other conversations); and

3.4.7

periodically review with each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors the progress of any communications, notifications or filings with a view to obtaining the relevant consent, approval or action from any Governmental Authority at the earliest reasonable opportunity;

provided that (i) personal information of individuals may be redacted; (ii) commercially sensitive information, legally privileged information and confidential information may be redacted or disclosed on a confidential, counsel-to-counsel basis between the Buyer’s Solicitors and the Sellers’ Solicitors only or on a counsel-to-counsel ‘clean team’ basis reasonably requested by any Investor Seller or the Management Sellers’ Representative and to the extent required for such Investor Seller or Management Sellers’ Representative to comply with their obligations in this Clause 3.5; and (iii) the Buyer shall not be in breach of this Clause 3.4 to the extent that any delay or obstruction to the timely submission of any submissions, notifications, filings and other communications to any Governmental Authority is directly caused by a failure or delay of the Sellers in exercising their rights or satisfying their obligations under this Clause 3.4.

3.5

Each Investor Seller shall, and shall procure that the Group and Motion shall, provide all such information and assistance to the Buyer as the Buyer may reasonably require in connection with the satisfaction of the Buyer Conditions including, for the avoidance of doubt, facilitating the submission of the relevant filings to Lloyd’s; provided that nothing in this Clause 3.5 shall require the Investor Sellers or any member of the Group or Motion to disclose any information about a Seller or its Affiliates (save for any other member of the Group or Motion), incur material expenditure or take any onerous or unusual direct actions in respect of themselves or their Affiliates, excluding for the avoidance of doubt expenditure or direct actions customarily expected to arise in connection with filing processes similar to those required for the Buyer Conditions.

3.6	Each Seller shall:

3.6.1	use reasonable endeavours to procure the satisfaction of the Seller Condition as soon as practicable after the date of this Deed but in any event before 5.00 p.m. on the Longstop Date;

3.6.2	procure that the Company notify the Buyer and the Buyer’s Solicitors reasonably promptly (and in any event within two (2) Business Days) in writing after becoming aware:

(a)

of any event, circumstance or condition that would be reasonably likely to prevent or delay any of the Seller Condition being satisfied before 5.00 p.m. on the Longstop Date together with such details of the applicable circumstances as the Sellers are aware of at the time of the notice; or

(b)	of the satisfaction of the Seller Condition and provide to the Buyer and the Buyer’s Solicitors written evidence of satisfaction of the Seller Condition; and

3.6.3	procure that the Company shall within 5 Business Days following the date of this Deed, contact the L/C Facility Agent to facilitate an introductory meeting between the L/C Banks and the Buyer.

3.7

The Buyer shall, and shall procure that the Buyer’s Group shall provide, (i) all such information and assistance as the Sellers, the Group, the L/C Banks and any other L/C Finance Party may reasonably require in connection with the satisfaction of the Seller Condition, including “know your customer” information and information in respect of the financial conditions of the Buyer’s Group; and (ii) make available to the L/C Banks and any other L/C Finance Party executive officers or other appropriate persons in a reasonable number of meetings at mutually agreeable times and upon reasonable prior notice within normal business hours.

3.8	The provisions of Clause 6.5 shall also apply with respect to the conduct of the parties in respect of agreement of the L/C Facility Extension Documents.

3.9

No Seller shall be in breach of any of its obligations under Clauses 3.6 or 6.5 to the extent that such breach directly occurs as a result of any delay or failure by the Buyer to satisfy its obligations under Clause 3.7 in any material respect.

3.10

The Buyer undertakes and shall procure that from the date of this Deed no actual or potential Financing shall reasonably be expected to prejudice or delay the satisfaction of any of the Conditions and that Completion is not (either directly or indirectly) conditional on the successful raising or drawdown of any such Financing.

3.11

The Buyer shall (i) notify each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors of the satisfaction of each Buyer Condition and (ii) provide to each Investor Seller, the Management Sellers’ Representative and the Sellers’ Solicitors a copy of the evidence of satisfaction of the Conditions, reasonably promptly after becoming aware that any such Condition has been satisfied (and in any event within two (2) Business Days after the same); provided that nothing in this Clause 3 shall require the Buyer to disclose any sensitive or legally privileged information to the Sellers or the Sellers’ Solicitors.

3.12

If the Conditions are not satisfied in writing in accordance with this Deed on or before 5.00 p.m. on the Longstop Date, each party’s further rights and obligations under this Deed shall immediately terminate and the provisions of Clause 18 shall apply.

4.	CONSIDERATION

4.1	Consideration Amount

4.1.1	Subject to clause 4.4.2, the aggregate consideration for the sale and purchase of the Shares (the “Consideration”) by the Buyer pursuant to this Deed shall be comprised of:

(a)	an amount equal to $1.7 billion (“Base Consideration Amount”); minus

(b)	the amount of any adjustment to the Base Consideration Amount pursuant to Clause 4.1.2; minus

(c)	the Known Leakage Amount; minus

(d)	the Disclosed Seller Transaction Costs Amount; minus

(e)	the Ordinary Course Bonus Excess Amount; minus

(f)	the LTIP Cash Amount; minus

(g)	the All-In Option Cash Amount; minus

(h)	the EBT Transaction Bonus Tax Amount.

4.1.2	If the Actual Completion TNAV is an amount:

(a)	greater than $1.183 billion, the provisions of Clause 4.5 shall also apply but there will be no adjustment to the Base Consideration Amount;

(b)	equal to or less than $1.183 billion but equal to or greater than $1.083 billion, there will be no adjustment to the Base Consideration Amount;

(c)

less than $1.083 billion but equal to or greater than $1.033 billion, the Base Consideration Amount shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Actual Completion TNAV and $1.083 billion (“Adjusted Base Consideration”) (by way of worked example, if the Actual Completion TNAV is $1.073 billion, the Base Consideration Amount will be $1.69 billion (being the Base Consideration Amount minus $0.01 billion)); and

(d)	less than $1.033 billion, the provisions of Clause 4.4.1 shall also apply and the Base Consideration Amount shall be reduced to $1.65 billion.

4.1.3

If any payment is made by any Seller (a “Relevant Seller”) to the Buyer in respect of any claim for Leakage or any breach of this Deed or any other Transaction Document or under any indemnity in this Deed or any other Transaction Document, the payment shall to the extent lawful be treated as an adjustment to the Consideration paid by the Buyer under this Deed to the Relevant Seller and, in such circumstances, the Consideration shall be deemed to have been reduced or increased by the amount of such payment.

4.1.4	The Consideration shall be allocated among the Sellers as set out in the Allocation Tables as set out in the Final Completion Statement.

4.2	Draft Completion Statement

4.2.1

Subject to Clause 4.2.2, by no later than the date falling fifteen (15) Relevant Business Days after the Month End Date, each Investor Seller shall procure that the Company delivers to the Buyer a statement (the “Draft Completion Statement”) reflecting the information in Clauses (a) to (n) together with an excel spreadsheet containing such items:

(a)	the total number of Shares held by each Seller as at Completion;

(b)	its good faith calculation of the Estimated Completion TNAV in the form set out in Part B of Schedule 5;

(c)	its good faith calculation of the Consideration;

(d)	updated Allocation Table and the Individual Cash Consideration Amount in respect of each Seller (calculated on the basis of the information in Clauses (a) and (c));

(e)	updated Management Rollover Table and the Management Rollover Amounts;

(f)	the EBT Loan Amount;

(g)	the Known Leakage Amount (if any) and the Completion Share Proportion of each Seller with respect thereto;

(h)	the Disclosed Seller Transaction Costs and the Disclosed Seller Transaction Costs Amount;

(i)	the Ordinary Course Bonus Excess Amount;

(j)	the LTIP Cash Amount;

(k)	the All-In Option Cash Amount;

(l)	the total number of outstanding LTIP Options and All-In Options, and details of lapse or settlement of any options, as at the Month End Date;

(m)	the aggregate amount of EBT Transaction Bonuses and the EBT Transaction Bonus Tax Amount;

(n)	the details of the Escrow Account, the Paying Agent Account and the Company Account; and

(o)

a duly executed certificate in the agreed form (the “Officer Certificate”) signed by the chief executive officer and the chief financial officer of the Group in their capacities as such certifying, to the best of their knowledge, the accuracy and completeness of the Draft Completion Statement.

4.2.2

If the Conditions Satisfaction Date occurs on or before 31 December 2025, the Month End Date shall be deemed to be 31 December 2025, and the Draft Completion Statement shall be delivered after 31 December 2025 but no later than the date falling fifteen (15) Relevant Business Days after 31 December 2025.

4.2.3

By no later than the date falling fifteen (15) Relevant Business Days after 31 December 2025, each Investor Seller shall procure that the Company delivers to the Buyer a statement setting out the Year End TNAV in the same form and prepared on the same basis as the Draft Completion Statement.

4.3	Pre-Completion Review of Draft Completion Statement

4.3.1	Within six (6) Relevant Business Days of receipt from the Company of the Draft Completion Statement, the Buyer shall either:

(a)	confirm to the Investor Sellers in writing the Buyer’s acceptance of the Draft Completion Statement; or

(b)

notify the Investor Sellers in writing of its non-acceptance of the Draft Completion Statement (a “Non-Acceptance Notice”), together with, where possible, written details and calculations supporting each matter disputed and of the specific proposed adjustments; provided that the Buyer shall only be permitted to deliver a Non-Acceptance Notice if:

(i)

the Estimated Completion TNAV as set out in the Draft Completion Statement is less than or equal to $1.038 billion (in order to allow the Buyer to determine if the Buyer Termination Right will be exercisable);

(ii)	the Buyer or the Investor Sellers (acting reasonably) believe that the Estimated Completion TNAV as set out in the Draft Completion Statement may be inaccurate; and

(iii)

the amount in dispute would be reasonably likely to reduce the Estimated Completion TNAV as set out in the Draft Completion Statement such that the Buyer becomes entitled to exercise the Buyer Termination Right.

4.3.2

If the Buyer confirms acceptance of the Draft Completion Statement in accordance with Clause 4.3.1(a) or fails to notify the Investor Sellers of its acceptance in accordance with Clause 4.3.1(a) or of its non-acceptance in accordance with Clause 4.3.1(b), the Draft Completion Statement shall constitute the Completion Statement for the purposes of this Deed on the earlier of: (X) the date of the Buyer’s written confirmation of acceptance of the Draft Completion Statement pursuant to Clause 4.3.1(a); and (Y) the seventh (7th ) Relevant Business Day after receipt by the Buyer of the Draft Completion Statement, which shall be final and binding on the parties in the absence of manifest error or fraud.

4.3.3

If the Buyer delivers a Non-Acceptance Notice to the Investor Sellers in accordance with Clause 4.3.1(b), the Buyer and the Investor Sellers shall use all reasonable endeavours to meet and discuss the objections of the Buyer and to agree the adjustments (if any) required to be made to the Draft Completion Statement within seven (7) Relevant Business Days (or such longer or shorter period as the Buyer and the Investor Sellers may agree) after receipt by the Investor Sellers of the Non-Acceptance Notice (the “Initial Consultation Period”).

4.3.4

If the Buyer does not confirm acceptance of the Draft Completion Statement (with such modifications as the Buyer and Investor Sellers agree as part of the Initial Consultation Period) within two (2) Relevant Business Days following expiry of the Initial Consultation Period, the remaining disputed matters may be referred by the Buyer for determination to an independent reputable firm of actuaries or accountants of international standing (the “Buyer’s Expert”) as follows:

(a)

the Buyer’s Expert shall be requested to determine whether the Estimated Completion TNAV is equal to or greater than $1.033 billion only and to notify the Buyer and the Sellers of its decision within 15 Relevant Business Days of its appointment pursuant to this Clause 4.3.4; and

(b)	in making its decision in relation to the dispute, the Buyer’s Expert shall be directed to:

(i)	apply the provisions of Schedule 5;

(ii)	subject to Clause 4.3.4(b)(i) above, such terms of reference as it deems reasonably appropriate;

(iii)	state what adjustments (if any) are necessary to the Completion TNAV;

(c)	the provisions of Clause 4.7.11 shall apply to the Buyer’s Expert and the Buyer’s Expert shall act as an expert (and not as an arbitrator) in making its determination;

(d)

the determination of the Buyer’s Expert shall be final and binding on the parties and shall be applied to the Draft Completion Statement which, as adjusted in the manner which the Buyer’s Expert has determined is necessary, shall constitute the Completion Statement for the purposes of this Deed, which shall be final and binding on the parties in the absence of manifest error or fraud.

4.3.5

For the avoidance of doubt, any express or implied acceptance or acknowledgement of the Draft Completion Statement or Completion Statement by the Buyer (whether in accordance with this Clause 4.2.2 or otherwise) shall not be deemed to be an acceptance or confirmation by the Buyer of the accuracy or completeness of the Completion Statement and will not be prevent or otherwise restrict the review and/or adjustment process set out in Clause 4.7.

4.4	Buyer Termination Right

4.4.1

If the Estimated Completion TNAV set out in the Completion Statement is less than $1.033 billion, the Buyer may terminate this Deed by notice in writing to each of the Investor Sellers and the Management Sellers’ Representative (the “Buyer Termination Right”) to take effect immediately upon deemed delivery to the Management Sellers’ Representative in accordance with Clause 17 and the provisions of Clause 18.1 and Clause 18.2 shall apply. If the Buyer Termination Right is not exercised by the Buyer pursuant to this Clause 4.4.1 within five (5) Relevant Business Days after the Completion Statement Date, the parties shall proceed to Completion in accordance with the terms of this Deed.

4.4.2	If the aggregate amount of:

(a)	the Initial Consideration; plus

(b)	if Clause 4.6.1(b) applies, the amount set out in Clause 4.6.1(b)(ii) or if Clause 4.6.1(c) applies, $50 million; plus

(c)	the Known Leakage Amount; plus

(d)	the Disclosed Seller Transaction Costs Amount; plus

(e)	the Ordinary Course Bonus Excess Amount; plus

(f)	the LTIP Cash Amount; plus

(g)	the All-In Option Cash Amount; plus

(h)	the EBT Transaction Bonus Tax Amount; plus

(i)

any amounts paid or payable to any Seller by the Buyer in respect of any deduction and/or withholding on account of Tax pursuant to Clause 19.4 (for the avoidance of doubt, excluding any such amounts to the extent Seller’s have waived their rights to receive such payments pursuant to Clause 24.2), exceeds $1.7 billion, and provided that the Buyer has notified the Sellers that the aggregate sum above is expected to exceed $1.7 billion (“Excess”) and, where such Excess arises as a result of any amounts paid or payable to any Seller by the Buyer in respect of any deduction and/or withholding on account of Tax pursuant to Clause 19.4, there has been a reasonable period of time (such period not to exceed ten (10) Business Days from the Buyer’s notification to the Sellers of the foregoing) for the Buyer and the Sellers to comply with their obligations in Clause 19.5 and for the Sellers to consider their rights of waiver pursuant to Clause 24.2, the Buyer may terminate this Deed at any time prior to Completion by notice in writing to each of the Investor Sellers and the Management Sellers’ Representative to take effect immediately upon deemed delivery to the Management Sellers’ Representative in accordance with Clause 17 and the provisions of Clause 18.1 and Clause 18.2 shall apply.

4.5	Completion Dividend

4.5.1

Subject to Clause 4.5.2 below, if the Actual Completion TNAV is equal to or exceeds $1.183 billion, then the A Share Sellers shall be entitled to a dividend in an amount equal to the difference between $1.183 billion and the Actual Completion TNAV (the “Completion Dividend Amount”).

4.5.2

If the Estimated Completion TNAV as set out in the Completion Statement is equal to or exceeds $1.183 billion, then the Company shall declare a conditional, interim dividend which complies with the terms of this Deed (including, without limitation, being adjustable in accordance with the terms of this Deed), to be paid to the A Share Sellers in an amount equal to the Declared Dividend Amount as follows:

(a)

the Declared Dividend Amount less the Dividend Buffer shall be paid to the A Share Sellers by way of dividend immediately prior to Completion to the extent permissible subject to the Dividend Conditions (the “Pre-Completion Dividend”);

(b)	to the extent that the Declared Dividend Amount exceeds the amount of the Pre-Completion Dividend (such excess being the “Excess Amount”):

(i)

the Company shall declare prior to Completion a dividend payable to the A Share Sellers after Completion as an interim conditional dividend which complies with the terms of this Deed (including, without limitation, being adjustable in accordance with the terms of this Deed), in an amount equal to the Excess Amount in accordance with 4.5.2(c) below (the “Post-Completion Dividend”); and

(ii)

the amount of the Pre-Completion Dividend shall be adjusted to reflect the Actual Completion TNAV in accordance with Clause 4.7 and the amount of any Dividend Overpayment Amount shall be returned to the Buyer in accordance with Clause 4.8.2; and

(c)

to the extent that the payment of the Post-Completion Dividend would satisfy the Dividend Conditions at any time prior to 31 July 2026, the Buyer shall procure that the Post-Completion Dividend shall be paid to the A Share Sellers as soon as reasonably practicable following Completion up to the amount that such Post-Completion Dividend would permit the Dividend Conditions to continue to be satisfied, provided that:

(i)

the amount of the Post-Completion Dividend shall be adjusted to reflect the Actual Completion TNAV in accordance with Clause 4.7 and the amount of any Dividend Overpayment Amount shall be returned to the Buyer in accordance with Clause 4.8.2; and

(ii)

if at the time of payment of the Post-Completion Dividend the Actual Completion TNAV has not yet been determined in accordance with Clause 4.7, the Post-Completion Dividend shall be paid in an amount excluding the Dividend Buffer and the Dividend Buffer shall either be paid to the A Share Sellers following determination of the Actual Completion TNAV in accordance with Clause 4.7 (provided that the Dividend Conditions would continue to be satisfied and subject in any event to 4.5.2(d)) or returned to the Buyer in accordance with Clause 4.8.2 (as applicable);

(d)	in no circumstances will the A Share Sellers be entitled to be paid any dividend in excess of the Completion Dividend Amount;

(e)

the Post-Completion Dividend shall not be payable after 31 July 2026 save that, with respect to the Dividend Buffer only, if such amount has not been paid by 31 July 2026 as a result of the Actual Completion TNAV not yet having been determined in accordance with Clause 4.7, within one month following the date of final determination of the Actual Completion TNAV in accordance with Clause 4.7) and to the extent the Post-Completion Dividend has not been paid prior to 31 July 2026 (or with respect to the Dividend Buffer, such later date as set out in this Clause 4.5.2(e)), the Post-Completion Dividend (and the Dividend Buffer, as applicable) will be adjusted and reduced to nil; and

(f)

the Sellers shall procure that the Company consults with and takes into account any reasonable comments of the Buyer in respect of any documents or steps required to be taken by any Group Company or Motion prior to Completion to be able to declare or otherwise implement the Pre-Completion Dividend and / or the Post-Completion Dividend, including, without limitation, any documents required to undertake any reduction of capital.

4.6	Completion Payments and Initial Consideration

4.6.1

The Buyer shall pay the initial consideration for the sale and purchase of the Shares (the “Initial Consideration”) to the Sellers in accordance with Clause 4.6.2 at Completion, which shall be calculated as follows by reference to the Completion Statement:

(a)	if the Estimated Completion TNAV is greater than $1.083 billion, the Initial Consideration shall be an amount equal to:

(i)	the Base Consideration Amount; minus

(ii)	the Known Leakage Amount (if any); minus

(iii)	the Disclosed Seller Transaction Costs Amount; minus

(iv)	the Ordinary Course Bonus Excess Amount; minus

(v)	the LTIP Cash Amount; minus

(vi)	the All-In Option Cash Amount; minus

(vii)	the EBT Transaction Bonus Tax Amount.

(b)	if the Estimated Completion TNAV is less than $1.083 billion but equal to or greater than $1.033 billion, the Initial Consideration shall be an amount equal to the sum of:

(i)	the Base Consideration Amount; minus

(ii)	an amount equal to, on a dollar-for-dollar basis, the difference between the Estimated Completion TNAV and $1.083 billion; minus

(iii)	the Known Leakage Amount; minus

(iv)	the Disclosed Seller Transaction Costs Amount; minus

(v)	the Ordinary Course Bonus Excess Amount; minus

(vi)	the LTIP Cash Amount; minus

(vii)	the All-In Option Cash Amount; minus

(viii)	the EBT Transaction Bonus Tax Amount.

(c)	if the Estimated Completion TNAV is less than $1.033 billion, subject to Clause 4.4.1, the Initial Consideration shall be an amount equal to:

(i)	$1.65 billion; minus

(ii)	the Known Leakage Amount; minus

(iii)	the Disclosed Seller Transaction Costs Amount; minus

(iv)	the Ordinary Course Bonus Excess Amount; minus

(v)	the LTIP Cash Amount; minus

(vi)	the All-In Option Cash Amount; minus

(vii)	the EBT Transaction Bonus Tax Amount.

4.6.2	On the Completion Date the Buyer shall pay, by transfer of funds for same day value in cash:

(a)

an amount equal to the Initial Consideration minus the Escrow Amount minus the Management Rollover Amount minus the EBT Loan Amount minus the EBT Transaction Bonuses Amount to the Paying Agent Account;

(b)	the Escrow Amount to the Escrow Account; and

(c)	the EBT Loan Amount and the EBT Transaction Bonuses Amount to the Company Account.

4.6.3

The EBT Trustee hereby directs the Buyer to pay to the Company an amount equal to the EBT Loan together with all accrued but unpaid interest thereon as at the Completion Date (the “EBT Loan Amount”) in full and final repayment of such EBT Loan and the amount of Initial Consideration payable to or in respect of the EBT Trustee pursuant to Clause 4.6.1 shall be reduced accordingly as set out in the Completion Statement.

4.6.4

Subject to Clause 5.3, the EBT Trustee hereby directs the Buyer to pay an amount equal to the aggregate amount of the EBT Transaction Bonuses (the “EBT Transaction Bonuses Amount”) to the Company and further directs the Company to apply such amount in payment of the EBT Transaction Bonuses to the EBT Transaction Bonus Recipients, via payroll subject to withholding for applicable income tax and employee National Insurance contributions (or any non-UK equivalent), and the amount of the Initial Consideration payable to the EBT Trustee pursuant to Clause 4.6.1 shall be reduced accordingly as set out in the Completion Statement. Following Completion, the Buyer shall procure that the Company discharges any Tax (including all associated employer Tax liability) on any payments made under this Clause 4.6.4.

4.6.5

Each Seller hereby confirms that the Paying Agent is irrevocably authorised by that Seller to receive payment of the Initial Consideration (less the Escrow amount, the EBT Loan Amount, the Management Rollover Amount and the EBT Transaction Bonuses Amount) and the Company is authorised to receive the EBT Loan Amount and EBT Transaction Bonuses Amount on that Seller’s behalf (as applicable), and receipt of such reduced Initial Consideration by the Paying Agent and receipt by the Company of the EBT Loan Amount and the EBT Transaction Bonuses Amount in accordance with Clause 4.6.2 and this Clause 4.6.5 shall be a full and final discharge for the Buyer of its payment obligations under this Clause 4.

4.6.6

Subject to the Paying Agent’s receipt of the Initial Consideration in accordance with Clause 4.6.5, the Nominee hereby agrees that the Paying Agent will pay the Individual Cash Consideration Amount in respect of the B Ordinary Shares held by the Nominee on behalf of each B Share Management Seller to, or as directed by, the relevant B Share Management Seller, and agrees that the payment by the Buyer in accordance with Clause 4.6.2(a) will be in full and final discharge of any obligation to pay the Individual Cash Consideration Amount in respect of the B Ordinary Shares to the Nominee.

4.7	Post-Completion Review of Completion Statement

4.7.1

As soon as reasonably practicable following Completion and in any event within forty five (45) Relevant Business Days following the date of delivery of the Draft Completion Statement or, in the event that the Buyer’s Expert determines the Completion TNAV pursuant to Clause 4.3.4, forty five (45) Relevant Business Days less such number of Relevant Business Days used as part of any Buyer’s Expert determination process in Clause 4.3.4(a), subject always to a minimum of thirty (30) Relevant Business Days, the Buyer shall either:

(a)	confirm to the Investor Sellers in writing the Buyer’s acceptance of the Completion Statement; or

(b)

notify the Investor Sellers in writing of its non-acceptance of the Completion Statement (a “Post-Completion Non-Acceptance Notice”), together with, where possible, written details and calculations supporting each matter disputed and of the specific proposed adjustments.

4.7.2

If the Buyer delivers a Post-Completion Non-Acceptance Notice pursuant to Clause 4.7.1(b), the Buyer and the Investor Sellers shall use all reasonable endeavours to meet and discuss the objections of the Buyer and to agree the adjustments (if any) required to be made to the Completion Statement within ten (10) Relevant Business Days after receipt by the Investor Sellers of the Post-Completion Non-Acceptance Notice (or such longer period as the Buyer and the Investor Sellers may agree).

4.7.3

If the Buyer confirms acceptance of the Completion Statement (either as originally submitted to it or with such modifications as the Buyer and the Investor Sellers agree) or fails to notify the Sellers of non-acceptance in accordance with paragraph 4.7.1(b), the Completion Statement (incorporating any modifications agreed in writing) shall constitute the Final Completion Statement for the purposes of this Deed, which shall be final and binding on the Parties in the absence of manifest error or fraud.

4.7.4

If the Buyer and the Investor Sellers are unable to agree the Completion Statement within ten (10) Relevant Business Days after receipt by the Investor Sellers of the Post-Completion Non-Acceptance Notice (or such longer period as the Buyer and the Investor Sellers may agree), the remaining disputed matters may be referred for determination by either the Buyer or the Investor Sellers to an Expert.

4.7.5	The following provisions shall apply in relation to the Expert appointed pursuant to Clause 4.7.4:

(a)

within fifteen (15) Relevant Business Days of the Expert’s appointment, the Buyer and the Investor Sellers shall each prepare a statement in writing on the remaining disputed matters which (together with the relevant supporting documents) shall be submitted to the Expert and simultaneously copied to the other party;

(b)

each of the Investor Sellers and the Buyer shall be entitled to comment in writing once only on the other’s submission by written notice to the Expert no later than seven (7) Relevant Business Days after receiving that submission, following which neither the Buyer nor the Investor Sellers shall be entitled to make further statements or submissions other than in response to a request from the Expert;

(c)	in making its decision in relation to the dispute, the Expert shall be directed to apply:

(i)	the provisions of Schedule 5;

(ii)

subject to paragraph 4.7.5(c)(i) above, such terms of reference as are submitted jointly to it by the Buyer and the Investor Sellers in writing any time prior to its final decision in relation to the dispute; and

(iii)	subject to Clauses 4.7.5(c)(i) and 4.7.5(c)(ii) above, such terms of reference as it deems reasonably appropriate;

4.7.6	in giving its determination, the Expert shall state what adjustments (if any) are necessary to the Completion Statement in relation to the value of the disputed matters for the purposes of this Deed;

4.7.7

the Expert shall be requested to notify the Buyer and the Investor Sellers of its decision within forty (40) Relevant Business Days of its appointment pursuant to Clause 4.7.4 above, or such reasonable longer period as it may determine;

4.7.8	the Expert shall act as an expert (and not as an arbitrator) in making its determination; and

4.7.9

the Expert’s determination shall be final and binding on the parties in the absence of manifest error or fraud and shall be applied to the Completion Statement which, as adjusted in the manner which the Expert has determined is necessary, shall constitute the Final Completion Statement for the purposes of this Deed.

4.7.10	Each party shall bear its own costs in connection with the Completion Statement, save that:

(a)	the fees and costs of any Buyer’s Expert shall be borne by the Buyer; and

(b)

the fees and costs of any Expert shall be borne in such proportion as the Expert may direct or, in the absence of such direction, 50% by the Buyer and 50% by the Sellers (to be allocated among the Sellers by reference to each Seller’s Completion Share Proportion).

4.7.11

The Buyer and the Sellers shall provide each other, their respective advisers and any Buyer’s Expert or Expert with reasonable access (at reasonable times) to all information relating to the operations of the Group in their respective possession or control, including to all books, records (and the right to take copies, including electronic copies), employees and other personnel, and give all assistance requested, as may in each case be reasonably be required in order for the Buyer, the Sellers, the Buyer’s Expert or Expert (as the case may be) to prepare, review and/or make submissions in relation to, or determine, the Completion Statement.

4.8	Escrow

4.8.1

When the Final Completion Statement has been finally agreed or determined in accordance with this Deed (“Final Determination”), the Consideration and Actual Completion TNAV shall be determined. If the sum of the Consideration, plus any Completion Dividend Amount is:

(a)	less than the sum of the Initial Consideration plus any Paid Dividend Amount:

(i)

the amount by which the sum of the Initial Consideration plus any Paid Dividend Amount exceeds the sum of the Consideration (up to the Escrow Amount) shall be paid from the Escrow Account to the Buyer Nominated Account in accordance with the Escrow Agreement, and the remaining amount in the Escrow Account, if any, shall be paid from the Escrow Account to the Paying Agent Account in accordance with the Escrow Agreement for onward distribution to the Sellers; and

(ii)

where the difference between the Consideration and the sum of the Initial Consideration plus any Paid Dividend Amount exceeds the Escrow Amount (the difference between the Escrow Amount and such amount, the “Downwards Adjustment Excess”), the Escrow Amount shall be paid from the Escrow Account to the Buyer Nominated Account in accordance with the Escrow Agreement and the Buyer shall be entitled to receive, and the Sellers shall each pay to the Buyer Nominated Account in accordance with Clause (c)(i), an additional amount equal to their Completion Share Proportion of the Downwards Adjustment Excess;

(b)

equal to the sum of the Initial Consideration plus any Paid Dividend Amount, the Escrow Amount shall be paid from the Escrow Account to the Paying Agent Account in accordance with the Escrow Agreement (in full and final discharge of the Buyer’s obligation to pay the Consideration pursuant to Clause 4.1.1) and Clause (c)(i) for onward distribution to the Sellers; or

(c)	greater than the sum of the Initial Consideration plus any Paid Dividend Amount:

(i)	first, the Escrow Amount shall be paid from the Escrow Account to the Paying Agent Account in accordance with the Escrow Agreement and Clause (i) for onward distribution to the Sellers; and

(ii)

second, where the difference between the Initial Consideration and the Consideration is more than the Escrow Amount (the difference between the Escrow Amount and such amount, the “Upwards Adjustment Excess”), the Escrow Amount shall be paid from the Escrow Account to the Paying Agent Account in accordance with the Escrow Agreement for onward distribution to the Sellers and the Sellers shall be entitled to receive, and the Buyer shall be required to pay to the Paying Agent Account in accordance with Clause (i), an additional amount equal to the Upwards Adjustment Excess; provided that in no event shall the Buyer be required to pay, in aggregate, to the Sellers more than the Base Consideration Amount.

4.8.2	The Buyer and the Sellers acknowledge and agree that, to the extent:

(a)	any amount payable to the Buyer pursuant to Clause 4.8.1(a) relates to any Dividend Overpayment Amount, such amount shall be settled in the following order of priority:

(i)

firstly, by reducing the amount of any Post-Completion Dividend which is not a Paid Dividend Amount equal to such Downwards Adjustment Excess, in which case the Escrow Agent shall not make any payment out of the Escrow Account in respect of such amount;

(ii)	secondly, out of the Escrow Account; and

(iii)	thirdly, as Leakage;

(b)

any amount payable to the Sellers pursuant to Clause 4.8.1(c) relates to the difference between the Completion Dividend Amount and the Paid Dividend Amount, the Buyer’s obligation to pay under Clause 4.8.1(c)(ii) shall be limited to the Escrow Amount.

4.8.3

The Buyer and the Sellers shall each (i) procure that all amounts to be paid as set out in this Clause 4.8 are paid in cash as soon as reasonably practicable and in any event within ten (10) Relevant Business Days of Final Determination (or such other period as the Buyer and the Investor Sellers agree in writing) and (ii) deliver, or procure to be delivered, all such instructions, notices and consents as may be required pursuant to the terms of the Escrow Agreement to procure the release and delivery of any amounts required to be paid from the Escrow Account pursuant to this Clause 4.8

4.8.4

Each of the Investor Sellers, the Management Sellers’ Representative and the Buyer shall use all reasonable endeavours to ensure that the Escrow Agreement is executed and the Escrow Account is opened as soon as reasonably practicable, and in any event no later than thirty (30) Relevant Business Days following the date of this Deed, including without limitation by providing all “know your customer” information required by the Escrow Agent.

4.8.5	The Investor Sellers and the Management Sellers’ Representative shall not give any instructions to the Escrow Agent without the prior written consent of the other Sellers.

4.8.6

The Buyer and the Investor Sellers agree that the fees and costs of the Escrow Agent to be paid in accordance with the Escrow Agreement shall be borne 50% by the Buyer and 50% by the Investor Sellers and the Management Sellers’ Representative in accordance with the Escrow Agreement.

4.9	Anti-Frustration

The Sellers shall not and shall procure that the Company shall not take or omit to take any action or enter into any transaction or arrangement with the primary purpose of, and with the intention to, artificially increase the Completion TNAV. For the avoidance of doubt, nothing in this Clause 4.9 shall restrict the declaration of any Dividend Buffer in accordance with the terms of this Deed.

4.10	Leakage

4.10.1

Each Seller undertakes to the Buyer to procure that from the Month End Date to (and including) the Completion Date, there will be no Leakage; provided that no Seller shall have any liability to the Buyer under this Clause 4.10 if Completion does not occur.

4.10.2

Each Seller severally undertakes to the Buyer to notify the Buyer in writing of any Leakage having taken place in respect of it by the date falling no later than 3) Relevant Business Days prior to Completion.

4.10.3

In respect of any Leakage to which Clause 4.10.6 applies, the Investor Sellers and the Management Sellers’ Representative shall have the authority to agree on behalf of all Sellers an estimate of the amount of any Leakage less any Leakage Tax Saving that would be due to the Buyer (“Known Leakage Amount”) and all Sellers will be deemed Relevant Sellers in respect of such Leakage in accordance with Clause 4.10.6.

4.10.4	For the avoidance of doubt:

(a)	each Seller’s liability for Leakage is several and not joint or joint and several with any other Seller; and

(b)

the fact that any Leakage is notified or comes to the attention of the Buyer on or prior to Completion shall not affect the Sellers’ obligations or the Buyer’s rights pursuant under this Deed in respect of that Leakage.

4.10.5

If any Leakage occurs each Seller who receives or benefits from (or whose Investor Seller’s Group, in the case of an Investor Seller, or whose Connected Persons, in the case of a Management Seller or B Share Management Seller, or whose Nominee Connected Persons, in the case of the Nominee, receives or benefits from) the Leakage shall after Completion on demand by the Buyer pay to the Buyer an amount in cash in US Dollars (using the mid-point US Dollar spot rate, as quoted by Bloomberg.com at 10:00 a.m. on the date that any Leakage occurred where such Leakage is not in US Dollars) equal to the amount of such Leakage (less any Leakage Tax Saving), save that, for the avoidance of doubt, any amount already taken into account in the calculation of any Known Leakage Amount and taken into account in the determination of the Consideration pursuant to Clause 4.3 shall not be recoverable by the Buyer from any Seller at any time after Completion.

4.10.6

In respect of any Leakage that is received or benefitted from by all Sellers (including if received or benefitted from by any Investor Seller’s Affiliate, any Connected Person of a Management Seller or B Share Management Seller or any Nominee Connected Person), each Seller shall be deemed to have received or benefitted from its Completion Share Proportion of such Leakage and each Relevant Seller shall after Completion on demand by the Buyer pay to the Buyer its Completion Share Proportion of the aggregate amount of such Leakage (less any Leakage Tax Saving). For the avoidance of doubt, any amount already taken into account in the calculation of the Known Leakage Amount and taken into account in the determination of the Consideration pursuant to Clause 4.3 shall not be recoverable by the Buyer from any Seller at any time after Completion.

4.10.7

If any Tax is payable (or would be payable ignoring for these purposes the availability of any Relief) by the Buyer in respect of any payment in respect of Leakage under Clause 4.10.5 or Clause 4.10.6, the relevant Sellers shall pay an additional amount as shall, after taking into account such Tax, leave the Buyer with the same amount as it would have received under Clause 4.10.5 or Clause 4.10.6 (as the case may be) had such Tax not been payable by the Buyer.

4.11	Tax

Any payment made by a Seller to the Buyer or the Buyer to a Seller in respect of a Relevant Claim shall (to the extent legally possible) be treated for Tax purposes as an adjustment to the purchase price of the Shares paid by the Buyer to such Seller to the extent of the payment.

4.12	LB Cell Uncertain Tax Provision

4.12.1	The Company and each of the Sellers irrevocably and unconditionally undertakes to the Buyer to:

(a)

procure that the Group shall establish a provision in the relevant financial statements of the Group Company and its Subsidiaries in an amount equal to the LB Cell Uncertain Tax Provision Amount (the “LB Cell Uncertain Tax Provision”);

(b)	ensure that the Group does not release or otherwise discharge the LB Cell Uncertain Tax Provision without the prior written consent of the Buyer (in its absolute discretion);

(c)	use reasonable endeavours to ensure that the Group’s auditors provide an unqualified opinion in relation to the audited accounts of the Group for the period ending 31 December 2025.

4.12.2	Each of the Sellers acknowledge and agree that the calculation of the Completion TNAV will assume that the Income, Profits or Gains of the LB Cell are not exempt from Tax.

4.12.3

Without prejudice to the provisions of Schedule 7, neither the Sellers or any Group Company shall (i) make, file or submit any return, clearance or ruling application, or any other document relating to Tax; or (ii) discuss, correspond or otherwise engage with HM Revenue & Customs, in each case, in connection with the LB Cell during the period on or before Completion, without the prior written consent of the Buyer.

4.12.4

Without prejudice to the provisions of Schedule 7 or Clause 4.12.3, the Buyer shall consider and discuss in good faith any suggestions made by the Group in relation to filings or other communications to be made with HM Revenue & Customs relating to the LB Cell, in each case between the date of this Deed and the Completion Date.

5.	MANAGEMENT EQUITY

5.1	Rollover

5.1.1

The Buyer has agreed with the Management Rollover Sellers that on Completion the Buyer will issue Rollover Consideration Securities to them equal to the dollar value of the amounts set out next to their names in Management Rollover Tables set out in the Completion Statement and in accordance with the Management Wrapper Agreement, subject to the conditions listed therein (including, without limitation, any such Management Rollover Seller being an Accredited Investor). The value of the Rollover Consideration Securities issued to each Management Rollover Seller will be equal to their Management Rollover Amount as set out in the Management Rollover Tables set out in the Completion Statement.

5.1.2

To the extent that a Management Rollover Seller is not able to satisfy the condition of being an Accredited Investor, such Management Rollover Seller will not be issued with Rollover Consideration Securities and will instead receive the value of such Rollover Consideration Securities in cash.

5.1.3	Notwithstanding the other provisions of this Clause 5.1, the Buyer, the Buyer Guarantor and each of the Management Rollover Sellers acknowledge and agree that:

(a)

the Management Rollover Sellers will receive the Management Rollover Amount in the form of Rollover Consideration Securities in accordance with the terms of the Management Wrapper Agreement and in the amounts set out in the Management Rollover Tables set out in the Completion Statement; and

(b)	the Rollover Consideration Securities will in turn be exchanged by the Management Rollover Sellers for shares of common stock of $0.001 par value per share in the Buyer Guarantor,

in each case in accordance with the Management Wrapper Agreement.

5.2	Options

5.2.1

The Sellers shall procure that all LTIP Options subsisting immediately prior to Completion, whether vested or unvested shall, conditional on Completion occurring, without further action on the part of the holder thereof be cancelled and lapse in full for no consideration on Completion.

5.2.2

Immediately following Completion, the Buyer shall procure that on the Completion Date if it is a Business Day or if not, the next Business Day following the Completion Date, all holders of LTIP Options which lapsed in accordance with Clause 5.2.1 are granted RSUs with an aggregate value on the date of grant of US$14,000,000 which will be apportioned between each option holder on a pro-rata basis by reference to the value of the Shares under their LTIP Options which lapsed immediately prior to Completion under Clause 5.2.1.

5.2.3

The Sellers shall procure that all outstanding and unexercised All-In Options subsisting immediately prior to Completion, whether vested or unvested shall, by virtue of the transactions contemplated by this Deed, conditional on Completion occurring, and without further action on the part of the holder thereof, be cancelled in full and converted into the right to receive an amount in cash, equal to the All-In Option Net Cash Amount, less applicable Taxes and authorised deductions, in each case as at Completion. The Buyer shall, or shall cause the Company to, make the payments contemplated by this Clause 5.2.3 through payroll as promptly as practicable following Completion subject to any applicable regulatory deferral requirements.

5.3	Unallocated B Ordinary Shares

5.3.1

The EBT Trustee hereby agrees to apply the EBT Consideration first, in full and final satisfaction of any cost and liabilities of the EBT Trustee (including the EBT Loan) and second, to distribute any remaining balance of the EBT Consideration to the EBT Transaction Bonus Recipients in accordance with Clause 4.6.4.

5.4	Cash Awards

5.4.1

Immediately following Completion, the Buyer shall procure that all B Share Management Sellers are granted Cash Awards with an aggregate value on the date of grant of US$25,000,000 which will be apportioned between each B Share Management Seller on a pro-rata basis by reference to the value of the B Ordinary Shares they hold immediately prior to Completion.

5.4.2

The Cash Awards will vest on the second anniversary of the date they are granted, and the Buyer will pay, or procure the payment of, the amount comprised in each Cash Award to the relevant B Share Management Seller in the next practicable payroll following vesting (the “Cash Award Payment Date”) subject to the B Share Management Seller:

(a)	remaining in employment with the Group and not being under notice of termination of employment (whether given or received); and

(b)	not being subject to an outstanding disciplinary sanction or performance improvement process with the Group,

in each case as at the Cash Award Payment Date,

other than in the event the B Share Management Seller’s employment with the Group is involuntarily terminated without cause, in which circumstance a pro-rated amount of the Cash Award based on the period from the grant date to the date of termination of employment as a proportionate of the two year vesting period will be payable at Cash Award Payment Date.

6.	POSITION PENDING COMPLETION

6.1	Save as provided for in this Deed and subject always to paragraph 2 of Schedule 7, the provisions of paragraph 1 of Schedule 7 shall apply.

6.2	Contemporaneously with the signature of this Deed by the parties:

6.2.1	the Management Sellers’ Representative shall deliver to the Buyer, or procure the delivery to the Buyer of the duly executed Disclosure Letter and the Management Wrapper Agreement;

6.2.2	the Investor Sellers shall procure the delivery to the Buyer of the duly executed Disclosure Letter and the Management Wrapper Agreement;

6.2.3

the Buyer shall deliver, or procure to be delivered, to the Management Sellers’ Representative the Disclosure Letter duly executed by the Buyer and the Management Wrapper Agreement duly executed by the Buyer and the Buyer Guarantor; and

6.2.4

the Stone Point Funds shall deliver to the Buyer a duly certified copy of the power of attorney under which any Transaction Document has been executed by Stone Point Capital LLC on behalf of Stone Point Funds.

6.3

Within five (5) Business Days following the date of this Deed, the Investor Sellers shall deliver to the Buyer’s Solicitors, or procure the delivery to the Buyer’s Solicitors of, a USB containing the contents of the Data Room as set out in the Data Room Index, together with a certificate from Intralinks confirming that the USB contains such information.

6.4

In the event that the legal and/or beneficial title in any of the B Ordinary Shares is transferred as a result of the Leaver Provisions following the date of this Deed and prior to Completion, paragraph 3 of Schedule 6 shall apply.

6.5	The Sellers shall use all reasonable endeavours to:

6.5.1

procure that the letter of credit facility provided under the L/C Facility Agreement is extended or renewed (including, if required, any change in the amount of the facility) for a period of no less than 12 months for the purposes of providing FAL on behalf of the Corporate Member with respect to the 2026 Year of Account (the “L/C Facility Agreement Extension”) as soon as reasonably practicable and in any case prior to the Cut-Off Date;

6.5.2

where reasonably practical and legally permissible, consult and procure that the Company consults with the Buyer on any material documents or material communications with the L/C Banks relating to the L/C Facility Agreement Extension and take into account any reasonable comments and requests of the Buyer in respect of the L/C Facility Agreement Extension;

6.5.3

keep the Buyer and the Buyer’s Solicitors reasonably informed of any material developments or material communications relating to the L/C Facility Agreement and the L/C Facility Agreement Extension; and

6.5.4

within five (5) Business Days following receipt of the L/C Facility Agreement Extension, delivers to the Buyer (or procure the delivery of) documentation (in form and substance satisfactory to the Buyer (acting reasonably)) evidencing the L/C Facility Agreement Extension in accordance with this Clause 6.5, including, without limitation, any amendment and/or amendment and restatement agreement relating to the L/C Facility Agreement and any other Finance Documents (as defined in the L/C Facility Agreement) entered into by any Group Company in connection with the L/C Facility Agreement Extension (each an “L/C Facility Extension Document” and together, the “L/C Facility Extension Documents”);

provided that nothing in this Clause 6.5 shall require the Sellers or any member of the Group to undertake any action or omission that would be materially detrimental to any of the Sellers or the Group.

6.6	Financing and Other Cooperation

Without prejudice to Clause 3.1.2, from the date of this Deed until Completion, for the purpose of assisting the Buyer: (i) in connection with any information requirements, amendments and/or any refinancing of any of the existing facilities of the Buyer’s Group or (ii) in relation to any new capital raise to be undertaken in connection with the Transaction (the “Financing”), each of the Sellers shall use reasonable endeavours to procure the following in respect of any applicable Group Company:

6.6.1

to the extent reasonably required by the Buyer or its Representatives, make executive officers available for participation, telephonically or by other remote means, in a reasonable number of meetings, due diligence sessions and/or road shows at mutually agreeable times and upon reasonable prior notice and within normal business hours;

6.6.2

assisting in the preparation of any financing documents as may be reasonably required for the Financing and provide such financial and other pertinent information and disclosures regarding the Group Companies as may be reasonably requested by the Buyer or its Representatives and which is prepared by the Group Companies in the ordinary and usual course of business or which is customarily required for completion of capital raises similar to the Financing;

6.6.3

provide such information about the Group Companies and Motion as is reasonably requested by the Buyer or its Representatives with respect to applicable “know your customer” and anti-money laundering rules and regulations, in each case; provided that such requested cooperation:

6.6.4	does not unreasonably interfere with the ongoing operations of the Group Companies or with the Sellers’ ability to fulfil their obligations under this Deed;

6.6.5

does not involve any step or action which would require the consent or approval of, or prior consultation with, any Governmental Authority (which shall for these purposes exclude Lloyd’s) by any Group Company; and

6.6.6

does not, save for the actions expressly set forth in Clauses 6.6.1 to 6.6.3 above, require any Group Company to commit to take any action or incur any liability that would be effective prior to Completion.

6.7	Lloyd’s Syndicate Business Plan

6.7.1	With respect to agreeing the 2026 Lloyd’s Syndicate Business Plan with Lloyd’s, the Sellers shall and shall procure that Inigo Managing Agent Limited shall:

(a)

except to the extent prohibited by applicable Law or by Lloyd’s, consult with and take into account the reasonable views of the Buyer (and its designated Representatives) in respect of any material deviations requested or required by Lloyd’s to the Draft 2026 Lloyd’s Syndicate Business Plan;

(b)	act reasonably and consistently with past practice in agreeing the 2026 Lloyd’s Syndicate Business Plan with Lloyd’s; and

(c)

not make any material deviations to the 2026 Lloyd’s Syndicate Business Plan compared to the Draft 2026 Lloyd’s Syndicate Business Plan without first consulting with the Buyer and taking account its (and its designated Representatives) reasonable views in relation to such proposed deviations save to the extent required by Lloyd’s and acting in accordance with sub-paragraph 6.7.1(a) above.

6.8	2026 Year of Account FAL

6.8.1	The Sellers shall procure that:

(a)	no individual or entity outside of the Group shall have tenancy rights (whether directly or by way of renewal rights on a FAL reinsurance arrangement) to participate as a Member of the Syndicate; and

(b)

that no Group Company shall between the date of this Deed and ending on (and including) the Completion Date sell, transfer, auction or “drop” any rights to participate as a Member of the Syndicate, or enter into any agreement to allow any person to share (economically or otherwise) in a participation on the Syndicate, other than ordinary course Syndicate reinsurance and, with respect to the 2025 Year of Account and the 2026 Year of Account only, the participation on Syndicate and provision of FAL by Inter Hannover (No.10) Limited and the quota share reinsurance and provision of FAL by the LB Cell in accordance with the then current Business Plan, unless otherwise agreed in writing by the Buyer

6.8.2

The Sellers shall, and shall procure that all other members of the Group shall consult with the Buyer and consider the reasonable input of the Buyer regarding the approach to and terms of any new third party member reinsurance or other FAL provision arrangements with respect to the Syndicate (including by providing the Buyer with copies of the proposed agreements and considering the Buyer’s reasonable comments prior to executing such agreements) and excluding, for the avoidance of doubt, the Group’s arrangements with the LB2 Cell and Hannover (No.10) Limited and any ordinary course syndicate reinsurance.

6.9	Insurance Contracts

6.9.1	The Sellers shall use reasonable endeavours to procure that the Group, between the date of this Deed and the Completion Date, uses reasonable endeavours to:

(a)	obtain waivers from each relevant counterparty in respect of any termination rights that would arise as a result of Completion under each Relevant Contract; and

(b)

obtain waivers from each relevant counterparty in respect of any termination rights that would arise as a result of Completion under any inwards or outwards contract of insurance or reinsurance that is renewed between the date of this Deed and Completion.

6.10	ERS Rectification

From the date of this Deed until Completion, the Buyer and the Sellers agree to (i) discuss in good faith any Tax issues relating to employment related securities issued by the Company prior to the date of this Deed and (ii) use reasonable endeavours to procure that any such issues are rectified.

6.11	FIRPTA Certificate

From the date of this Deed until Completion, the Sellers shall use best endeavours to procure that Motion delivers to the Company:

6.11.1	a certificate duly executed by Motion, dated as of the Completion Date, satisfying the requirements set forth in US Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h); and

6.11.2

a form of notice from Motion to the US Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Buyer, certifying that Motion is not nor has been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five years preceding the Completion Date.

7.	COMPLETION

7.1

Completion shall take place on the first Business Day immediately following the Completion Statement Date or, if later as a result of the time periods set out in Clause 4.3, the first Business Day of the next month immediately following the Completion Statement Date, or such later date as may be agreed between the parties in writing (the “Completion Date”); provided that in no event shall Completion take place prior to the Inside Date. For the avoidance of doubt, once the Sellers and the Buyer have each complied with all of their respective obligations pursuant to Clause 7.3, Completion shall be deemed to have occurred once the Paying Agent and the Escrow Agent (as applicable) have confirmed receipt of the Initial Consideration from the Buyer in accordance with Clause 4.6.2.

7.2	Each Seller shall procure that the Shareholders’ Agreement in respect of the Company is terminated with effect from Completion.

7.3	At Completion:

7.3.1	each of the Sellers shall comply with their obligations set out in Part A of Schedule 1; and

7.3.2	the Buyer shall comply with its obligations set out in Part B of Schedule 1.

7.4	Upon Completion having occurred, the power of attorney in respect of each Seller in Schedule 6 shall take effect.

7.5	Neither the Buyer nor the Sellers shall be obliged to complete the sale and purchase of any Shares unless the sale and purchase of all the Shares are completed simultaneously.

7.6

If either the Buyer or any Seller (as applicable) fails to materially comply with any Material Completion Obligation, the Investor Sellers and the Management Sellers’ Representative (in respect of any such failure of a Material Completion Obligation by the Buyer) or the Buyer (in respect of any such failure of a Material Completion Obligation by any Seller) shall be entitled by written notice to the Buyer or the Investor Sellers and the Management Sellers’ Representative (as applicable):

7.6.1	to defer Completion for a period of up to ten (10) Relevant Business Days (in which case the provisions of this Clause 7 shall apply to Completion as so deferred);

7.6.2	to require the parties to effect Completion so far as practicable having regard to the defaults that have occurred; or

7.6.3	subject to Completion having first been deferred under Clause 7.6.1, to terminate this Deed with immediate effect, subject to Clause 18.

For the avoidance of doubt, neither Party shall be entitled to terminate this Deed as a result of any failure to comply with any obligations under this Deed which is not a Material Completion Obligation.

8.	ACCESS TO INFORMATION

8.1

Subject to Clause 8.2 and Clause 8.3, during the period between the date of this Deed and Completion (both dates inclusive), the Sellers shall procure that the Company shall, to the extent permissible under applicable Law:

8.1.1	use reasonable endeavours to:

(a)	keep the Buyer reasonably informed of any material developments in the business and affairs of the Group and Motion as a whole, including, for the avoidance of doubt:

(i)	the process of reinsuring to close the 2023 Year of Account, and

(ii)	the processing of and reserving for material claims;

8.1.2	provide to the Buyer:

(a)

the unaudited combined profit and loss accounts of the Group (if such profit and loss accounts and balance sheet are routinely produced by the Group), and the unaudited accounts for the Syndicate (if such unaudited accounts are routinely produced by the Syndicate), relating to each month during such period;

(b)

the unaudited combined profit and loss accounts and balance sheet of the Group and the Syndicate relating to each quarterly period during such period and a statement of cash flows relating the 2025 financial year end;

(c)	the reserve committee paper relating to each quarterly period during such period;

(d)	information on any material updates to the Syndicate’s “Claims watchlists”;

(e)	to the extent permissible under applicable Law, summaries of any material correspondence with the PRA, the FCA and/or Lloyd’s relating to any member of the Group regulated thereby;

(f)	a copy of each Quarterly Monitoring Return B (“QMR”) as filed by Inigo Managing Agent Limited with Lloyd’s relating to each quarterly period during such period;

(g)	management accounts in the form provided in the Data Room folder 2.2;

(h)

to the extent not provided as part of items (a) to (g) above, statements setting out the tangible net asset value in respect of the Group as at month end for each month during such period, in each case in accordance with Schedule 5 save that the month ending 31 October 2025 the Company shall only be required to provide management accounts in the form provided by (g) above (in addition to items (a) to (f)), in each case, as soon as reasonably practicable following the date on which these are available in the ordinary course of business for the Group; and

8.1.3

use reasonable endeavours to provide the Buyer and its Representatives with reasonable access to the executive officers of the Group at mutually agreeable times, upon reasonable prior notice and within normal business hours.

8.2	The obligations under Clause 8.1 shall not apply to the extent that such access would, in the reasonable opinion of any Investor Seller, the Management Sellers’ Representative or any Group Company:

8.2.1

be contrary to any law, court order, regulation (including in respect of anti-trust or competition matters) or published (or otherwise publicly announced) advice, directions or rules from any Governmental Authority which is binding on the Company or such Subsidiary;

8.2.2

be in violation of applicable Laws, court order, regulation or published (or otherwise publicly announced) advice, directions or rules from any Governmental Authority, any fiduciary or similar obligations or duties owed to any Sellers, or the provisions of any contract or arrangement to which the Company or such Subsidiary is a party;

8.2.3	be reasonably likely to prejudice or delay satisfaction of the Conditions;

8.2.4	disrupt the business activities of any member of the Group or its management in any material respect;

8.2.5	requires the disclosure of commercially sensitive or confidential information to any person who has not entered into a binding non-disclosure agreement in favour of the Group; or

8.2.6	requires the disclosure of information which is subject to legal privilege.

8.3

Notwithstanding anything express or implied to the contrary in this Deed, and save as set out in Clause 8.1.2(h) above, neither the Sellers nor any member of the Group shall be required to provide any information to the Buyer pursuant to Clause 8.1 in any format other than as exists at the relevant time, or otherwise to manipulate or reconfigure any data regarding the Group or any of its assets, financial performance or condition or operations.

8.4

The Buyer acknowledges that the Sellers may need access from time to time after Completion, for legal, tax, regulatory or accounting purposes, to records and information held by the Company or the Subsidiaries to the extent such records and information pertain to events occurring prior to Completion, and accordingly the Buyer agrees that it shall procure that the Company and the Subsidiaries:

8.4.1	properly retains and maintains such records and information for the longer of seven (7) years or such period as is required under the applicable Law relating thereto; and

8.4.2

upon reasonable request from any Seller and upon being given reasonable notice by that Seller and subject to that Seller giving such undertakings as to confidentiality as the Buyer may reasonably require, to allow such Seller, their Affiliates and their respective officers, employees, agents, auditors, advisers and representatives, to inspect, review and, at the cost of the relevant Seller, make copies of such records and information (or parts thereof) and to have access to relevant employees of the Group, in each case, for and only to the extent necessary for such purposes.

9.	SELLER’S WARRANTIES

9.1	The Sellers acknowledge that the Buyer is entering into this Deed in reliance upon the Fundamental Warranties.

9.2	Each Investor Seller and each Minority Shareholder (in each case in respect of itself only) warrants to the Buyer that:

9.2.1	the Fundamental Warranties set out in paragraphs 1.1 to 1.8 of Schedule 2 are, in so far as relating to that Seller, true and accurate as at the date of this Deed; and

9.2.2

the Fundamental Warranties set out in paragraphs 1.1 to 1.8 and 1.10 of Schedule 2 shall be, in so far as relating to that Seller, deemed repeated or made (as applicable) immediately prior to Completion.

9.3	The Nominee warrants to the Buyer that:

9.3.1	the Fundamental Warranties set out in paragraphs 1.1 to 1.7 and 1.9 of Schedule 2 are true and accurate as at the date of this Deed; and

9.3.2	the Fundamental Warranties set out in paragraphs 1.1 to 1.7, 1.9 and 1.10 of Schedule 2 shall be deemed repeated or made (as applicable) immediately prior to Completion.

9.4	Each Management Seller (in respect of itself only) warrants to the Buyer that:

9.4.1	the Fundamental Warranties set out in paragraphs 2.1 to 2.5 of Schedule 2 are true and accurate as at the date of this Deed; and

9.4.2	the Fundamental Warranties set out in paragraphs 2.1 to 2.5 and 2.7 of Schedule 2 shall be deemed repeated or made (as applicable) immediately prior to Completion.

9.5	Each B Share Management Seller (in respect of itself only) warrants to the Buyer that:

9.5.1	the Fundamental Warranties set out in paragraphs 2.1 to 2.4 and 2.6 of Schedule 2 are true and accurate as at the date of this Deed; and

9.5.2	the Fundamental Warranties set out in paragraphs 2.1 to 2.4, 2.6 and 2.7 of Schedule 2 shall be deemed repeated or made (as applicable) immediately prior to Completion.

9.6	The Fundamental Warranties and any Relevant Claims are subject to the provisions of Clause 8.4.2.

9.7	Each of the Fundamental Warranties is given by each of the Sellers solely on behalf of itself and not on behalf of any other Seller.

9.8

Each of the Fundamental Warranties shall be interpreted as separate and independent so that, save as expressly provided, each such Fundamental Warranty shall not be limited by reference to any other Fundamental Warranty.

10.	LIMITATIONS ON THE SELLERS’ LIABILITY

Each Seller’s liability under this Deed and any Transaction Document shall be limited or excluded by the provisions of Schedule 3.

11.	BUYER WARRANTIES, ACKNOWLEDGEMENTS AND UNDERTAKINGS

11.1

Each of the Buyer and the Buyer Guarantor warrant and undertake to the Sellers that the Buyer Warranties are true and correct (in respect of itself only and provided that the Buyer Warranties in paragraphs 6, 9 and 10 of Schedule 4 shall be given by the Buyer only) as at the date of this Deed and as at the Completion Date.

11.2

Each of the Buyer Warranties shall be interpreted as separate and independent so that, save as expressly provided, each such Buyer Warranty shall not be limited by reference to any other Buyer Warranty.

11.3	The Buyer and the Buyer Guarantor jointly and severally undertake to each Seller that it:

11.3.1

will take all actions required to ensure availability of necessary cash resources in immediately available funds (“Funds”), as at Completion Date, enabling it to make all payments due to be made pursuant to Clause 4.8.1(c)(ii) and paragraph 1 of Part B of Schedule 1 and otherwise under this Deed; and

11.3.2	will not, and will procure that no other member of the Buyer’s Group shall, take any action or fail to take any steps which might be reasonably likely to:

(a)	result in the Funds or any part of the Funds not being available when required to make any payment pursuant to this Deed; or

(b)

if applicable, prejudice the ability of the Buyer to draw down the Funds in order to comply with its obligations under this Deed (including under Clause 4.8.1(c)(ii) and paragraph 1 of Part B of Schedule 1).

11.4

The Buyer acknowledges and agrees that, the Buyer has no rights against and may not make any claim against any employee, director, agent, officer or (except to the extent such adviser has entered into a reliance letter with the Buyer or any member of the Buyer’s Group) adviser of the Sellers, the Company or either of their Affiliates on whom it may have relied before agreeing to any term of, or entering into, this Deed or any Transaction Document, and each and every such person shall be entitled to enforce this Clause 11.4 under the Contracts (Rights of Third Parties) Act 1999. Nothing in this Clause 11.4 shall limit the ability of the Buyer to bring any claim against (i) the Sellers or any employee, director, agent, officer or adviser of the Sellers, the Company or either of their Affiliates in respect of a claim arising as a result of fraud or fraudulent misrepresentation by the Sellers or any such person, or (ii) any Sellers to the extent permitted by any contractual arrangements between a Seller and the Buyer.

11.5

Subject to Clause 11.6.2, the Buyer shall, for a period of at least six (6) years from Completion, use reasonable endeavours to procure that the Group maintains in effect and continues to provide to the fullest extent permitted by applicable Law all material rights to indemnification, advancement of expenses, exculpation and other limitations on liability in effect as of the date hereof in favour of any person who is or prior to the date hereof has been or becomes prior to Completion, a director or officer of any member of the Group, on terms not materially less favourable than those in effect on the date of this Deed with respect to conduct, actions or omissions taken or not taken prior to Completion solely in their capacity as a director or officer of any member of the Group but in each case excluding (to the extent applicable) any conduct, actions or omissions taken or not taken in their capacity as an employee of any member of the Group.

11.6	Insurance and Director Arrangements

11.6.1	It shall be the sole responsibility of the Buyer to ensure that adequate insurance arrangements are put in place in relation to the Company and the Subsidiaries with effect from Completion.

11.6.2

The Buyer shall ensure that, for six (6) years from Completion, the Company and each Subsidiary maintains in force such “run–off” directors’ and officers’ liability insurance policies as will enable each Outgoing Board Member to make claims arising out of any matter, cause or event occurring on or before Completion (a “Pre-Completion Event”) under those policies on terms and conditions that are, in every material respect, not materially less advantageous to the Outgoing Board Member than the directors’ and officers’ liability insurance policies maintained by the members of the Group as at the date of this Deed; provided that (i) the Buyer shall purchase and implement any such policies with effect from the Completion Date (in consultation with the Investor Sellers and the Management Sellers’ Representative) and (ii) in no event shall the Buyer be required to incur any such costs (for each policy or in the aggregate) more than 250% the cost of the directors’ and officers’ liability insurance policies maintained by the members of the Group as at the date of this Deed (the “D&O Premium Cap”). For the avoidance of doubt, the cost of any such directors’ and officers’ liability insurance policies up to the D&O Premium Cap shall be borne by the Buyer or the Buyer’s Group and not be accrued or otherwise reflected in Completion TNAV, Permitted Leakage or Leakage, with any amounts in excess of the D&O Premium Cap being deemed as Leakage and included in the Known Leakage Amount.

11.6.3

The Buyer shall (and shall ensure that the Company and each Subsidiary shall), from and after Completion and to the fullest extent permitted in accordance with the applicable Laws, ensure the waiver, release and discharge of each Outgoing Board Member by the Company and each Subsidiary from any and all claims, demands, proceedings, causes of action, orders, obligations and liabilities arising out of any Pre-Completion Event which the Company and each relevant Subsidiary has or may at any time have had against any Outgoing Board Member, respectively. The Buyer shall ensure that the Company and the Subsidiaries shall not, directly or indirectly, assert any claim or demand, or commence, institute or cause to be commenced or instituted any proceedings of any kind relating to any Pre-Completion Event against any Outgoing Board Member, respectively. Nothing in this Clause 11.6.3 shall limit the ability of the Buyer to bring any claim against any Outgoing Board Member in respect of a claim arising as a result of fraud or fraudulent misrepresentation by any Outgoing Board Member.

11.6.4

The provisions of Clauses 11.6.1 and 11.6.3 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Outgoing Board Member may have at law, by contract or otherwise. Subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999, a Outgoing Board Member may enforce the terms of Clauses 11.6.1 and 11.6.3.

12.	BUYER GUARANTOR

12.1	The Buyer Guarantor as primary obligor (and not as a surety) unconditionally and irrevocably:

12.1.1

guarantees by way of continuing guarantee to the Sellers the due and punctual performance by the Buyer of its payment obligations under Clauses 4.6.2 and 4.8.1(c)(ii) and any obligation of the Buyer to pay, to the extent that such amount has been agreed between the Buyer and Sellers in writing or has otherwise been determined by a court of competent or arbitral tribunal of competent jurisdiction in a final, non-appealable judgment against the Buyer, any damages (for the avoidance of doubt, excluding for these purposes any incurred costs of enforcement and reasonably and properly incurred legal costs and expenses) payable to the Sellers with respect to any breach of this Deed by the Buyer; and

12.1.2

agrees that if the Buyer fails to make any payment when it is due under Clauses 4.6.2 and 4.8.1(c)(ii), the Buyer Guarantor shall on demand pay (or procure the payment of) that amount to the Sellers (provided that in no event shall the aggregate liability of the Buyer Guarantor, when taken together with liability the Buyer, under this Deed shall be in excess of the Consideration).

12.2

The Buyer Guarantor unconditionally and irrevocably undertakes to procure that the Buyer shall perform each of its obligations under this Deed, in each case in accordance with the terms set out in this Deed.

12.3

The Buyer Guarantor’s obligations under Clause 12.1 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Buyer.

12.4

The Buyer Guarantor’s liabilities under Clause 12.1 are not affected by an arrangement which the Sellers may make with the Buyer or with another person which (but for this Clause 12.4) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

12.5

Without affecting the generality of Clause 12.4, the Sellers may at any time they think fit and without reference to the Buyer Guarantor and without prejudice to the Buyer Guarantor’s obligations under this Clause 12:

12.5.1	grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Buyer under this Deed;

12.5.2	give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Sellers;

12.5.3	discharge a party to other securities or guarantees held by the Sellers and realise all or any of those securities or guarantees; and

12.5.4	compound with, accept compositions from and make other arrangements as agreed with the Buyer or a person or persons liable on other securities or guarantees held or to be held by the Sellers.

12.6

So long as the Buyer is under an actual or contingent obligation under this Deed, the Buyer Guarantor shall not exercise a right, which it may at any time have by reason of the performance of its obligations under Clause 12.1 above to claim a contribution from another surety of the Buyer’s obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the Buyer’s rights under this Deed or of any other security taken by the Buyer in connection with this Deed.

12.7

The Buyer Guarantor’s liabilities under Clause 12.1 are not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

12.8

The Buyer Guarantor waives any right it may have of first requiring the Sellers (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Buyer Guarantor under Clause 12.1.2. This waiver applies irrespective of any law or any provision of this Deed to the contrary.

12.9

Each payment to be made by the Buyer Guarantor under this Clause 12 shall be made in the currency in which the relevant amount is payable by the Buyer, and shall be made in full without any set-off, restriction, condition or counterclaim.

13.	SELLER WAIVER OF CLAIMS

13.1

Each Seller acknowledges and agrees that on and from Completion, except in the case of fraud or fraudulent misrepresentation, any matter agreed in the Transaction Documents (excluding with respect to any Completion Dividend) and any matter related to a person’s unpaid remuneration (other than reimbursement expenses) due in connection with their employment, position as an officer or engagement by any Group Company or Motion, with effect from Completion, such Seller has no rights or remedies against (and has not assigned any rights or remedies against) and shall not bring or make any claim (or assign any rights or remedies which results in a third party bringing a claim) against any Group Company or Motion in respect of claims arising prior to Completion and such Seller hereby irrevocably releases and waives any such claim, proceeding, suit or action.

14.	RESTRICTIVE COVENANTS

14.1

In order to confer upon the Buyer the full benefit of the business and goodwill of the Group and Motion, each Seller severally (and in respect of such person only) undertakes to the Buyer that they shall not during the Restricted Period, either directly or indirectly:

14.1.1

offer employment to or enter into a contract for the services of, or in any way that is competitive with the Restricted Business at the relevant time, solicit or attempt to entice away from any Group Company or Motion, any (i) Senior Employee or (ii) any other individual who has a basic annual salary for the financial year in which this Deed takes effect equal to or greater than £100,000 (or equivalent) per annum, and who in each case is at the relevant time and was at Completion, employed or directly engaged by the Company or any of its Subsidiaries; and

14.1.2

each Seller who is not an Investor Seller or a Minority Shareholder severally (and in respect of such person only) undertakes to the Buyer that they shall not during the Restricted Period, either directly or indirectly in any way that is competitive with the Restricted Business, solicit or entice away from any Group Company or Motion any supplier who, at the relevant time supplies, and at Completion had supplied, goods and/or services to any Group Company or Motion, in each case, with whom the relevant Seller had material dealings with at any time during the 12 months immediately prior to Completion and; provided that, nothing in this Clause 14.1 shall restrict any Seller from:

14.1.3	advertising any position of employment to the public generally;

14.1.4	the engagement of a third party to carry out a search, provided such third party is not instructed to target any Senior Employee or other individual; or

14.1.5	soliciting or engaging with any supplier of goods and/or services in a manner that is not intended to entice such supplier away from any Group Company or Motion in the ordinary course of its business.

14.2

Subject to Clause 14.3, in order to confer upon the Buyer the full benefit of the business and goodwill of the Group and Motion, each Restricted Manager Seller severally (and in respect of such person only) undertakes to the Buyer that they shall not during their respective Restricted Period either directly or indirectly:

14.2.1

carry on or be employed, engaged or interested in any business which is in competition with the Restricted Business, with which the Restricted Manager Seller was materially involved at any time during the 12 months immediately prior to Completion, in the Restricted Territories;

14.2.2

in any way that is competitive with the Restricted Business, deal with, solicit or seek to solicit the custom of any Restricted Customer with whom the Restricted Manager Seller had material dealings with, in each case at any time during the 12 months immediately prior to Completion; and

14.2.3

make any statement in relation to the Group or Motion (including the Buyer’s and its Affiliates’ interests in the Group or Motion), that such Restricted Manager Seller knows or ought reasonably to know or reasonably believes will disparage or defame, or be harmful to the goodwill of, any Group Company or Motion, the Buyer or any of its Affiliates in any material respect; provided, however, that nothing in this Clause 14 shall be deemed or construed to (i) prohibit or restrict such Restricted Manager Seller from participating in any investigation, proceeding, legal or quasi-legal process or inquiry by any Governmental Authority, (ii) interfere with any protected right of such Restricted Manager Seller to file a charge or complaint with any applicable Governmental Authority which is required by Law and to recover any resulting award offered by such Governmental Authority associated with such charge or complaint (iii) prohibit such Restricted Manager Seller from engaging in ‘whistle-blowing’ or other activities expressly protected or compelled by applicable Law for these purposes, (iv) prohibit or restrict such Seller from bringing a claim or initiating proceedings against the Group or Motion, the Buyer or any of its Affiliates, in respect of any breach of contract or duty, or (v) prohibit or restrict any communication made by a Restricted Manager Seller in their capacity as an employee or officer of the Group or Motion to any other officer or employee of any member of the Group, Motion, the Buyer or its Affiliates.

14.3	Nothing in this Clause 14 shall restrict any Seller from:

14.3.1

holding by way of a bona fide investment or through a non discretionary fund, in aggregate, less than 5% of any class of shares or debentures in any business which is in competition with the Restricted Business which is listed on the London Stock Exchange, the New York Stock Exchange or any other recognised exchange in any jurisdiction;

14.3.2

holding any shares or debentures or making any investments (including through a non discretionary fund) in any Restricted Business (i) which have been disclosed in writing to the Buyer on or before the date of this Deed and (ii) with the Buyer’s consent;

14.3.3	carrying on or being involved in any capacity in (whether directly or indirectly) any business or activity that is based or located outside of the Restricted Territories;

14.3.4	holding any non-executive directorship provided that such non-executive directorship is on the board of a company which is not (and its Affiliates are not) competitive with the Restricted Business;

14.3.5	holding any position or role at Lloyd’s, any recognised industry body or association or any Governmental Authority; or

14.3.6	carrying on, or being employed, engaged or interested in, the business of Marsh & McLennan Companies, Inc., Aon Plc and/or Willis Towers Watson Plc or any of their respective Affiliates.

14.4

The undertakings in this Clause 14 are intended for the benefit of the Buyer, Motion and each Group Company and apply to actions carried out by any Seller in any capacity whatsoever and whether directly or indirectly, on behalf of it or any other person or jointly with any other person.

14.5

Each Seller agrees that the undertakings contained in this Clause 14 are reasonable and necessary for the protection of the Buyer’s legitimate interests in the goodwill of the Group and Motion and shall be construed as separate and independent undertakings. If any undertaking contained in this Clause 14 is found to be void or unenforceable but would be valid and enforceable if some part or parts of the undertaking were deleted, such undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

14.6

Each Seller acknowledges that damages may not be an adequate remedy for any breach of the undertakings in this Clause 14 and that the Buyer shall be entitled to seek the remedies of injunction, specific performance and any other equitable relief for any threatened or actual breach of such undertakings in this Clause 14.

14.7

Without prejudice to Clause 14.6, if any undertaking in this Clause 14 is found by any court or other competent authority to be void or unenforceable, the parties shall negotiate in good faith to replace such void or unenforceable undertaking with a valid provision which, as far as possible, has the same commercial effect as the provision which it replaces.

14.8	Nothing in this Clause 14 shall replace, supersede or modify any other restrictive covenants included in any other agreement between a Seller and any Group Company.

15.	CONFIDENTIAL INFORMATION

15.1	Subject to Clause 15.2, each party shall treat the following information as confidential to the extent obtained as a result of or in connection with entering into or performing this Deed:

15.1.1

details of the provisions or subject matter of this Deed, any Transaction Document and any other agreement or arrangement entered into pursuant to or in connection with this Deed and any Relevant Claim or potential Relevant Claim hereunder or thereunder;

15.1.2

information relating to the negotiations leading to the execution of this Deed, any Transaction Document and any other agreement or arrangement entered into pursuant to or in connection with this Deed;

15.1.3

in the case of the Sellers, any information received or held by the Sellers or any of their respective officers, employees, agents or advisers which relates to the Buyer and/or any of the Buyer’s Group; and

15.1.4

in the case of the Buyer, any information received or held by the Buyer or any of its officers, employees, agents or advisers which relates to any or all of the Sellers and/or any Affiliate of the Sellers or, prior to Completion, any member of the Group or Motion,

(together, “Confidential Information”); provided that each party shall always be permitted to confirm that the transactions to be effected by this Deed has taken place without providing any further information.

15.2	Any party may disclose information otherwise required by Clause 15.1 to be treated as confidential:

15.2.1	if and to the extent required by Law;

15.2.2

if and to the extent required by any Governmental Authority or securities exchange in any relevant jurisdiction provided that the disclosure shall, if permitted by Law and so far as is practicable, be made after consultation with the other party to whom the Confidential Information relates;

15.2.3

to the extent that preventing that disclosure would cause any transaction contemplated by this Deed or any documents referred to herein to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU;

15.2.4

which is required for the purposes of the preparation of, or to be included within, accounts, financial statements and/or Tax returns or other submissions to or communications with any Tax Authority in connection with the Tax affairs of the disclosing party or any member of the Group or Motion (and for these purposes information shall be deemed required for the purposes of communications with any Tax Authority where the disclosing party determines, acting reasonably, that the provision of such information in response to an informal request from such Tax Authority is advisable);

15.2.5	to the extent required to enable such party to carry out its obligations under this Deed;

15.2.6	in the case of the Buyer:

(a)

to members of the Buyer’s Group, and to any of their respective employees, officers, agents, professional advisers, auditors or bankers whose function requires them to have the relevant Confidential Information in each case from time to time;

(b)

to any bank, financial institution or other actual or potential financier, and any of their respective employees, officers, agents, professional advisers or auditors to the extent reasonably required in the ordinary course of business in connection with the financing arrangements of the Buyer and any other member of the Buyer’s Group, provided such person is subject to confidentiality obligations in respect of such information;

(c)	to any rating agency to the extent reasonably required, provided that such person is subject to confidentiality obligations in respect of such information;

(d)

as reasonably required for the purposes of any materials prepared for investor presentations or those participating in investor calls that are customary in connection with transactions of this type and do not contain any information relating to the transactions contemplated by this Deed that have not been previously announced or made public and does not reveal material, non-public information regarding the Sellers; or

(e)

as reasonably required for the purposes of any Financing or other investor relations activities customary in connection with transactions of this type (including the preparation, disclosure and/or publishing of investor presentations, roadshow materials, financial information and other materials or information customarily required in connection with capital raises);

15.2.7	in the case of the Sellers:

(a)

to Affiliates of the Sellers, and to their employees, officers, agents, professional advisers, auditors or bankers, and to the Employees and the agents, professional advisers, auditors or bankers of each of the members of the Group, on a need to know basis in each case from time to time; or

(b)

to any bank, financial institution, outward reinsurer or other actual or potential financier, and any of their respective employees, officers, agents, professional advisers or auditors to the extent reasonably required in the ordinary course of business in connection with the financing or outward reinsurance arrangements of a Seller, its Affiliates or any member of the Group, provided such person is subject to confidentiality obligations in respect of such information;

15.2.8

to an adviser (including any broker engaged by such party for the purpose of arranging the W&I Insurance Policy) for the purpose of advising in connection with the transactions contemplated by this Deed or to the W&I Insurer provided that such disclosure is necessary for these purposes and is on the basis the party disclosing such information ensures that such adviser or the W&I Insurer (as relevant) keep such information confidential on substantially the same terms which apply to the disclosing party under this Deed;

15.2.9	if and to the extent such information is or becomes publicly available through no breach of this Deed by that party; or

15.2.10	if and to the extent each other party has given prior written consent to the disclosure.

15.3

Each party shall ensure that any person to whom Confidential Information is disclosed pursuant to Clause 15.2.6 or Clause 15.2.7 is made aware of the obligations of confidentiality contained in this Clause 15.

16.	ANNOUNCEMENTS

16.1

No party may make any press release or other public announcement (including any press release or public announcement to any customers or suppliers of the members of the Group or any Employees) about this Deed or the transactions contemplated by it prior to or after Completion except the Agreed Announcements, a Form 8-K (including exhibits) to be filed with, or furnished to, the United States Securities and Exchange Commission by the Buyer on or around the date of this Deed or with the prior written consent of (a) each Investor Seller and the Management Sellers’ Representative, in the case of any press release or other public announcement proposed to be made by the Buyer, or (b) the Buyer, in the case of any press release or other public announcement proposed to be made by any of the Sellers or any member of the Group (in each case, which consent shall not be unreasonably withheld or delayed).

16.2	Clause 16.1 shall not apply to a press release or other public announcement if and to the extent:

16.2.1	such announcement is required by Law or required by any Governmental Authority or securities exchange in any relevant jurisdiction;

16.2.2

in the case of the Buyer, such announcement is included in any materials prepared for investor presentations or those participating in investor calls, and does not contain any information relating to the transactions contemplated by this Deed that have not been previously announced or made public and does not reveal material, non-public information regarding the Sellers and the Buyer shall not be required to consult with or provide an opportunity to review and comment to each Investor Seller and the Management Sellers’ Representative so long as such announcement is made by it in compliance with this Clause 16.2.2; or

16.2.3	such announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights and benefits under this Deed which is permitted by Clause 20;

provided that, subject to Clause 16.2.2, the party required to make such a press release or announcement shall use reasonable endeavours to first notify (a) each Investor Seller and the Management Sellers’ Representative, in the case of such a press release or announcement required to be made by the Buyer, or (b) the Buyer, in the case of such a press release or announcement required to be made by any of the Sellers, and take such steps as may be legally permissible and reasonably practicable in the circumstances to consult with such other party before the relevant release or announcement is made, and take into account their reasonable comments as to its timing, content and manner of despatch.

17.	NOTICES

17.1

All notices, requests, consents, claims, demands and other communications under this Deed shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail with receipt confirmed or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Clause 17).

17.2	Notices under this Deed shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 17.3:

To the Buyer:

[Redacted.]

Attention:  [Redacted.]

Tel:     [Redacted.]

E-mail:   [Redacted.]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ

Attention:  Todd Freed; George Gray

Tel:     +1 212 735 3714; +44 207 519 7114

E-mail:   Todd.Freed@skadden.com; George.Gray@skadden.com

To the Management Sellers’ Representative:

[Redacted.]

Attention:  [Redacted.]

Tel:     [Redacted.]

E-mail:    [Redacted.]

with a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ, United Kingdom

Attention:  Ashley Prebble; James Cashier

Tel:      +44 20 7006 3988

E-mail: ashley.prebble@cliffordchance.com;

james.cashier@cliffordchance.com

To the Investor Sellers:

To the relevant address, e-mail address and for the attention of each of those persons set out in column 2 of Part A of Schedule 8 or such other person, e-mail address or address as an Investor Seller may notify to the parties from time to time.

To the Minority Shareholders:

To the relevant address, e-mail address and for the attention of each of those persons set out in column 2 of Part A of Schedule 8 or such other person, e-mail address or address as an Investor Seller may notify to the parties from time to time.

To Sellers’ Solicitors:

Clifford Chance LLP

10 Upper Bank Street London

E14 5JJ, United Kingdom

Attention: Ashley Prebble; James Cashier

Tel:     +44 20 7006 3988

E-mail:     ashley.prebble@cliffordchance.com;

    james.cashier@cliffordchance.com

To the EBT Trustee and the Nominee:

[Redacted.]

Attention: [Redacted.]

Tel:     [Redacted.]

E-mail:    [Redacted.]

  [Redacted.]

17.3

A party may from time to time notify the other parties of any other person (or persons) or address (or addresses) for the receipt of notices or copy notices. Any such change shall take effect five (5) Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place.

17.4

Any notice, consent or other communication given in accordance with Clause 17.1 and received after 5.30 p.m. on a Business Day, or on any day which is not a Business Day, shall for the purposes of this Deed be regarded as received on the next Business Day.

18.	TERMINATION

18.1

Subject to Clause 18.2, no party shall have any right to rescind or terminate this Deed prior to Completion for any reason whatsoever (including, without limitation, for breach of any Fundamental Warranty).

18.2	This Deed may only be terminated pursuant to and in accordance with Clause 3.12, Clause 4.4.1, 4.4.2 or Clause 7.6.3.

18.3

In the event of the termination of this Deed in accordance with its terms, no party nor any of its Affiliates shall have any claim under this Deed against any other party or any of their Affiliates, save that:

18.3.1	the Surviving Provisions and any other provisions of this Deed necessary for its interpretation or enforcement shall continue to apply in full force and effect thereafter; and

18.3.2

such termination shall be without prejudice to a party’s accrued rights and remedies, obligations and liabilities (including those arising as a result of the termination), under this Deed as at such termination.

19.	COSTS AND GENERAL

19.1	Subject to Clause 19.2, each party shall bear its own costs and expenses in connection with the preparation, negotiation, execution and performance of this Deed and the documents referred to in it.

19.2

All stamp duty and stamp duty reserve tax, and any other transfer Taxes and any registration or documentary duties and charges (and, in each case, including any interest, fines and penalties relating thereto) payable in connection with the transfer of Shares to the Buyer shall be borne and paid by the Buyer.

19.3

Save as otherwise expressly provided in this Deed, any payment to be made (or to be procured to be made) by any party under this Deed shall be made in full without any set-off, restriction, condition or deduction or withholding, other than a deduction or withholding on account of Tax required by Law.

19.4

If any party under this Deed makes a deduction or withholding on account of Tax required by Law from a payment (other than (i) a payment of interest or (ii) except to the extent such deduction or withholding arises solely and exclusively by reference to the tax residence (or other taxable presence), or other relevant connection, of the Buyer in or to the jurisdiction imposing such deduction or withholding any payment of any part of the Consideration) made to another Party under this Deed, the sum due from the payer shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the payee receives a sum equal to the sum it would have received had no deduction or withholding been required provided that there shall be no increase to the sum due from the payer under this Clause 19.4 if and to the extent that such deduction or withholding has been taken into account in the measure of damages by reference to which the relevant sum due under this Deed has been computed.

19.5

Any party shall, promptly upon becoming aware that the Buyer will or may be required to make a deduction or withholding on account of Tax from any payment of any part of the Consideration (a “Consideration WHT”), notify the other parties of such Consideration WHT and the Buyer and the Sellers shall in good faith discuss such Consideration WHT and consider any information or evidence provided by the Sellers or the Buyer (as applicable) and undertake any reasonable procedural formalities that, in each case, may reduce, minimise or eliminate such Consideration WHT, with a view to determining whether any Consideration WHT is, in fact, required and, if so, the rate at which it is required. For the avoidance of doubt, this Clause 19.5 shall not apply to any deductions or withholdings on account of Tax from any Consideration or other consideration paid or given for the transfer, exercise or cancellation (as the case may be) of any and all of the All-In Options, the LTIP Options or the B Ordinary Shares.

19.6

To the extent that any deduction or withholding in respect of which an increased amount has been paid under Clause 19.4 results in the recipient obtaining and utilising a Relief, the recipient shall reimburse the payer as soon as reasonably practicable in an amount equal to such a proportion of the increased payment as the recipient reasonably determines shall leave it after such reimbursement in no better or worse position than it would have been in had no such deduction or withholding been required.

19.7

Where any party is required by the terms of this Deed to reimburse, indemnify or make whole any other party for any cost or expense, such first party shall reimburse, indemnify or make whole such other party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such other party (or a member of a group to which such party belongs for VAT purposes) is entitled to credit or repayment in respect of such VAT from any Tax Authority.

20.	ASSIGNMENT

20.1	This Deed shall be binding on and ensure for the benefit of the successors and personal representatives of the parties.

20.2

No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this Deed or any of its rights under this Deed or purport to do any of the same without the prior written consent of the other party; provided that:

20.2.1

the Buyer or any member of the Buyer’s Group may charge, assign and/or otherwise grant any security interest over the benefit of this Deed and/or any of its rights under this Deed to any bank or financial institution or other person (including, without limitation, any agent, trustee or nominee) by way of security for the purposes of or in connection with the financing arrangements of the Buyer or any member of the Buyer’s Group or in connection with the requirements of a Governmental Authority; and

20.2.2

an Investor Seller and Minority Shareholder shall be entitled at any time and on more than one occasion to assign all (but not some only) of their rights and benefits under this Deed to any of their Affiliates (each such person being a “Seller Permitted Assignee”); provided that if any Seller Permitted Assignee, following such assignment, ceases to be an Affiliate of the Investor Seller or Minority Shareholder, then the Investor Seller or Minority Shareholder (as applicable) shall procure that such Seller Permitted Assignee shall, immediately prior to ceasing to be an Affiliate of such Investor Seller or Minority Shareholder, assign all of its rights and benefits under this Deed back to the respective Investor Seller or Minority Shareholder, or to another Affiliate of the respective Investor Seller or Minority Shareholder and provided always that any continuing party’s liability to any such assignee in respect of the rights assigned pursuant to this Clause 20 shall not be greater than if no such assignment had taken place.

21.	FURTHER ASSURANCES

The Sellers shall, at the Buyer’s sole cost, do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the Buyer may from time to time following Completion reasonably require for the purpose of giving the Buyer full title to the Shares.

22.	CUMULATIVE RIGHTS

The rights, powers, privileges and remedies provided by this Deed are cumulative and (except as otherwise provided in this Deed) are not exclusive of any rights, powers, privileges or remedies provided by Law.

23.	EFFECT OF COMPLETION

This Deed (and in particular the Fundamental Warranties), in so far as any of its provisions remain to be, or are capable of being, performed or observed after Completion, remains in full force and effect notwithstanding Completion.

24.	WAIVER AND VARIATION

24.1

In no event will any delay, failure or omission (in whole or part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Deed or by Law, whether by conduct or otherwise, be deemed to be or be construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

24.2	A waiver of any right or remedy under this Deed shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

24.3

No variation or amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of the Buyer and the Sellers. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Deed, nor shall it affect any rights or obligations under or pursuant to this Deed which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Deed shall remain in full force and effect except and only to the extent that they are varied or amended.

25.	SEVERANCE

If any provision of this Deed shall be found by any court or administrative body of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions of this Deed which shall remain in full force and effect.

26.	ENTIRE AGREEMENT

26.1

This Deed and the Transaction Documents constitute the entire agreement and understanding of the parties relating to the subject matter of this Deed and the Transaction Documents and supersede and extinguish any previous agreement or understanding between the parties (or any of them) in relation to such subject matter.

26.2

Each of the parties acknowledges and agrees that in entering into this Deed and the Transaction Documents, it has not relied on any statement, representation, warranty, understanding, undertaking, promise or assurance of any person (whether party to this Deed or any Transaction Document or not) or arrangement of any nature whatsoever, whether or not in writing, which is not expressly set out in this Deed or the Transaction Documents (a “Pre-contractual Statement”).

26.3	Each party agrees that:

26.3.1	no party to this Deed shall have any right or remedy (whether by way of a claim for contribution or otherwise) in respect of any Pre-contractual Statement, which is not expressly set out in this Deed;

26.3.2

other than where expressly stated in this Deed (including in Clause 26.3.3), the sole remedy of a party in respect of: (i) any misrepresentation, whether negligent or otherwise, and whether made prior to, or in, this Deed; or (ii) any other breach of this Deed, including any breach of the Fundamental Warranties, shall be an action for breach of contract under the terms of this Deed; and

26.3.3

other than where expressly stated in this Deed (i) no party may rescind this Deed for any non-fraudulent misrepresentation, whether or not contained in this Deed and/or the Transaction Documents, and (ii) no party may terminate this Deed.

26.4	Nothing in this Clause 26 shall limit or exclude any liability for fraud.

27.	NO ACTION AGAINST EMPLOYEES AND SELLER’S AFFILIATES

The Buyer acknowledges, agrees and undertakes that it shall not, shall have no right to, and shall procure that no member of the Buyer’s Group shall, bring any suit, action or proceeding (including arbitration) in respect of any Relevant Claim against any of the Employees, the Sellers’ Affiliates or their respective directors, officers, members, representatives, advisers, or any general partner or managing company of the relevant Seller(s)’ Affiliate. Notwithstanding Clause 28.2, such persons named in the previous sentence shall be entitled to enforce the rights enumerated in the previous sentence.

Nothing in this Clause 27 shall limit the ability of the Buyer to bring any claim against any Seller in accordance with the terms of this Deed or the other Transaction Documents.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

28.1

Notwithstanding any other provision of this Deed, the parties may by agreement in writing rescind or vary any of the provisions of this Deed without the consent of any third party, and accordingly section 2(1) Contracts (Rights of Third Parties) Act 1999 shall not apply.

28.2

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Deed, save that Clause 11.4, Clause 11.6.4 and Clause 27 may be enforced by those persons specified therein. This Clause 28.2 shall not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

29.	COUNTERPARTS

29.1

This Deed may be executed in any number of counterparts and by the parties on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument, and shall not be effective until each of the parties has executed at least one counterpart.

29.2	Transmission of an executed counterpart of this Deed by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed.

30.	LAW AND JURISDICTION

30.1

This Deed (and any claim, dispute or matter arising under or in connection with it or its enforceability) and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the law of England and Wales.

30.2

Each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales over any claim, dispute or matter arising under or in connection with this Deed or its enforceability or the legal relationships established by this Deed (including non-contractual disputes or claims) and waives any objection to Proceedings being brought in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inconvenient forum (for the avoidance of doubt excluding any dispute, claim or objection in accordance with Clause 4.2.2 or 4.7, which shall be settled by the Buyer’s Expert or the Expert in accordance with the terms of 4.2.2 or 4.7 (as applicable)). Each party further irrevocably agrees that a judgment in any Proceedings brought in the courts of England and Wales shall be conclusive and binding upon each party and may be enforced in the courts of any other jurisdiction.

30.3	Nothing in this Deed shall affect the right to serve process in any manner permitted by Law.

31.	APPOINTMENT OF PROCESS AGENT

31.1

The Buyer irrevocably appoints Law Debenture Corporate Services Limited at 8th Floor, 100 Bishopsgate, London, EC2N 4AG as its agent to accept service of process in England in any legal action or proceedings arising out of this Deed, service upon whom shall be deemed completed whether or not forwarded to or received by the Buyer.

31.2	The Buyer agrees to inform the Investor Sellers and Management Sellers’ Representative in writing of any change of address of such process agent within twenty (20) Business Days of such change.

31.3

If such process agent ceases for any reason to be able to act as such or to have an address in England, the Buyer irrevocably agrees to appoint a replacement process agent in England and to deliver to the Investor Sellers and Management Sellers’ Representative within ten (10) Business Days contact details of the replacement process agent and a copy of a written acceptance of appointment by the process agent. Failing such appointment and notification, the Investor Sellers and Management Sellers’ Representative shall be entitled by notice to the Buyer to appoint a replacement process agent to act on behalf of the Buyer. The provisions of this Clause 31 applying to service of process via a process agent apply equally to service of process via a replacement process agent.

31.4

Until the Investor Sellers and Management Sellers’ Representative receive notice of a change of name and/or address of process agent, any notice served by the Investor Sellers and Management Sellers’ Representative on the Buyer via the agent for service of process at the then existing address for service of process on the Buyer known to the Investor Sellers and Management Sellers’ Representative shall be deemed validly served.

31.5

Nothing in this Deed shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

32.	MANAGEMENT SELLERS’ REPRESENTATIVE

32.1

Each Management Seller hereby appoints the Management Sellers’ Representative, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims or matters under the other Transaction Documents on behalf of the Management Sellers, and to take all actions necessary or appropriate in the judgment of the Management Sellers’ Representative for the accomplishment of the foregoing; provided that the Management Sellers’ Representative may not disproportionately disadvantage a Management Seller without such Management Seller’s prior written consent. The Management Sellers may appoint a replacement Management Sellers’ Representative by decision taken by a majority of Management Sellers; provided that (i) such Management Sellers’ Representative is a Seller; and (ii) ten (10) Business Days’ prior written notice of such appointment has been given to the Buyer and the Investor Sellers.

32.2

Notices or communications to or from the Management Sellers’ Representative shall constitute notice to or from each of the Management Sellers. The Management Sellers’ Representative shall pass (and for the purposes of this Deed shall be deemed to have passed) any notices received pursuant to this Deed on behalf of a Management Seller to such Management Seller without undue delay.

32.3

Execution of this Deed by the Management Sellers’ Representative constitutes its acceptance of its appointment as the Management Sellers’ Representative. Execution of this Deed by the Management Sellers constitutes (a) their acknowledgement that the Management Sellers’ Representative is so authorised to act on their behalf to the extent set forth in and as contemplated by this Deed, and (b) their undertaking to ratify any step taken or commitment made by the Management Sellers’ Representative on the relevant Management Seller’s behalf, but only to the extent that the Management Sellers’ Representative is authorised to take such step or make such commitment pursuant to this Deed or any other Transaction Document.

32.4

Each Management Seller agrees that the Management Sellers’ Representative shall not be liable to any Management Seller for any act or omission in connection with the performance by it of any of its duties, functions or role as Management Sellers’ Representative pursuant to this Deed (or, for the avoidance of doubt, any other Transaction Document), except in the case of wilful default, fraud or gross negligence. Each Management Seller agrees not to bring any action or claim against the Management Sellers’ Representative in connection with the Management Sellers’ Representative’s appointment as Management Sellers’ Representative and/or in relation to any action which the Management Sellers’ Representative has taken or omitted to take in the past or may in the future take or omit to take in its capacity as Management Sellers’ Representative, except in the case of wilful default, fraud or gross negligence. The Management Sellers shall, pro rata based on their relative shareholding in the Company as compared to the total shareholdings in the Company (excluding the Management Sellers’ Representative’s shareholding), severally indemnify the Management Sellers’ Representative and hold the Management Sellers’ Representative harmless against any Loss incurred without wilful default, fraud or gross negligence on the part of the Management Sellers’ Representative and arising out of or in connection with the acceptance or administration of the Management Sellers’ Representative’s duties hereunder, including the reasonable fees and expenses of any outside legal counsel retained by the Management Sellers’ Representative.

32.5

The Buyer may rely upon any decision, act, consent or instruction of the Management Sellers’ Representative on behalf of the Management Sellers in connection with this Deed or any other Transaction Document as being the decision, act, consent or instruction of each Management Seller. In furtherance of the foregoing, the Buyer may rely exclusively, without independent verification or investigation, upon all decisions, communications or writings made, given or executed by the Management Sellers’ Representative or actions omitted to be taken by the Management Sellers’ Representative in connection with this Deed, a Transaction Document and the transactions contemplated hereby and thereby. Any notice or communication delivered by the Buyer to the Management Sellers’ Representative shall be deemed to have been delivered to all Management Sellers.

33.	280G

Following the date of this Deed, the Company will use commercially reasonable efforts to obtain from each person to whom any payment or benefit is required or proposed to be made that could constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) a written agreement waiving such Person’s right to receive or retain some or all of such payment or benefit (the “Waived Benefit”) so that all remaining payments or benefits applicable to such person shall not be deemed to be a parachute payment that would not be deductible under Section 280G of the Code, and to accept in substitution for such Waived Benefit the right to receive such payment or benefit only if approved by the shareholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code. As soon as practicable thereafter but in any event prior to Completion, the Sellers shall procure that the Company shall seek approval from the shareholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code of all payments and benefits that have been conditioned on the receipt of such approval. Sellers shall procure that, prior to delivery to the shareholders and disqualified individuals of documents in connection with the shareholder approval contemplated under this Section 33, the Company shall provide to the Buyer or the Buyer’s Solicitors (i) its calculations under Section 280G of the Code along with the assumptions used to make the calculations and (ii) a reasonable opportunity to review such information and comment on all documents to be delivered to the shareholders and disqualified individuals in connection with the vote, and the Company shall incorporate all such reasonable comments from the Buyer.

SCHEDULE 1

COMPLETION REQUIREMENTS

PART A

SELLERS’ OBLIGATIONS

1.	Seller Obligations

1.1	At Completion, each of the A Share Sellers and the Nominee shall respectively deliver to the Buyer:

1.1.1

duly executed stock transfer form(s) for all the Shares in which that Seller holds legal title in favour of the Buyer in the agreed form (it being acknowledged that the Nominee is executing such stock transfer form(s) in exercise of its powers to effect the transfer of legal and beneficial title to the relevant Shares pursuant to this Deed);

1.1.2	share certificate(s) for all the Shares in which the Seller holds legal title, or an indemnity from the Seller in the agreed form in the case of any missing, lost or destroyed certificates; and

1.1.3	a duly completed and executed IRS Form W-9, IRS Form W-8BEN-E, or other applicable IRS Form W-8.

2.	Investor Sellers’ Obligations:

2.1	Each Investor Seller shall procure that prior to or at Completion a board meeting (or remuneration committee meeting, as applicable) of the Company is held in respect of the following matters:

2.1.1	the registration of the Buyer as a member of the Company in respect of the Shares (subject to the production of properly stamped transfers);

2.1.2	to appoint persons nominated by the Buyer no later than ten (10) Business Days prior to Completion as directors of the Company with effect from Completion;

2.1.3	to accept the resignations of each Outgoing Board Member to take effect from Completion; and

2.1.4

to approve the lapse of the LTIP Options in accordance with Clause 5.2.1, and the cancellation of the All-In Options in accordance with Clause 5.2.3, each in accordance with the rules of the Share Option Plan.

2.2	Each Investor Seller shall procure that prior to or at Completion a board meeting of Inigo Managing Agent Limited is held in respect of the following matters:

2.2.1	to appoint persons nominated by the Buyer as directors, of the relevant Subsidiary with effect from Completion;

2.2.2	to accept the resignations of each Subsidiary Outgoing Board Member in respect of the relevant Subsidiary, to take effect from Completion.

2.3	Each Seller shall procure the delivery to the Buyer, prior to or at Completion, of:

2.3.1	written evidence of the termination of the Shareholders’ Agreement;

2.3.2	a copy of a resolution of the shareholders of the Company approving the adoption of the New Articles, with effect from Completion;

2.3.3	written resignations of the Outgoing Board Members and Subsidiary Outgoing Board Members, effective as of Completion

2.3.4

written confirmation of (i) the number of LTIP Options which are to lapse immediately prior to Completion in accordance with Clause 5.2.1 and (ii) the schedule of All-In Option Net Cash Amount payments to be made on Completion in accordance with Clause 5.2.3;

2.3.5

written evidence of the satisfaction of the Seller Condition (including delivery of the L/C Facility Extension Documents), other than to the extent otherwise previously provided pursuant to Clause 3.6.2;

2.3.6

written evidence of any consent provided by Applied Insurance Technologies LLC (“TigerEye”) pursuant to the Applied Insurance Technologies Platform License Agreement between TigerEye and the Company dated 15 August 2023;; and

2.3.7	the statutory books and records, and company seals (if any), of all of the Group Companies available to the Buyer at the offices of the Group Companies

2.4	Each Management Rollover Seller shall deliver to the Buyer, prior to or at Completion, the following in respect of each such Management Rollover Seller:

2.4.1	a duly executed copy of the Exchange Agreement (as defined in the Management Wrapper Agreement); and

2.4.2	a duly completed and executed accredited investor questionnaire, in the form agreed between the Buyer and the Management Sellers’ Representative;.

PART B

BUYER’S OBLIGATIONS

1.	At Completion, the Buyer shall comply with its payment obligations set out in Clause 4.6.2.

2.	At Completion, the Buyer shall deliver or procure the delivery of each of the following documents to the Sellers’ Solicitors:

2.1	Written evidence of the satisfaction of each of the Buyer Conditions, other than to the extent otherwise previously provided pursuant to Clause 3.6.3;

2.2	Written evidence of the terms of the Subrogation Waiver;

2.3

A copy (certified as a true copy by a director or the company secretary of the Buyer) of the resolutions adopted by the Buyer’s board of directors authorising Completion and the execution and delivery by the officers specified in the resolution of each Transaction Document to be executed and delivered by the Buyer at Completion; and

2.4	A duly certified copy of the power of attorney under which any Transaction Document has been executed on behalf of the Buyer.

SCHEDULE 2

SELLER WARRANTIES

1.	Investor Sellers, Minority Shareholders and Nominee

1.1

Each of the Investor Sellers, Minority Shareholders and the Nominee is validly incorporated, or organised (as applicable), in existence and duly registered under the laws of its country of incorporation or organisation.

1.2

Each of the Investor Sellers, Minority Shareholders and the Nominee has the power and authority required, and has obtained or satisfied all corporate or regulatory approvals or other conditions necessary, to enter into this Deed and each of the Transaction Documents to which it is a party and, subject to satisfaction of the Conditions, to perform fully its obligations under this Deed and the Transaction Documents to which it is a party in accordance with their respective terms.

1.3

The entry into, and the implementation of the transactions contemplated by, this Deed and each of the Transaction Documents by each of the Investor Sellers, Minority Shareholders and the Nominee will not (i) result in a violation or breach of any provision of its constitutional documents, or (ii) result in a breach of, or give rise to a default under, any contract or other instrument to which each of the Investor Sellers, Minority Shareholders and the Nominee is a party or by which it is bound and which would have an adverse effect on the ability of such Investor Seller, Minority Shareholder or the Nominee to perform fully its obligations under this Deed and the Transaction Documents to which it is a party, or (iii) conflict with or result in a breach or default of any Law or of any order, judgment, decree, injunction, regulation or any other restriction of any kind of any Governmental Authority to which it is party or by which it or any other relevant member of such Seller’s Group is bound or submits.

1.4

Save as set out in this Deed, all or any consents, permissions, approvals, notices and agreements of third parties (including Governmental Authorities) which are necessary for each of the Investor Sellers, Minority Shareholders and the Nominee to obtain in order to enter into and perform its obligations under this Deed and the Transaction Documents in accordance with their respective terms have been unconditionally obtained or made in writing by such Investor Seller, Minority Shareholder and the Nominee.

1.5

This Deed and each of the Transaction Documents to be entered into by each of the Investor Sellers, Minority Shareholders and the Nominee constitute valid and legally binding obligations of such Seller enforceable in accordance with their respective terms.

1.6	No Insolvency Proceedings have commenced in relation to any of the Investor Sellers, Minority Shareholders or the Nominee.

1.7

No order has been made and no resolution has been passed for the winding up of any of the Investor Sellers, Minority Shareholders or the Nominee and no petition has been presented and no meeting has been convened for such purpose.

1.8

The Shares registered in the name of each Investor Seller and Minority Shareholder, as applicable, are fully paid (or credited as fully paid) and constitute the whole of its legal and beneficial interest in the issued share capital of the Company.

1.9	The Shares registered in the name of the Nominee are fully paid (or credited as fully paid) and constitute the whole of its legal interest in the issued share capital of the Company.

1.10

As at the Completion Date, there is no Encumbrance over or affecting any of the Shares held by the Investor Sellers, Minority Shareholders and the Nominee and there is no agreement or commitment to give or create any Encumbrance over or affecting any of the Shares held by such Seller.

2.	Management Sellers and B Share Management Sellers

2.1

The entry into, and the implementation of the transactions contemplated by, this Deed and each of the Transaction Documents by each of the Management Sellers and the B Share Management Sellers will not result in a violation or breach of, or give rise to a default under, any contract or other instrument to which such Seller is a party or by which it is bound which would have an adverse effect on the ability of such Management Seller or B Share Management Seller (as applicable) to perform fully its obligations under this Deed and the Transaction Documents to which it is a party.

2.2

Save as set out in this Deed, all or any consents, permissions, approvals, notices and agreements of third parties (including Governmental Authorities) which are necessary for each of the Management Sellers and the B Share Management Sellers to obtain in order to enter into and perform its obligations under this Deed and the Transaction Documents in accordance with their respective terms have been unconditionally obtained or made in writing by such Management Seller or B Share Management Seller.

2.3

This Deed and each of the Transaction Documents to be entered into by each of the Management Sellers and the B Share Management Sellers constitutes valid and legally binding obligations of such Management Seller or B Share Management Seller enforceable in accordance with their respective terms.

2.4	No Insolvency Proceedings have commenced in relation to any of the Management Sellers and the B Share Management Sellers.

2.5

The A Ordinary Shares registered in the name of the Management Seller are fully paid (or credited as fully paid) and constitute the whole of its legal and beneficial interest in the issued A Ordinary Share capital of the Company.

2.6

The B Ordinary Shares set out against the name of the B Share Management Seller in column 3 of Part B of Schedule 8 constitute the whole of their beneficial interest in the issued B Ordinary Share capital of the Company.

2.7

As at the Completion Date, there is no Encumbrance over or affecting any of the Shares held by the Management Sellers and the B Share Management Sellers and there is no agreement or commitment to give or create any Encumbrance over or affecting any of the Shares held by the Seller.

SCHEDULE 3

LIMITATIONS ON THE SELLERS’ LIABILITY

1.	FINANCIAL LIMITATIONS

1.1

Notwithstanding the terms of any W&I Insurance Policy (if any) and any other provision of this Deed and without prejudice to the limitations of liability applicable to the Management Warrantors under the Management Warranty Deed:

1.1.1

the maximum liability of each Seller in respect of all Relevant Claims (other than any Relevant Claim in respect of Leakage pursuant to Clause 4.10) shall not exceed such Seller’s Consideration actually received by that Seller (whether in the form of cash or securities (including any Rollover Consideration Securities)) in accordance with this Deed; and

1.1.2

the liability of each Seller is several and not joint (nor joint and several) and accordingly each Seller shall only be liable for the proportion of a Relevant Claim equal to such Seller’s Completion Share Proportion.

1.2	The limitations of liability referred to in paragraph 1.1 of this Schedule 3, shall apply irrespective of:

1.2.1	whether or not the Buyer has obtained, or will obtain, a W&I Insurance Policy;

1.2.2

whether the Buyer is or may be unable to pursue or obtain any remedy under a W&I Insurance Policy, including, but not limited to, as a result of any policy exceptions or exclusions or any creditworthiness;

1.2.3	any non-payment (of premium) under or subsequent breach by the Buyer of a W&I Insurance Policy;

1.2.4	any non-satisfaction of the conditions of the W&I Insurance Policy;

1.2.5	any vitiation, expiry or termination of a W&I Insurance Policy for any reason whatsoever;

1.2.6	any de minimis, excess or deductible under the W&I Insurance Policy;

1.2.7	the insolvency of the insuring parties of a W&I Insurance Policy;

1.2.8	any non-payment by the W&I Insurer under any W&I Insurance Policy for any reason; or

1.2.9	whether any W&I Insurance Policy is not otherwise effective or has not come into force or for any other reason whatsoever.

2.	TIME LIMITS FOR BRINGING CLAIMS

2.1

The Sellers shall not have any liability for a Relevant Claim under this Deed unless the Buyer gives written notice of such Relevant Claim (specifying in reasonable detail the matter giving rise to such Relevant Claim, the nature of such Relevant Claim (including the legal and factual basis thereof), and the amount claimed) to each Investor Seller and the Management Sellers’ Representative on or before:

2.1.1	with respect to any Fundamental Warranty Claim, the third anniversary of Completion;

2.1.2

with respect to any other Relevant Claim (including any Relevant Claim in respect of Leakage), the earlier of eighteen (18) months following Completion and the date upon which the Group has completed one full audit cycle following Completion.

2.2

Any Relevant Claim which has been made against the Sellers under this Deed (and which has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of twelve (12) months commencing on the date on which notice of such Relevant Claim was given to each Investor Seller and the Management Sellers’ Representative in accordance with paragraph 2.1 of this Schedule 3 above, unless legal proceedings in respect of such Relevant Claim (including any Relevant Claim that is based on a contingent liability) shall have been properly issued and validly served on the relevant Seller(s).

3.	GENERAL LIMITATIONS

3.1	The Sellers shall not have any liability whatsoever in respect of any Relevant Claim under this Deed if and to the extent that:

3.1.1

the fact, matter, event or circumstance giving rise to such Relevant Claim is remedied to the satisfaction of the Buyer (in its sole discretion) by the Sellers or any Affiliate of the Sellers within thirty (30) Business Days of the date on which written notice of such Relevant Claim is given to the Sellers pursuant to paragraph 2.1 of this Schedule 3;

3.1.2

the fact, matter, event or circumstance giving rise to such Relevant Claim is for an amount for which the Buyer or any other member of the Buyer’s Group has a right to make a recovery or to claim indemnity (or would have had such a right or been so entitled but for any change in Law or the terms or the maintenance of its insurance after Completion) from any person other than the Sellers or any Affiliate of the Sellers whether under any provision of Law, insurance policy or otherwise howsoever, including, but not limited to, the W&I Insurance Policy other than in respect of any Relevant Claim for a breach of any Fundamental Warranty as set out in Clauses 9.2 to 9.5 (a “Fundamental Warranty Claim”);

3.1.3

such Relevant Claim is attributable (in whole or in part) to any event, act, transaction, arrangement, default or omission, including, without limitation, the receipt or accrual of any income or gains or any distribution, failure to distribute, cessation or commencement of business, acquisition, disposal, transfer, payment, loan or advance by or at the direction of the Buyer, any other member of the Buyer’s Group or any of their respective officers, employees or agents;

3.1.4

the matter giving rise to such Relevant Claim arises (in whole or in part) from any event, act, transaction, arrangement, default or omission before or after Completion at the explicit written request the Buyer;

3.1.5	such Relevant Claim arises or is increased as a result of, or is otherwise attributable to:

(a)

the passing or coming into force of, or any change in, after the date of this Deed, any Law, rule, regulation, directive, interpretation of the Law or any administrative practice of any government or Governmental Authority, in any such case not actually in force at the date of this Deed;

(b)	any increase in rates of Tax or any change in the published practice of any Tax Authority, in each case made on or after the date of this Deed;

(c)

any change in the accounting reference date of the Buyer or any other member of the Buyer’s Group made on or after Completion and any change in any accounting policy, principle, practice or procedure of the Buyer or any other member of the Buyer’s Group on or after Completion; or

(d)	the Buyer materially not complying with its obligations under the Transaction Documents or any Law; or

3.1.6

the loss, liability or cost giving rise to such claim or the matter giving rise to such Relevant Claim (excluding any Fundamental Warranty Claim) is allowed, reserved for and/or provisioned (including where such provision is a generic provision to the extent that such generic provision arises from the same facts, matters or circumstances as such claim) and/or an asset has been specifically written down in respect of such loss, liability or cost (or can be demonstrated from the underlying working papers or otherwise to have been specifically taken into account in computing the amount of an allowance, provision, reserve or write-down) in the Group Accounts or the Completion Statement.

3.2

All amounts liable to be deducted pursuant to the provisions of paragraph 3.1 of this Schedule 3 will first be deducted before determining if the thresholds in paragraph 1.1.1 of this Schedule 3 have been reached.

3.3

Notwithstanding anything to the contrary in this Deed, the Sellers shall not in any circumstances be liable to the Buyer for a breach of this Deed, whether in contract, tort or breach of statutory duty or otherwise for:

3.3.1	loss of or anticipated loss of profit, loss of or anticipated loss of revenue, business interruption, loss of any contract or other business opportunity or goodwill; or

3.3.2	indirect loss or consequential loss.

4.	NO DOUBLE RECOVERY

The Buyer is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution under any Relevant Claim more than once in respect of the same Loss or liability.

5.	MANAGEMENT WARRANTY DEED CLAIMS

Any claim arising under the Management Warranty Deed (including any limitations in respect thereof) shall relate exclusively to and be governed exclusively by the Management Warranty Deed.

6.	CONTINGENT LIABILITIES

If any potential Relevant Claim arises as a result of a contingent or unquantifiable liability of the Buyer or any other member of the Buyer’s Group, the Sellers shall not be obliged to pay any sum in respect of such potential Relevant Claim until the liability either ceases to be contingent or becomes quantifiable (as the case may be). Notification of such potential Relevant Claim must be given to each Investor Seller and the Management Sellers’ Representative by the Buyer within the relevant period specified in paragraph 2.1 of this Schedule 3.

7.	SUMS RECOVERABLE FROM THIRD PARTIES

7.1

Where the Buyer or any other member of the Buyer’s Group (or any assignee or successor in title thereof) is or may be entitled to recover from any third party any sum in respect of any matter or event which has or is likely to give rise to a Relevant Claim which is not a Fundamental Warranty Claim, the Buyer shall or shall procure that the person so entitled shall use all reasonable endeavours and take all reasonably necessary steps to recover that sum from the relevant third party before any steps are taken against the Sellers under this Deed in respect of such Relevant Claim (other than service of notice of such Relevant Claim on the Sellers pursuant to paragraph 2 of this Schedule 3). The Buyer shall keep each Investor Seller and the Management Sellers’ Representative reasonably informed of the conduct of such recovery. Any sum actually recovered by the Buyer or any other member of the Buyer’s Group (less any reasonable out of pocket expenses incurred by the Buyer or any other member of the Buyer’s Group in recovering the sum and any Tax attributable to or suffered in respect of the sum recovered) will reduce the amount of the Relevant Claim by an equivalent amount.

7.2

If recovery from the third party is delayed until after the Relevant Claim has been satisfied by the Sellers, the Buyer shall (subject to the remaining provisions of this paragraph 7.2) repay to the Sellers the amount so recovered (less any reasonable out of pocket expenses incurred by the Buyer or any other member of the Buyer’s Group in recovering the sum and any Tax attributable to or suffered in respect of the sum recovered). If the amount so recovered exceeds the amount of all Relevant Claims satisfied by the Sellers, the Buyer shall be entitled to retain the excess, but this shall be offset against any future Relevant Claims.

7.3	ACTIONS BY THIRD PARTIES

7.4

If the Buyer becomes aware of any claim action or demand made against it or any other member of the Buyer’s Group by a third party which is reasonably likely to give rise to a Relevant Claim (a “Third Party Claim”):

7.4.1

the Buyer shall, as soon as reasonably practicable, notify each Investor Seller and the Management Sellers’ Representative giving reasonable details of the relevant facts and circumstances relating to the Third Party Claim;

7.4.2

the Buyer shall as soon as reasonably practicable disclose in writing to each Investor Seller and the Management Sellers’ Representative all information and documents reasonably requested relating to the such Third Party Claim;

7.4.3	any defence shall be controlled by the Buyer in its sole discretion;

7.4.4

if reasonably requested by any Investor Seller or the Management Sellers’ Representative, give the relevant Seller(s) and their respective professional advisers reasonable access to any relevant premises, chattels, accounts, documents and records within the power, possession or control of the Buyer or any member of the Buyer’s Group in each case as required in connection with such Third Party Claim, in each case to the extent that such access will not require the disclosure of commercially sensitive or confidential information to any person who has not entered into a binding non-disclosure agreement in favour of the Group or require the disclosure of information which is subject to legal privilege;

7.4.5

the Buyer shall not, and shall procure that each member of the Buyer’s Group shall not, settle or make any admission of liability, agreement or compromise any claim or matter relating to the Third Party Claim without, to the extent reasonably practicable and legally permissible, notifying each Investor Seller and the Management Sellers’ Representative;

7.4.6

the Sellers will provide cooperation and assistance as may be reasonably requested by the Buyer in connection with any such Third Party Claim, including making available to the Buyer’s Group, at reasonable times, and upon reasonable notice, all books, records and documents within the Sellers’ control or that the Sellers can reasonably obtain relating to such Third Party Claim.

8.	MITIGATION

Nothing in this Schedule 3 will in any way restrict or limit the general obligation at Law of the Buyer (and of the Buyer’s Group) to mitigate any loss or damage which it may suffer as a result of any matter giving rise to any Relevant Claim.

9.	BUYER’S KNOWLEDGE OF CLAIMS

The Sellers shall not be liable in respect of a Fundamental Warranty Claim to the extent that any of the Buyer’s Knowledge Persons had actual knowledge of the matter, fact or circumstance giving rise to the Fundamental Warranty Claim, on the date of this Deed. The Buyer acknowledges and confirms that each Buyer’s Knowledge Persons has read the diligence reports prepared by the Buyer’s Representatives on behalf of the Buyer or any of its Affiliates in connection with the Transaction and accordingly shall be deemed to have actual knowledge of the facts, matters and circumstances specifically set out in such reports.

10.	ACCURACY OF INFORMATION

10.1

Save as set out in the Management Warranty Deed, the Sellers make no representation and give no warranty or undertaking to the Buyer save only as and to the extent expressly set out in this Deed. Notwithstanding any other provisions of this Deed, the Buyer shall not have any remedy in respect of any misrepresentation or untrue statement made (whether carelessly or not) by the Sellers unless and to the extent that a Relevant Claim lies for an actual breach of the Fundamental Warranties. In particular, the Sellers disclaim all liability and responsibility for any representation, warranty, statement, opinion, information or advice made or communicated (orally or in writing) to the Buyer (including any representation, warranty, statement, opinion, information or advice made or communicated to the Buyer or any other member of the Buyer’s Group by any officer, director, employee, agent, consultant or representative of the Sellers or of any Affiliate of the Sellers, or otherwise made available by or on behalf of the Sellers or contained in the Data Room) other than for breach of the Fundamental Warranties. No Seller makes any representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or opinion or other forward looking statements provided to the Buyer, any member of the Buyer’s Group or to its or their advisers on or prior to the date of this Deed (including any documents contained in the Data Room).

10.2

No Fundamental Warranty or other provision of the Transaction Documents shall be construed as a representation or warranty as to any judgement based on actuarial principles, practices or analyses by whomsoever made on a reasonably prudent basis or as to the future fulfilment of any reasonable assumption. In particular, and without prejudice to the generality of the foregoing:

10.2.1

no representation or warranty is made by or on behalf of the Sellers or any member of the Group (and they assume no liability) as to the accuracy of any forecasts, assumptions, estimates, projections, forward-looking statements, statements of intent or statements of honestly expressed opinion contained in any actuarial information provided to the Buyer or any member of the Buyer’s Group or to its or their advisers on or prior to the date of this Deed (including any documents contained in the Data Room); and

10.2.2

no representation or warranty is made by or on behalf of the Sellers or any member of the Group as to the adequacy of the amount of the liabilities, provisions for claims (whether in respect of reported claims or in respect of liabilities or claims which have been incurred but not reported), premiums, policy benefits, expenses and any other reserves of the Group, as far as applicable, in respect of the insurance business of the Group or as to the value in force of any of the policies comprised within the insurance business of the Group (whether as represented in the Group Accounts or otherwise).

11.	INSURANCE

The Sellers shall not be liable in respect of a Relevant Claim (other than in respect of any Fundamental Warranty Claim) to the extent that the Relevant Claim relates to any Loss which is recoverable by the Buyer (or any assignee or successor in title thereof), or any member of the Buyer’s Group from its insurers (including W&I Insurers).

12.	NO LIMITATION FOR FRAUD

Nothing in this Schedule 3 will have the effect of excluding or limiting any liability of the Sellers in respect of a Relevant Claim arising or increasing as a result of any fraud by or on behalf of any Seller; provided that in no circumstances shall any such liability be incurred for the account of those Sellers whose actions or omissions do not amount to fraud in accordance with this paragraph 12 of Schedule 3.

13.	WARRANTY AND INDEMNITY INSURANCE

13.1	The Buyer shall procure that:

13.1.1

any W&I Insurance Policy explicitly provides a waiver (“Subrogation Waiver”) that the W&I Insurer cannot be subrogated in the rights of the Buyer against the Sellers, the Sellers’ Affiliates or any of their respective present or former directors, officers or employees, except in the event that the relevant loss arose out of fraud of the Sellers, the Sellers’ Affiliates or any of their respective present or former directors, officers or employees, and then only towards that specific person;

13.1.2

any W&I Insurance Policy includes express provisions to allow for such Subrogation Waiver to be enforceable by the Sellers and the Sellers’ Affiliates under the Contracts (Rights of Third Parties) Act 1999);

13.1.3

such Subrogation Waiver in any W&I Insurance Policy may not be amended or waived without the Investor Sellers’ prior written consent, which provision shall be included in the W&I Insurance Policy as an irrevocable third party beneficiary clause for no consideration for the benefit of the Sellers, the Sellers’ Affiliates and any of their respective present or former directors, officers or employees; and

13.1.4

as soon as reasonably practicable following inception, written evidence of the Subrogation Waiver and written confirmation (including via e-mail) from the Buyer that the W&I Insurance Policy has been incepted is delivered to each Investors Seller and the Management Sellers’ Representative.

13.2

Subject to the inception by the Buyer or any member of the Buyer’s Group of a W&I Insurance Policy, the Buyer undertakes to the Sellers that it will not (i) novate, or otherwise assign, its rights with respect to the Subrogation Waiver; (ii) knowingly do anything which causes the Subrogation Waiver not to have full force and effect in accordance with its terms; or (iii) enter into any other arrangement that might be reasonably likely to have the effect of conferring any rights of subrogation against any of the Sellers.

13.3	Any W&I Insurance Premium shall be solely for the Buyer’s account and the Sellers shall have no liability in respect thereof.

13.4

The Buyer acknowledges and agrees that the Buyer or any other member of the Buyer’s Group who procures the inception of a W&I Insurance Policy shall be fully liable for any retention amount under the W&I Insurance Policy and the Seller shall not be liable for any such amount.

14.	NOMINEE

14.1

It is acknowledged that the Nominee enters into this Deed in its capacity as nominee for the B Share Management Sellers and, without prejudice to the provisions of paragraph 1 of this Schedule 3, its aggregate total liability under the Transaction Documents where acting in this capacity, shall be limited to the value of the assets held on behalf of that B Share Management Seller.

14.2

It is acknowledged that the obligations or liabilities that may arise under or in connection with this Deed shall not impose any personal liability upon the Nominee, its officers or employees or the respective heirs, successors, personal representatives and estates of the Nominee and each of their officers and employees.

SCHEDULE 4

BUYER WARRANTIES

1.	Each of the Buyer and the Buyer Guarantor are validly incorporated, or organised (as applicable), in existence and duly registered under the laws of their country of incorporation or organisation.

2.

Save as otherwise set out in this Deed, each of the Buyer and the Buyer Guarantor has the power and authority required, and has obtained or satisfied all corporate or regulatory approvals or other conditions necessary, to enter into this Deed and each of the Transaction Documents to which it is a party and, subject to satisfaction of the Conditions, to perform fully its obligations under this Deed and the Transaction Documents to which it is a party in accordance with their respective terms.

3.

The entry into, and the implementation of the transactions contemplated by, this Deed and each of the Transaction Documents by each of the Buyer and the Buyer Guarantor will not (i) result in a violation or breach of any provision of their respective constitutional documents, or (ii) result in a breach of, or give rise to a default under, any contract or other instrument to which the Buyer or the Buyer Guarantor (as applicable) is a party or by which it is bound and which would have a material adverse effect on the ability of the Buyer or the Buyer Guarantor (as applicable) to perform fully its obligations under this Deed and the Transaction Documents to which it is a party, or (iii) conflict with or result in a breach of any Law or of any order, judgment or decree of any Governmental Authority to which it is party or by which it is bound.

4.

Save as set out in Clause 3.1 or Part B of Schedule 1, all or any consents, permissions, approvals, notices and agreements of third parties (including Governmental Authorities) which are necessary for the Buyer or the Buyer Guarantor to obtain in order to enter into and perform its obligations under this Deed and the Transaction Documents in accordance with their respective terms have been unconditionally obtained or made in writing by the Buyer or the Buyer Guarantor (as applicable).

5.

This Deed and each of the Transaction Documents to be entered into by each of the Buyer and the Buyer Guarantor constitute valid and legally binding obligations of the Buyer and the Buyer Guarantor (as applicable) enforceable in accordance with their respective terms.

6.	The Buyer is acquiring the entire legal title to and beneficial interest in the Shares for itself alone and not (in whole or in part) as agent, trustee or nominee for any other person.

7.	No Insolvency Proceedings have commenced in relation to the Buyer or the Buyer Guarantor.

8.	No order has been made and no resolution has been passed for the winding up of the Buyer or the Buyer Guarantor and no petition has been presented and no meeting has been convened for such purpose.

9.

At Completion, there will be available to the Buyer, on an immediate basis and subject only to Completion taking place, the necessary Funds to meet its obligations under the Transaction Documents as they arise, including pursuant to Clause 4 of this Deed and all fees and expenses payable in connection with the transaction contemplated in this Deed.

10.

The Buyer’s obligation to consummate the transaction contemplated by this Deed and the Transaction Document is not contingent upon the Buyer or any of its Affiliates obtaining any third party financing.

SCHEDULE 5

COMPLETION STATEMENT AND ACCOUNTING POLICIES

PART A

ACCOUNTING POLICIES

[Redacted.]

PART B

FORM OF COMPLETION TNAV STATEMENT

[Redacted.]

SCHEDULE 6

VOTING POWER OF ATTORNEY

[Redacted.]

SCHEDULE 7

CONDUCT OF BUSINESS PENDING COMPLETION

1.	RESTRICTIONS ON THE GROUP

1.1

Subject always to paragraph 2 of this Schedule 7, during the period commencing on the date of this Deed and ending on (and including) the Completion Date, each Seller shall procure that each member of the Group, in all material respects carries on its business (including the business of the Syndicate) in a manner which is consistent with the practice of the previous 12 months (including in respect of compliance with claims policies, reserving policies and applicable Law) and the Business Plan then in effect.

1.2

Subject always to paragraph 2 of this Schedule 7, during the period commencing on the date of this Deed and ending on (and including) the Completion Date, each Seller shall procure that, without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed, no member of the Group shall:

1.2.1

make any material change in the nature or organisation of its business (including any discontinuance or cessation of the operation of its business, whether commencing or closing lines of business or otherwise) which would materially affect any of the members of the Group;

1.2.2	create, allot or issue any shares or agree, arrange or undertake to do any of those things other than to a member of the Group, or make any other change or alteration to its share capital;

1.2.3	alter in a material way any of its constitutional documents, including the articles of association, or any material committee, governance, compliance or similar policy or charter;

1.2.4	give or agree to give any option, right to acquire or call (whether by conversion, subscription or otherwise) in respect of any of the Shares;

1.2.5

acquire or agree to acquire any interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

1.2.6	waive any amount owed to any member of the Group by the Sellers or any Affiliate of the Sellers (other than any member of the Group);

1.2.7

acquire or dispose of, or agree to acquire or dispose of, any material assets, businesses or undertakings or any material revenues or assume or incur, or agree to assume or incur, any material liability, obligation or expense otherwise than in the ordinary course of business (including syndicate reinsurance in the ordinary course of business) or for acquisitions of investment assets;

1.2.8

subject to paragraph 2.1.7 of this Schedule 7, declare, make or pay any dividend or other distribution, provided that the Group shall not be permitted to contact any Governmental Authority to request special dispensation in relation to any applicable Laws, regulation or published (or otherwise publicly announced) advice, directions or rules from any Governmental Authority in relation to any such dividend or distribution without the prior written consent of the Buyer;

1.2.9	create any borrowings or other indebtedness for borrowed money otherwise than pursuant to ordinary course financing, reinsurance or retrocession arrangement;

1.2.10	enter into any transaction with any person otherwise than at arm’s length;

1.2.11

make any proposal for the winding up or liquidation, or authorise or undertake a merger, dissolution, rehabilitation, consolidation, restructuring, recapitalisation or other reorganisation or otherwise initiate any Insolvency Proceedings;

1.2.12	commence, compromise or settle any material litigation or arbitration proceedings but excluding settlement of ordinary course insurance, reinsurance and/or retrocession claims;

1.2.13

make any material change to its method of accounting, any audit practices, or change its accounting date, other than any change required by Law, applicable accounting regulations or any change implemented to comply with generally accepted accounting practice;

1.2.14	file an amended return for Tax purposes or make an amendment to any other document, election, claim or surrender relating to Tax which has been submitted to or filed with a Tax Authority;

1.2.15	settle or otherwise compromise any enquiry or dispute with a Tax Authority or change its Tax residence;

1.2.16

file a material return for Tax purposes inconsistent with past practice or change its Tax reporting or payment policy (other than, in each case, insofar as required by Law, applicable accounting regulations or to comply with generally accepted accounting practice);

1.2.17

file any return, clearance or ruling application or other document to HM Revenue & Customs in respect of the LB Cell or correspond, discuss or otherwise engage with HM Revenue & Customs in respect of the LB Cell;

1.2.18	make or revoke any material US Tax election or change any entity classification for US federal income tax purposes;

1.2.19

redeem or purchase any shares or reduce its issued share capital, or any uncalled or unpaid liability in respect thereof, or any capital redemption reserve, share premium account or other reserve that is not freely distributable;

1.2.20

enter into or make any material amendment to any Material Contract, excluding for these purposes the renewal of or amendments to the L/C Facility Agreement (including any change in the amount of the facility) in each case in accordance with Clause 6.5, or the entry into or amendments to any Material Reinsurance Contracts or any outwards reinsurance agreements which are between any member of the Group (whether as a member of the Syndicates or otherwise) and a reinsurer undertaken in the ordinary course of business;

1.2.21

carry out the underwriting or reinsurance for and on behalf of the Members of the Syndicates other than in accordance with the then current Business Plan for the Syndicate save to the extent that such variations would not require Lloyd’s to agree to a variation to such plan;

1.2.22

save to the extent required by applicable Law, make any material change to policies relating to regulatory capital, liquidity, capital management, investment and/or reserving of any member of the Group, including the Syndicate;

1.2.23

make any material amendments to the investment strategy of the Group (including in relation to the management of the FAL and the Premium Trust Fund assets) that would materially increase the risk profile of the Group as at the date of this Deed;

1.2.24	enter into any inter-syndicate loans or borrowings on behalf of the Syndicate or permit the Syndicate to enter into any new borrowings or facilities with any person;

1.2.25	other than as expressly contemplated by Clause 6.5:

(a)	terminate the L/C Facility Agreement, the L/C Facility Extension Documents or any other Finance Document (as defined in the L/C Facility Agreement); or

(b)	cancel any commitments under the L/C Facility Agreement, the L/C Facility Extension Documents or any other Finance Document (as defined in the L/C Facility Agreement);

1.2.26

agree to any compromise or settlement of any enforcement action pursued by any Governmental Authority in relation to the business of any member of the Group or against any directors, officers or employees of the Group (in their capacity as directors, officers, employees of any member of the Group);

1.2.27

surrender, vary, limit, allow to lapse, or submit a new application for any regulatory licence or permission other than a regulatory licence or permission that is de minimis to the business of the Group and/or required in the ordinary course of business to allow the Group to continue to operate the Group in a manner consistent with how it operated in the previous 12 months; or

1.2.28

remove or amend any remuneration (including salary, pension entitlements, bonuses, commissions and benefits in kind), or materially vary the terms of employment or engagement of any director, officer or Senior Employee, except to the extent that any such amendments or variations are (i) required by applicable Law, or (ii) in the ordinary course of business and consistent with past practice of the previous 12 months;

1.2.29

terminate the employment or engagement of any director, officer or Senior Employee, except in circumstances where the relevant Group Company would be entitled to terminate such employment or engagement without notice or payment in lieu of notice in accordance with the individual’s contract of employment or engagement;

1.2.30

(a) permit the exercise of a LTIP Option or an All-In Option granted under the Share Option Plan, otherwise than by a good leaver (as described in Rule 10.1 of the Share Option Plan) and only to the extent that such option is settled in cash on the date of termination of such optionholder’s employment pursuant to Rules 8 and 10.1 of such Share Option Plan; nor (b) subject to Clause 1.2.30(a), otherwise exercise any discretion under the Share Option Plan;

1.2.31

make any bonus determination in relation to the Company’s short term incentive plan, other than in accordance with past practice or pay any bonus in excess of what has been accrued in the Completion TNAV in relation to such bonus (which will be no more than the sum of 125 per cent. of each target bonus);

1.2.32

discontinue or amend in any material respect, or establish, any pension or employment benefits scheme (including any long term incentive plan, equity incentive scheme or bonus plan) or commence winding up or termination of any such scheme or cause any such scheme to cease to admit new members or communicate to Employees a plan, proposal or intention to discontinue, amend, wind up, terminate or cease to admit new members;

1.2.33

take or fail to take any action which would be reasonably likely to result in the termination, revocation, suspension, modification or non-renewal of any material licence or consent held by any Group Company and issued or granted by a Governmental Authority; or

1.2.34	establish or incorporate any new subsidiary of any Group Company; and

1.2.35	agree, conditionally or otherwise, to do any of the foregoing.

2.	PERMITTED ACTIVITIES

2.1	The provisions of paragraph 1 of this Schedule 7 do not apply in respect of and shall not operate to restrict or prevent:

2.1.1

any act or omission reasonably undertaken during or following a pandemic, epidemic, war or conflict in any country or region, emergency or disaster situation or imposition of sanctions with the intention of minimising any adverse effect of such situation;

2.1.2	providing information to any government entity or Governmental Authority as required by applicable Law;

2.1.3	any matter expressly provided for or permitted by this Deed or any Transaction Document;

2.1.4	any payment or accrual made by or on behalf of any member of the Group to the extent provided, reserved or accrued for, referred to or reflected in the Group Accounts;

2.1.5

submission to Lloyd’s of the business plan(s) in respect of the Syndicate, and the making of any amendments to the business plan of the Syndicate required or requested by Lloyd’s prior to receiving Lloyd’s approval of such business plan (in each case in accordance with Clause 6.7);

2.1.6	any declaration, making of or paying of any dividend expressly permitted by this Deed;

2.1.7

any actions required to facilitate the declaration and payment of any Pre-Completion Dividend or Post-Completion Dividend (including reductions of capital, intercompany loans and any early release of FAL in accordance with the requirements of Lloyd’s), provided any such actions shall not prejudice or delay the transactions contemplated by this Deed in any material respect subject, in any case, to Clause 4.5.2(f) and 4.9;

2.1.8

providing or agreeing to provide a payment, benefit or other emolument (provided that any such payment, benefit or emolument shall either be (a) in the form of options granted subject to the terms of the Share Option Plan, equivalent to a non-material amount, or (b) in cash) to an Employee or consultant in accordance with (i) Clauses 5.2 and/or 5.3of this Deed; (ii) the Group’s past practice, or (iii) the Group’s ordinary course of business, provided in each case that the Buyer shall be consulted prior to the grant of any options subject to the terms of the Share Option Plan;

2.1.9

completing or performing any obligations undertaken pursuant to any contract, agreement or arrangement entered into prior to the date of this Deed or required by any Law, including entering into an agreement to surrender and completing the surrender of the lease of seventh floor, One Creechurch Place, London, EC3A 5AF;

2.1.10

any act or omission which is approved by or on behalf of the Buyer in writing, such approval not to be unreasonably withheld or delayed, provided that where the approval of the Buyer is expressly requested for the purposes of this paragraph 2.1.11 by the Sellers, such approval will be deemed to have been given unless the Buyer notifies each Investors Seller and the Management Sellers’ Representative in writing within five (5) Business Days of the relevant request that the Buyer does not approve the relevant act or omission;

2.1.11

any act or omission which is necessary in the reasonable opinion of an Investor Seller or the Management Sellers’ Representative in order to comply with any requirement of applicable Law (provided that, where advice of external counsel is obtained, such acts or omissions comply with such advice);

2.1.12

any action (or omission to act) which is reasonably required, recommended or advisable by law, court order, regulation or published (or otherwise publicly announced) advice, directions or rules from any Governmental Authority which has jurisdiction over an Investor Seller or its Affiliates, or any member of the Group (provided that, where advice of external counsel is obtained, such acts or omissions comply with such advice);

2.1.13	any fact, matter or circumstances that is set out in the Business Plan then in effect;

2.1.14	any act or omission in the ordinary course of business, including in respect of settlement of insurance, reinsurance and/or retrocession claims;

2.1.15	obtaining any reinsurance (including quota share and excess of loss) or adverse development cover in respect of the liabilities of any member of the Group in the ordinary course; and

2.1.16	any fact, matter or circumstance that is Disclosed to the Buyer in the Disclosure Letter or Data Room.

3.	LEAVER PROVISIONS

3.1

In the event that the legal and/or beneficial title in any of the B Ordinary Shares is transferred as a result of the Leaver Provisions following the date of this Deed and prior to Completion (the operation of which shall not, for the avoidance of doubt, require any consent from the Buyer):

3.1.1

the legal and/or beneficial title (as applicable) to such B Ordinary Shares shall be transferred in accordance with the applicable Leaver Provisions and on the condition that the transferee of such B Ordinary Shares shall sell such B Ordinary Shares to the Buyer and assume the obligations of the relevant transferor pursuant to this Deed and the relevant provisions of this Deed shall be deemed updated mutatis mutandis, provided that any such transfer shall be conditional upon the transferee executing a Deed of Adherence, unless they are already a party to this Deed; and

the Completion Statement (if already in issue) shall be amended and redelivered to the Buyer by the Investor Sellers to reflect such transfer and the Completion Statement as amended and redelivered shall then constitute the Completion Statement for the purposes of this Deed.

SCHEDULE 8

ALLOCATION OF CONSIDERATION

PART A

ALLOCATION OF CONSIDERATION AMONG A SHARE SELLERS

[Redacted.]

PART B

ALLOCATION OF CONSIDERATION AMONG B SHARE MANAGEMENT SELLERS

[Redacted.]

SCHEDULE 9

MANAGEMENT ROLLOVER TABLES

[Redacted.]

SCHEDULE 10

RESTRICTED PERIOD

[Redacted.]

SCHEDULE 11

DETAILS OF THE GROUP ENTITIES

PART A

COMPANY, SUBSIDIARIES AND LB CELL

[Redacted.]

PART B

OTHER ENTITIES

[Redacted.]

EXECUTED AND DELIVERED by the parties as a Deed

EXECUTED as a DEED by CASUALTY HOLDING LIMITED

acting by

/s/ Peter Jurdjevic
Name: Peter Jurdjevic
Director

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
CDP INVESTISSEMENTS INC.	)

acting by	)

/s/ Bruno Carbonaro
Authorised Signatory

)
)
)
/s/ Philippe Trépanier
Authorised Signatory

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by INS-UK PREMIUM S.à r.l.

acting by

/s/ Andrea Smekalova
Name: Andrea Smekalova
Manager A

/s/ Jean Philippe MERSY
Name: Jean Philippe MERSY
Manager B

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by BRIDGE (CAYMAN) HOLDINGS LTD. acting by Sally Rocker, a director and authorised signatory being a person who, in accordance with the Laws of the territory in which the company is incorporated is acting under the authority of the company	) ) ) )
	) ) ) )	/s/ Sally Rocker
Director and authorised signatory

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by CAVELLO BAY REINSURANCE LIMITED acting by Robert Morgan	) ) )
/s/ Robert Morgan
Authorised Signatory

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by TRIDENT V, L.P.

By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Managing Director and Counsel

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by TRIDENT V PARALLEL FUND, L.P.

By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Managing Director and Counsel

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by TRIDENT V PROFESSIONALS FUND, L.P.

By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Managing Director and Counsel

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by DOWLING CAPITAL PARTNERS I, L.P.	) ) ) )
/s/ Vincent J. Dowling, Jr.
By: Dowling Capital I, LLC, its General Partner

/s/ Vincent J. Dowling, Jr.
By: Dowling Capital SLP I, LLC, its Sole Member

/s/ Vincent J. Dowling, Jr.
By: Vincent J. Dowling, Jr.
Title: Managing Director

In the presence of:

Name of witness:   [Redacted.]

Signature of witness: /s/ [Redacted.]

Address:      [Redacted.]

Occupation:     [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by CAPITAL CITY PARTNERS LLC on being signed by Vincent J. Dowling, Jr. Managing Director	) ) ) )	/s/ Vincent J. Dowling, Jr.

In the presence of: Name of witness: [Redacted.] Signature of witness:/s/ [Redacted.] Address: [Redacted.] Occupation: [Redacted.]	) )

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by GEORGE STRATTS	) )	/s/ George Stratts

In the presence of:

/s/ [Redacted.] Signature of witness

[Redacted.] Name of witness

[Redacted.] Address of witness

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by RICHARD WATSON	) )	/s/ Richard Watson

In the presence of:

/s/ [Redacted.] Signature of witness

[Redacted.] Name of witness

[Redacted.] Address of witness

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by RUSSELL MERRETT	) )	/s/ Russell Merrett

In the presence of:

/s/ [Redacted.] Signature of witness

[Redacted.] Name of witness

[Redacted.] Address of witness

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by STUART BRIDGES	) )	/s/ Stuart Bridges

In the presence of:

/s/ [Redacted.] Signature of witness

[Redacted.] Name of witness

[Redacted.] Address of witness

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)

ZEDRA TRUST COMPANY (GUERNSEY) LIMITED in its capacity as nominee for the B Share Management Sellers	) ) ) )
acting by two authorised signatories	)

/s/ Simon Falla

Authorised Signatory: Simon Falla

/s/ Nicola Brown

Authorised Signatory: Nicola Brown

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by

ZEDRA TRUST COMPANY (GUERNSEY) LIMITED in its capacity as trustee of the Inigo Employee Benefit Trust acting by two authorised signatories

/s/ Simon Falla

Authorised Signatory: Simon Falla

/s/ Nicola Brown

Authorised Signatory: Nicola Brown

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	) )

/s/ Stuart Bridges

on behalf of ADAM ALVAREZ under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	) )

/s/ Stuart Bridges

on behalf of ADAM BROWN under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	) )

/s/ Stuart Bridges

on behalf of ALICE KAYE under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	) )

/s/ Stuart Bridges

on behalf of ALLIE TONNA under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of ALLIE TONNA under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of ANDREA AAKRE under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of CHRIS HILL under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of CHRIS WELLER under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of COLM BARRETT under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of CRAIG KNIGHTLEY under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of DAMIEN PUJADE-LAURAINE under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of DAMIEN SMITH under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of ED WHITWORTH under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of EDWARD WALLIS under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of EMMA MONTAGUE under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of ERDAL ATAKAN under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of FLAVIA LYONS under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of GREGORY BENSON under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of GUY BURROWS under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of HOWARD DAVIES under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of JAMES CREASY under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of JAMES FRYER under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of JAMES POWER under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of JANE BENNETT under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of MAEVE GRANT under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of MATTHEW ROLPH under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of NICK LAZARUS under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of NICOLA DODD under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of PAUL TALBOT under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of SILVANA HALILI under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of STEVE AGUTTER under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of TARNJEET KANG under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of TOM IELAPI under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of VANESSA HARTLEY under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of XAV JOHN under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of YERA PATEL under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by	)
)

/s/ Stuart Bridges

on behalf of YVES COLOMB under power of attorney

on being signed by

Stuart Bridges

In the presence of:

Name of witness: [Redacted.]

Signature of witness: /s/ [Redacted.]

Address: [Redacted.]

Occupation: [Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by		)
)
RADIAN US HOLDINGS INC.
)

on being signed by		)

/s/ Richard Thornberry

In the presence of:		)

Name of witness:	[Redacted.]	)

Signature of witness:	/s/ [Redacted.]

Address:	[Redacted.]

Occupation:	[Redacted.]

[Signature page – Share Purchase Deed]

EXECUTED as a DEED by		)
)
RADIAN GROUP INC.
)

on being signed by		)

/s/ Richard Thornberry

In the presence of:		)

Name of witness:	[Redacted.]	)

Signature of witness:	/s/ [Redacted.]

Address:	[Redacted.]

Occupation:	[Redacted.]

[Signature page – Share Purchase Deed]